     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 1998.

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            PARADIGM CONCEPTS, INC.
             (Exact name of registrant as specified in its charter)
                         ------------------------------

            DELAWARE                            7379                           04-3408450
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)     Classification Code Number)          Identification Number)

                            ------------------------

                                52 ROLAND STREET
                          BOSTON, MASSACHUSETTS 02129
                                 (617) 623-3100
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               JAMES E. CLAYPOOLE
                            CHIEF EXECUTIVE OFFICER
                            PARADIGM CONCEPTS, INC.
                                52 ROLAND STREET
                          BOSTON, MASSACHUSETTS 02129
                             (617) 623-3100 (PHONE)
                              (617) 623-5888 (FAX)
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                              COPIES TO:
      GEORGE P. STAMAS, ESQ.            LELAND E. HUTCHINSON, ESQ.
    WILMER, CUTLER & PICKERING           JOHN L. MACCARTHY, ESQ.
       2445 M STREET, N.W.                   WINSTON & STRAWN
      WASHINGTON, D.C. 20037                35 W. WACKER DRIVE
      (202) 663-6000 (PHONE)             CHICAGO, ILLINOIS 60601
       (202) 663-6363 (FAX)               (312) 558-5600 (PHONE)
                                           (312) 558-5700 (FAX)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as possible after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                            PROPOSED MAXIMUM
                                  TITLE OF SECURITIES                                          AGGREGATE            AMOUNT OF
                                    TO BE REGISTERED                                       OFFERING PRICE (1)   REGISTRATION FEE
Common Stock, par value $0.001 per share................................................      $50,000,000            $14,750

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED MARCH 6, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                            PARADIGM CONCEPTS, INC.

                                       SHARES

                                  COMMON STOCK
                               -----------------

    All of the shares of Common Stock offered hereby are being sold by Paradigm Concepts, Inc. ("Paradigm" or the "Company"). Prior to this offering, there has been no public market for the Common Stock of the Company. It is currently
estimated that the initial public offering price will be between $     and
$     per share. See "Underwriting" for information relating to the method of determining the initial public offering price. The Company has applied for
quotation on the Nasdaq National Market under the symbol    .
                            ------------------------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" COMMENCING ON PAGE 7.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
     THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
       THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                        UNDERWRITING
                                                                    PRICE TO           DISCOUNTS AND          PROCEEDS TO
                                                                     PUBLIC            COMMISSIONS(1)          COMPANY(2)
Per Share..................................................            $                     $                     $
Total (3)..................................................            $                     $                     $

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting offering expenses payable by the Company, estimated at
    $     .

(3) The Company has granted the Underwriters a 30-day option to purchase up to
    an additional    shares of Common Stock solely to cover over-allotments, if any. See "Underwriting." If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to
    Company will be $   , $   and $   , respectively.
                            ------------------------

    The Common Stock is offered by the Underwriters, as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of such shares will be made through the offices of BancAmerica Robertson Stephens, San Francisco,
California, on or about          , 1998.
BANCAMERICA ROBERTSON STEPHENS
            VOLPE BROWN WHELAN & COMPANY
                        FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

               The date of this Prospectus is             , 1998.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

    UNTIL            , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE SHARES OF COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
-----------------------------------------------------------------------------------------------------------
Prospectus Summary.........................................................................................           4
Risk Factors...............................................................................................           7
The Spin-Offs From U.S. Office Products....................................................................          14
Use of Proceeds............................................................................................          17
Dividend Policy............................................................................................          17
Dilution...................................................................................................          18
Capitalization.............................................................................................          19
Selected Financial Data....................................................................................          20
Management's Discussion and Analysis of Financial Condition and Results of Operations......................          22
Business...................................................................................................          29
Management.................................................................................................          38
Certain Relationships and Related Transactions.............................................................          44
Principal Stockholders.....................................................................................          45
Description of Capital Stock...............................................................................          46
Shares Eligible for Future Sale............................................................................          48
Underwriting...............................................................................................          49
Validity of Common Stock...................................................................................          50
Experts....................................................................................................          50
Additional Information.....................................................................................          51
Index to Unaudited Pro Forma Condensed Consolidated Financial Information, Financial Statements and
 Consolidated Financial Statements.........................................................................         F-1

                            ------------------------

    The Company intends to furnish to its stockholders annual reports containing audited consolidated financial statements examined by its independent public accountants and quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

    IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS (AND SELLING GROUP MEMBERS) MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMPANY'S COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION, INCLUDING "RISK FACTORS" AND THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND NOTES THERETO, THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY AND THE NOTES THERETO, AND THE FINANCIAL STATEMENTS OF CERTAIN COMPANIES ACQUIRED BY THE COMPANY AND THE NOTES THERETO, APPEARING ELSEWHERE IN THE PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. WHEN USED HEREIN, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS" AND "BUSINESS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES: (I) CONSUMMATION OF THE TRANSACTIONS DESCRIBED UNDER "THE SPIN-OFFS FROM U.S. OFFICE PRODUCTS;" (II) AN INITIAL
PUBLIC OFFERING PRICE OF $    PER SHARE OF COMMON STOCK (REPRESENTING THE
MIDPOINT OF THE PRICE RANGE); (III) THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION WILL NOT BE EXERCISED. SEE "THE SPIN-OFFS FROM U.S. OFFICE PRODUCTS." AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS "PARADIGM" AND THE "COMPANY" REFER TO PARADIGM CONCEPTS, INC. AND INCLUDE PARADIGM CONCEPTS, INC. AND ALL OF ITS SUBSIDIARIES AND THEIR RESPECTIVE PREDECESSORS AND SUBSIDIARIES.

                                  THE COMPANY

    Paradigm is a single-source provider of a broad range of Information Technology ("IT") business solutions. Paradigm currently consists of ten companies who have been in business for an average of over 15 years, with a history of superior client service. These companies offer complementary IT solutions, which allow Paradigm to be a "one-stop" IT solutions provider in the Northeast region of the United States, while providing personalized services to its clients on a regional and local basis. Paradigm's clients include middle market and Fortune 1000 companies in a wide range of industries (including communications, health care, financial services, government, manufacturing, pharmaceuticals, professional services, and technology). In 1997, Paradigm, which employs over 1,000 people (approximately 65% of whom are technical professionals), provided services to over 2,000 customers. For the fiscal year ended April 26, 1997, Paradigm had pro forma revenues of $228.9 million and pro forma net income of $10.7 million.

    Paradigm was initially formed in October 1996 with the acquisition of Bay State Computer Group ("Bay State") by U.S. Office Products. Since that time, under the leadership of Paradigm's current Chief Executive Officer, James E. Claypoole, nine complementary regional IT solutions companies have been acquired. These companies are: (i) Aztec International ("Aztec"); (ii) Compel Corporation ("Compel"); (iii) Digital Network Associates, Inc. ("Digital Network Associates"); (iv) Entra Computer Corp. ("Entra"); (v) Fortran Corp. ("Fortran"); (vi) Mahon Communications Corporation ("Mahon"); (vii) Office Equipment Service, Inc. ("Office Equipment Service"); (viii) Professional Computer Solutions, Inc. ("Professional Computer Solutions"); and (ix) Professional Network Services, Inc. ("Professional Network Services"). The Company intends to continue to pursue growth through targeted strategic acquisitions.

    Paradigm's broad range of complementary IT business solutions includes: (i) consulting and engineering services; (ii) systems and network design and implementation services; (iii) software development and implementation services;
(iv) IT support and operational services; and (v) telephony design and integration services. Paradigm is currently providing this broad range of services in the Northeast region of the United States, and certain of these services in the other regions of the United States. Paradigm intends to extend its comprehensive services offerings to the other regions of the United States. Paradigm is dedicated to delivering IT services and support for all the major technology needs of its clients, which include a variety of operating systems (NT, Unix, VMS, Netware, SunOS, Digital Open VMS, and OS/2) on a variety of hardware platforms (Intel, Sun, HP, and Digital). In addition, Paradigm supports its clients' hardware and software needs related to the World Wide Web and high-end telephony services.

    With the rapid evolution of technology, the market for IT solutions has grown significantly. According to industry sources, the United States market for outsourced IT services is expected to grow from $13 billion in 1996 to approximately $24 billion in 2001. Although companies recognize the importance of IT services to their business, they are often unable to keep pace with the rate of technological change without outsourcing their IT needs. This trend towards outsourcing has been compounded by the scarcity of technical professionals in the United States, and has driven the growth of the outsourced IT solutions industry.

    Paradigm's objective is to service its clients' strategic business needs by becoming their sole IT solutions provider. Paradigm intends to grow through a combination of targeted strategic acquisitions and internal growth. Paradigm's acquisition strategy is to extend its range of services to the regions outside of the Northeast by acquiring existing, profitable businesses, rather than start-up operations. Paradigm's internal growth strategies include (i) capitalizing on existing cross-selling opportunities and (ii) expanding its IT solutions offerings. Paradigm plans to encourage and manage cross-selling through a Company-developed proprietary software communication tool that will permit it to review and manage sales leads generated at any level of Paradigm's operations, reinforced by compensation incentives.

                          THE TECHNOLOGY DISTRIBUTION

    Prior to the completion of this Offering, all of the     shares of Paradigm
Common Stock owned by U.S. Office Products will be distributed to the stockholders of U.S. Office Products in a spin-off (the "Technology Distribution"). U.S. Office Products is spinning off Paradigm as part of a strategic restructuring plan (the "Strategic Restructuring Plan") in which U.S. Office Products is spinning off the shares of four companies, including Paradigm (the "Spin-Off Companies") that will conduct U.S. Office Products' current print management, technology solutions, educational supplies and corporate travel services businesses. (The spin-offs are collectively referred to as the "Distributions.") See "The Spin-Offs From U.S. Office Products."

                                  THE OFFERING

Common Stock offered by Paradigm.......................  shares(1)
Common Stock to be outstanding after this Offering.....  shares(1)(2)
Use of proceeds........................................  To fund future acquisitions, and for general corporate purposes. See
                                                         "Use of Proceeds."
Nasdaq National Market Symbol..........................

------------------------

(1) Excludes     shares of Common Stock subject to the Underwriters'
    over-allotment option.

(2) Excludes     shares of Common Stock subject to options exercisable as of
                , 1998.

                           SUMMARY FINANCIAL DATA (1)
                     (In thousands, except per share data)

                                                                     FISCAL YEAR ENDED
                                                                                                    SIX MONTHS ENDED
                                                                         APRIL 26,        -------------------------------------
                                                                    --------------------                                PRO
                               FISCAL YEAR ENDED MARCH 31,                        PRO                                  FORMA
                        ------------------------------------------               FORMA    OCTOBER 26,  OCTOBER 25,  OCTOBER 26,
                          1993       1994       1995       1996       1997     1997 (2)      1996         1997       1996 (2)
                        ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------  -----------
STATEMENT OF INCOME
  DATA:
Revenues..............  $  46,152  $  58,979  $  88,999  $ 114,055  $ 136,278  $ 228,912   $  66,161    $  79,605    $ 113,600
Cost of revenues......     34,121     43,630     65,858     84,113    102,129    169,150      50,571       60,840       84,818
                        ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------  -----------
Gross profit..........     12,031     15,349     23,141     29,942     34,149     59,762      15,590       18,765       28,782
Selling, general and
  administrative
  expenses............     10,139     11,218     14,942     20,510     21,525     40,848      10,011       12,329       19,332
Non-recurring
  acquisition costs...                                                  2,274                  1,105
                        ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------  -----------
Operating income......      1,892      4,131      8,199      9,432     10,350     18,914       4,474        6,436        9,450
Interest expense......        412        297        331        420        324        400         226           50          200
Interest income.......        (75)       (54)      (118)      (416)      (168)                  (128)        (267)
Other (income)
  expense.............        (77)       (75)      (111)      (964)       (53)      (579)        (58)          11         (329)
                        ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------  -----------
Income before
  provision for income
  taxes...............      1,632      3,963      8,097     10,392     10,247     19,093       4,434        6,642        9,579
Provision for income
  taxes (3)...........        210        232        401        750      3,524      8,401         502        2,657        4,215
                        ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------  -----------
Net income............  $   1,422  $   3,731  $   7,696  $   9,642  $   6,723  $  10,692   $   3,932    $   3,985    $   5,364
                        ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------  -----------
                        ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------  -----------
Pro forma net income
  per share...........                                                         $    0.11                             $    0.06
                                                                               ---------                            -----------
                                                                               ---------                            -----------
Weighted average
  shares outstanding
  (4).................                                                            95,963                                95,963

OTHER DATA:

  EBITDA..............

                            PRO
                           FORMA
                        OCTOBER 25,
                         1997 (2)
                        -----------
STATEMENT OF INCOME
  DATA:
Revenues..............   $ 128,167
Cost of revenues......      94,576
                        -----------
Gross profit..........      33,591
Selling, general and
  administrative
  expenses............      21,450
Non-recurring
  acquisition costs...
                        -----------
Operating income......      12,141
Interest expense......         200
Interest income.......
Other (income)
  expense.............        (226)
                        -----------
Income before
  provision for income
  taxes...............      12,167
Provision for income
  taxes (3)...........       5,353
                        -----------
Net income............   $   6,814
                        -----------
                        -----------
Pro forma net income
  per share...........   $    0.07
                        -----------
                        -----------
Weighted average
  shares outstanding
  (4).................      95,963
OTHER DATA:
  EBITDA..............

                                                                                                   OCTOBER 25, 1997
                                                                                               ------------------------
                                              MARCH 31,
                                  ---------------------------------   APRIL 30,    APRIL 26,
                                    1993        1994        1995        1996         1997       ACTUAL    PRO FORMA (5)
                                  ---------  -----------  ---------  -----------  -----------  ---------  -------------
BALANCE SHEET DATA:
Working capital.................  $   4,253   $   5,623   $  10,669   $   8,664    $  13,268   $  29,535    $  18,157
Total assets....................     14,890      16,423      28,106      33,945       37,311     137,901      126,523
Long-term debt, less current
  portion.......................        461         461       1,524         799          167       1,527        3,694
Long-term payable to U.S. Office
  Products......................                                                       4,786       7,224
Stockholder's equity............      5,382       6,745      11,062      10,497       11,626      87,532       81,211

                                    PRO FORMA
                                   AS ADJUSTED
                                       (6)
                                  --------------
BALANCE SHEET DATA:
Working capital.................    $
Total assets....................
Long-term debt, less current
  portion.......................
Long-term payable to U.S. Office
  Products......................
Stockholder's equity............

------------------------
(1) The historical financial information of the businesses that were acquired in business combinations accounted for under the pooling-of-interests method (the "Pooled Companies") have been combined on a historical cost basis in accordance with generally accepted accounting principles ("GAAP") to present this financial data as if the Pooled Companies had always been members of the same operating group. The financial information of the businesses acquired in the business combinations accounted for under the purchase method (the "Purchased Companies") is included from the dates of their respective acquisitions. The pro forma financial data reflect acquisitions completed by Paradigm through March 5, 1998.
(2) Gives effect to the Technology Distribution and the purchase acquisitions completed by Paradigm since May 1, 1996 as if all such transactions had been consummated on May 1, 1996. The pro forma statement of income data are not necessarily indicative of the operating results that would have been achieved had these events actually then occurred and should not be construed as representative of future operating results.
(3) Certain Pooled Companies were organized as subchapter S corporations prior to the closing of their acquisitions by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. Accordingly, the specific Pooled Companies provided no federal income tax expense prior to these acquisitions by the Company.
(4) For calculation of the pro forma weighted average shares outstanding for the fiscal year ended April 26, 1997 and for the six months ended October 25, 1997 and October 26, 1996, see Note 2(h) of Notes to Pro Forma Combined Financial Statements included herein.
(5) Gives effect to the Technology Distribution as if it had been made on October 25, 1997. The pro forma balance sheet data are not necessarily indicative of the financial position that would have been achieved had the Technology Distribution actually then occurred and should not be construed as representative of future financial position.
(6) Adjusted to give effect to the sale by the Company of    shares of Common
    Stock offered hereby at the assumed initial public offering price and the anticipated application of the estimated net proceeds therefrom. See "Use of Proceeds."

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING SHARES OF THE COMMON STOCK OFFERED HEREBY (THE "OFFERING").

POTENTIAL VOLATILITY OF STOCK PRICE, RISKS ASSOCIATED WITH SHARES ELIGIBLE FOR
  IMMEDIATE SALE

    As a result of the Technology Distribution, stockholders of U.S. Office
Products are acquiring     shares of Paradigm Common Stock that are freely
tradeable at the time of this Offering without restrictions or further registration under the Securities Act of 1933, as amended (the "Securities Act"), except that any shares held by "affiliates" of Paradigm within the meaning of the Securities Act will be subject to the resale limitations of Rule 144 promulgated under the Securities Act ("Rule 144"). Because the Technology Distribution is being made to existing shareholders of U.S. Office Products, who have not made an affirmative decision to invest in Paradigm Common Stock, there can be no assurance that some or all of those shareholders will not sell the shares of Paradigm Common Stock into the market shortly after the Technology Distribution. In addition, U.S. Office Products is included in certain broad-based indices tracked by a number of investment companies and other institutional investors, and such investors can be expected to sell the shares of Paradigm Common Stock they receive in the Technology Distribution shortly thereafter. Until Paradigm Common Stock issued in the Technology Distribution is fully distributed, the price at which such stock trades may fluctuate significantly and may be higher or lower than the price that would be expected on a fully distributed issue.

    A "when-issued" trading market in the Common Stock may develop immediately upon the Distribution. Such trading could increase the volatility of, and adversely affect the market price of, the Common Stock.

    In addition, upon completion of this Offering and the Technology
Distribution, Paradigm will have outstanding (i)       shares of Paradigm Common
Stock and (ii) immediately exerciseable options to acquire approximately shares of Paradigm Common Stock (determined at the time of the Technology Distribution). The officers and directors of Paradigm who together hold shares of Paradigm Common Stock have not agreed not to sell, offer, make any short sale or otherwise dispose of or enter into any contract, arrangement or other commitment to sell or otherwise dispose of any Paradigm Common Stock without the prior written consent of BancAmerica Robertson Stephens for a period of 180 days from the date of this Prospectus (the "Lock-Up Agreements"). All the remaining shares will be freely tradeable immediately upon completion of this Offering or, in the case of options, upon vesting and exercise, except that shares held or acquired by affiliates of Paradigm will be subject to the resale limitations of Rule 144. Following this Offering and the Technology Distribution, in view of the large number of shares freely tradeable and available for immediate sale, the market for Paradigm Common Stock could be highly volatile and could adversely affect the trading price of the Common Stock.

ABSENCE OF HISTORY AS A STAND-ALONE COMPANY

    Paradigm is the product of the consolidation by U.S. Office Products of ten regional IT solutions companies. Paradigm has not heretofore operated as an independent entity. The operations of Paradigm as a stand-alone, consolidated entity may place significant demands on Paradigm's management, operational, and technical resources. Other than its Chief Executive Officer, James E. Claypoole, its recently-hired Chief Operating Officer, Ira Cohen, and the presidents of its nine other operating companies, Paradigm has not yet identified officers who will manage Paradigm's operations, although Paradigm intends to employ a Chief Financial Officer prior to the consummation of the Offering. Prior to the Technology Distribution, certain administrative functions relating to Paradigm's business (including some legal and accounting services) were handled by U.S. Office Products. Paradigm's future performance will depend on its ability to function as a stand-alone entity and on its ability to finance and manage expanding operations and to adapt its information systems to changes in its business. Paradigm's expenses may be higher than when it was a part of U.S. Office Products. Furthermore, the financial information included herein may not necessarily reflect what the operating results and financial condition would have been had Paradigm been a separate, stand-alone entity during the periods presented or be indicative of the future operating results and financial condition of Paradigm.

ATTRACTION AND RETENTION OF EMPLOYEES

    Paradigm's business involves the delivery of professional services and is labor intensive. Paradigm's success depends in large part on its ability to attract, develop, motivate, and retain technical professionals. Approximately 65% of Paradigm's employees are technical professionals. Qualified technical professionals are in great demand and are likely to remain a limited resource for the foreseeable future. There can be no assurance that Paradigm will be able to attract and retain sufficient numbers of technical professionals in the future. Paradigm has historically experienced turnover rates which it believes are consistent with industry norms. It is possible that the spin-off of Paradigm from U.S. Office Products could cause more employees to leave Paradigm. An increase in turnover rates could have a material adverse effect on Paradigm's business, including its ability to secure and complete engagements and obtain new business, which could have a material adverse effect on Paradigm's operating results and financial condition.

DEPENDENCE UPON ACQUISITIONS FOR FUTURE GROWTH

    One of Paradigm's strategies is to expand its revenues and the markets it serves through the acquisition of additional businesses. As with all companies using an acquisition strategy to expand revenues, there can be no assurance that suitable candidates can be identified, or, if suitable acquisition candidates are identified, that such acquisitions can be completed on acceptable terms. The pace of Paradigm's acquisition program may be adversely affected by these and other market factors, and may also be affected by the absence of U.S. Office Products' legal and accounting support for the acquisitions. In addition, Paradigm intends to use Paradigm Common Stock to pay for certain of its acquisitions. If the owners of potential acquisition candidates are not willing to receive shares of Paradigm Common Stock in exchange for their businesses, Paradigm's acquisition program could be adversely affected. Further, Paradigm is subject to limitations on the number of shares it can issue without jeopardizing the tax-free treatment of the Technology Distribution. See "Possible Limitations on Issuances of Common Stock," "-- Material Amount of Goodwill," and "Inability to Use Pooling-of-Interests Accounting."

RISKS RELATED TO INTEGRATION OF ACQUISITIONS

    Integration of acquisitions may involve a number of special risks that could have a material adverse effect on Paradigm's operations and financial performance, including: adverse short-term effects on its reported operating results (including restructuring charges associated with the acquisitions and other expenses associated with a change of control, non-recurring acquisition costs including accounting and legal fees, investment banking fees, amortization of acquired intangible assets, recognition of transaction-related obligations, and various other acquisition-related costs); diversion of management's attention; difficulties with retention, hiring and training of key personnel; and risks associated with unanticipated problems or legal liabilities. Although Paradigm will conduct due diligence and generally require representations, warranties and indemnifications from the former owners of acquired companies, there can be no assurance that such owners will have accurately represented the financial and operating conditions of their companies. If an acquired company's financial or operating results were misrepresented, or the acquired company otherwise fails to perform as anticipated, the acquisition could have a material adverse effect on the operating results and financial condition of Paradigm.

RISKS RELATED TO ACQUISITION FINANCING; ADDITIONAL DILUTION

    Paradigm currently intends to finance its future acquisitions by using shares of Paradigm Common Stock, cash, borrowed funds, or a combination thereof. If Paradigm Common Stock does not maintain a sufficient market value, if the price of Paradigm Common Stock is highly volatile, or if potential acquisition candidates are otherwise unwilling to accept Paradigm Common Stock as part of the consideration for the sale of their businesses, Paradigm may be required to use more of its cash resources or more borrowed funds in order to initiate and maintain its acquisition program. If Paradigm does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity offerings. Prior to the Technology Distribution, Paradigm was not responsible for obtaining external sources of funding. Paradigm is currently engaged in discussions with potential lenders toward obtaining a $200.0 million credit facility for a term of five years, to be used for working capital and acquisitions (the "Credit Facility"). There can be no assurance that Paradigm, as a stand-alone company, will be able to obtain such financing if and when it is needed or that any such financing will be available on terms it deems acceptable. If Paradigm does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity offerings.

    Upon completion of the Technology Distribution, Paradigm will have authorized but unissued and unreserved shares of Paradigm Common Stock, which (subject to the rules and regulations of Federal and state securities laws, applicable limits under U.S. Federal income tax laws and rules, and rules of the Nasdaq Stock Market) Paradigm will be able to issue in order to finance acquisitions without obtaining stockholder approval for such issuance. Existing stockholders may suffer dilution if Paradigm uses Paradigm Common Stock as consideration for future acquisitions. Moreover, the issuance of additional shares of Paradigm Common Stock may have a negative impact on earnings per share and may negatively impact the market price of Paradigm Common Stock.

RELIANCE ON KEY PERSONNEL

    Paradigm's operations depend on the continued efforts of James E. Claypoole, its Chief Executive Officer, Ira Cohen, its Chief Operating Officer, its operating company presidents, and the senior management of certain of its operating companies. Furthermore, Paradigm's operations will likely depend on the senior management of certain of the companies that it may acquire in the future. If any of these people becomes unable to continue in his or her present role, or if Paradigm is unable to attract and retain other skilled professionals, its business could be adversely affected. Paradigm has employment agreements with its Chief Executive Officer and its operating company presidents with initial terms ending in 1999-2000, and intends to enter into an employment agreement with its Chief Operating Officer. Thereafter, such agreements are generally terminable without cause on 30 days' notice by either Paradigm or the employee. In addition, Jonathan J. Ledecky will serve as a director of Paradigm and is expected to provide services to Paradigm after the Technology Distribution pursuant to an agreement entered into between Mr. Ledecky and U.S. Office Products that provides that Paradigm and the other Spin-Off Companies (as defined in "The Spin-Offs From U.S. Office Products") will succeed to certain rights of, and obligations under, such agreement following the Distributions (the "Ledecky Services Agreement"). See "Management--Director Compensation and Other Arrangements." Mr. Ledecky will also serve as a director of each of the other Spin-Off Companies, and is a director or an officer of two other public companies. Mr. Ledecky may be unable to devote substantial time to the activities of Paradigm.

VARIABILITY OF QUARTERLY OPERATING RESULTS

    The Company has experienced and may in the future continue to experience fluctuations in its quarterly operating results. Factors that may cause the Company's quarterly operating results to vary include the number of active client projects, the requirements of client projects, the termination of major client projects, the loss of major clients, the timing of new client engagements, and the timing of personnel cost increases. Certain of these factors may also affect the Company's personnel utilization rates which may cause further variation in quarterly operating results. The timing of revenues is difficult to forecast because the Company's sales cycle is relatively long and the Company's services are impacted by both the financial condition and management decisions of its clients and general economic conditions. Because a high percentage of the Company's expenses are relatively fixed at the beginning of any period and the Company's general policy is to not adjust its staffing levels based upon what it views as short-term circumstances, a variation in the timing of the initiation or the completion of client assignments, particularly at or near the end of any quarter, can cause significant variations in operating results from quarter to quarter and could result in losses for any particular period. In addition, many of the Company's engagements are, and may be in the future, terminable by its clients without penalty. A termination of a major project could require the Company to maintain under-utilized employees, resulting in a higher than expected percentage of unassigned professionals, or to terminate the employment of excess personnel. Due to all of the foregoing factors, there can be no assurance that the Company's results of operations will not be below the expectations of investors for any given fiscal period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RAPID TECHNOLOGICAL CHANGE

    As with all IT solutions companies, Paradigm's success will depend in part on its ability to develop IT solutions that keep pace with continuing changes in IT, evolving industry standards, and changing client preferences. There can be no assurance that Paradigm will be successful in adequately addressing these developments on a timely basis or that, if these developments are addressed, Paradigm will be successful in the marketplace. In addition, there can be no assurance that products or technologies developed by others will not render Paradigm's services uncompetitive or obsolete. Paradigm's failure to address these developments could have a material adverse effect on Paradigm's operating results and financial condition.

COMPETITION

    The IT solutions market includes a large number of participants, is subject to rapid changes, and is highly competitive. The Company competes with, and faces potential competition for client assignments and experienced personnel from, a number of companies that have significantly greater financial, technical and marketing resources, generate greater revenues, and have greater name recognition than does the Company. The Company believes that the principal competitive factors in the segment of the industry in which the Company competes include scope of services, service delivery approach, technical and industry expertise, perceived value, objectivity and results orientation. The Company believes that its ability to compete also depends in part on a number of competitive factors outside of its control, including the ability of its competitors to hire, retain and motivate senior managers, the price at which others offer comparable services and the extent of its competitors' responsiveness to customer needs. There can be no assurance that the Company will be able to compete successfully with its competitors in the future. See "Business--Competition."

ABSENCE OF PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

    Prior to the Technology Distribution and this Offering, it is anticipated that there may be no public market for the Common Stock, and there can be no assurance, that an active public market will develop for the Common Stock, or that the Common Stock will trade in the public market subsequent to the Offering at or above the initial public offering price. The initial public offering price of the Common Stock offered hereby will be determined through negotiations among the Company and the Underwriters and may not be indicative of the market price for the Common Stock after this Offering. See "Underwriting." The trading price of the Common Stock could be subject to wide fluctuations in response to variations in the Company's quarterly operating results, changes in earnings estimates by analysts, conditions in the Company's businesses, general market or economic conditions or other factors. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many emerging growth companies, often unrelated to the operating performance of the specific companies. Such market fluctuations could have a material adverse effect on the market price of the Common Stock.

POTENTIAL LIABILITY FOR TAXES RELATED TO THE DISTRIBUTIONS

    In connection with the Technology Distribution, Paradigm will enter into a tax allocation agreement with U.S. Office Products and the other Spin-Off Companies (the "Tax Allocation Agreement"), which will provide that Paradigm and the other Spin-Off Companies will jointly and severally indemnify U.S. Office Products for any losses associated with taxes related to the Distributions ("Distribution Taxes") if an action or omission (an "Adverse Tax Act") of any of the Spin-Off Companies materially contributes to a final determination that any or all of the Distributions are taxable. Paradigm will also enter into a tax indemnification agreement (the "Tax Indemnification Agreement") with the other Spin-Off Companies under which the Spin-Off Company that is responsible for the Adverse Tax Act will indemnify the other Spin-Off Companies for any liability to indemnify U.S. Office Products under the Tax Allocation Agreement. As a consequence, Paradigm will be liable for any Distribution Taxes resulting from any Adverse Tax Act by Paradigm and liable (subject to indemnification by the other Spin-Off Companies) for any Distribution Taxes resulting from an Adverse Tax Act by the other Spin-Off Companies. If there is a final determination that any or all of the Distributions are taxable and it is determined that there has not been an Adverse Tax Act by either U.S. Office Products or any of the Spin-Off Companies, U.S. Office Products and each of the Spin-Off Companies will be liable for its pro rata portion of the Distribution Taxes based on the value of each company's common stock after the Distributions. As a result, Paradigm could become liable for a pro rata portion of any Distribution Taxes with respect to not only the Technology Distribution but also any of the other Distributions. See "The Spin-Offs From U.S. Office Products--Tax Allocation Agreement and Tax Indemnification Agreement" for a detailed discussion of the Tax Allocation Agreement and Tax Indemnification Agreement.

POSSIBLE LIMITATIONS ON ISSUANCES OF COMMON STOCK

    U.S. Office Products has sought to structure the Technology Distribution to qualify as a tax-free spin-off under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"). Assuming the Technology Distribution qualifies as a tax-free spin-off and is not taxable under Section 355(e) of the Code, no gain or loss will be recognized by either U.S. Office Products or the holders of U.S. Office Products Common Stock (except with respect to cash received in lieu of fractional shares) solely as a result of the distribution or receipt of Paradigm Common Stock in connection with the Technology Distribution. As a result of certain U.S. federal income tax limitations under Section 355 of the Code, the amount of Company capital stock that can be issued in connection with the Technology Distribution without jeopardizing the tax-free treatment of the Technology Distribution may be limited to 20% of the amount of Company capital stock that would be issued and outstanding after giving effect to all such issuances, if such issuances are deemed to occur prior to the Technology Distribution. It is unclear whether stock in the Company that is acquired pursuant to immediately exercisable options counts toward this 20% limitation.

    Section 355(e) of the Code, which was added in 1997, provides generally that a company that distributes shares in a spin-off that is otherwise tax-free will incur material U.S. federal income tax if 50% or more, by vote or value, of the capital stock of the company making the spin-off or of the spun-off entity is acquired by one or more persons, acting pursuant to a plan or series of related transactions that includes the spin-off. Stock acquired by persons acting pursuant to a plan or arrangement, and stock acquired by certain related persons is aggregated in determining whether this 50% test is met. There is a rebuttable presumption that any acquisition occurring two years before or after the spin-off is pursuant to a plan that includes the spin-off. Such presumption may be rebutted by establishing that the spin-off and such acquisition are not pursuant to a plan or series of related transactions. As a result of the provisions of Section 355(e), there can be no assurance that issuances of stock by the Company, including issuances in connection with an acquisition of another business by the Company, will not create a tax liability for U.S. Office Products. The Company has entered into a Tax Allocation Agreement and Tax Indemnification Agreement pursuant to which the Company will be liable to U.S. Office Products and the other Spin-Off Companies if its actions result in a tax liability related to the spin-off. See "The Spin-Offs From U.S. Office Products--Tax Allocation Agreement and Tax Indemnification Agreement.

    These limitations could adversely affect the pace of the Company's acquisition program and its ability to issue Company Common Stock for other purposes, including equity offerings.

MATERIAL AMOUNT OF GOODWILL

    Approximately $62.2 million, or 49.2% of Paradigm's pro forma total assets as of October 25, 1997 represents goodwill. Goodwill represents the excess of cost over the fair market value of net assets acquired in business combinations accounted for under the purchase method of accounting. Paradigm currently amortizes goodwill on a straight line method over a period ranging from 25-40 years with the amount amortized in a particular period constituting a non-cash expense that reduces Paradigm's net income. Amortization of goodwill resulting from certain past acquisitions, and additional goodwill recorded in certain future acquisitions, may not be deductible for tax purposes. In addition, Paradigm will be required to periodically evaluate the recoverability of goodwill by reviewing the anticipated undiscounted future cash flows from the operations of the acquired companies and comparing such cash flows to the carrying value of the associated goodwill. If goodwill becomes impaired, Paradigm would be required to write down the carrying value of the goodwill and incur a related charge to its income. A reduction in net income resulting from the amortization or write down of goodwill could have a material and adverse impact upon the market price of Paradigm Common Stock.

INABILITY TO USE POOLING-OF-INTERESTS ACCOUNTING

    Generally accepted accounting principles require that an entity be autonomous for a period of two years before it is eligible to complete business combinations accounted for under the pooling-of-interests method. As a result of Paradigm being a wholly-owned subsidiary of U.S. Office Products prior to the Technology Distribution, Paradigm will be unable to satisfy this criterion for a period of two years following the Technology Distribution. Therefore, Paradigm will be precluded from completing business combinations accounted for under the pooling-of-interests method for a period of two years and any business combinations completed by Paradigm during such period will be accounted for under the purchase method resulting in the recording of goodwill.

CONSIDERATION FOR OPERATING COMPANIES EXCEEDS ASSET VALUE

    To date, the purchase prices of Paradigm's acquisitions have not been established by independent appraisals, but generally have been determined through arms'-length negotiations between Paradigm's management and representatives of such acquired companies. The consideration paid for each such company has been and will continue to be based primarily on the value of such company as a going concern and not on the value of the acquired assets. Valuations of acquired companies determined solely by appraisals of the acquired assets typically would have been less than the consideration paid for the companies. No assurance can be given that the future performance of such companies will be commensurate with the consideration paid. Paradigm does not expect to value future acquisitions on the basis of asset appraisals. Therefore, this risk will apply to future acquisitions as well.

INTELLECTUAL PROPERTY RIGHTS

    The success of certain operating companies within Paradigm is dependent in part on certain methodologies these companies use in designing, installing, and integrating computer software and systems and other proprietary intellectual property rights. These operating companies rely on a combination of nondisclosure and other contractual arrangements and trade secret, copyright, and trademark laws to protect their proprietary rights and the proprietary rights of third parties, enter into confidentiality agreements with their key employees, and limit distribution of proprietary information. There can be no assurance that the steps taken by these operating companies in this regard will be adequate to deter misappropriation of proprietary information or that these operating companies will be able to detect unauthorized use and take appropriate steps to enforce their intellectual property rights.

    Although Paradigm believes that its services do not infringe the intellectual property rights of others and that it has all rights necessary to utilize the intellectual property employed in its business, Paradigm is subject to the risk of claims alleging infringement of third-party intellectual property rights. Any such claims could require Paradigm to spend significant sums in litigation, pay damages, develop non-infringing intellectual property, or acquire licenses to the intellectual property that is the subject of an asserted infringement claim.

NO DIVIDENDS

    The Company has never paid any cash dividends and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. See "Dividend Policy."

DILUTION

    Purchasers of Common Stock in the Offering will sustain a substantial and
immediate dilution of $      per share, based on the assumed initial public
offering price. In addition, the exercise of outstanding stock options after this Offering could have a further dilutive effect. See "Dilution."

RISK OF LOSS FROM POSSIBLE FAILURE TO ACHIEVE YEAR 2000 COMPLIANCE

    Several of Paradigm's operating companies are using billing or other software that is not Year 2000 compliant. Paradigm has not quantified the costs of addressing its Year 2000 issues, but it believes that the necessary adaptations of these systems can be completed in the next 18 months, and that the costs of achieving compliance will not be material. If Paradigm is unable to make the necessary adaptations on a timely basis, or if the costs are greater than expected, the consequences of untimely resolution or the costs of complying could have an adverse impact on Paradigm's business or operations.

                    THE SPIN-OFFS FROM U.S. OFFICE PRODUCTS

OVERVIEW

    Prior to the Offering, Paradigm has been a wholly-owned subsidiary of U.S. Office Products. At the time of the Offering, Paradigm will hold all of the business and assets of, and will be responsible for substantially all of the liabilities associated with, U.S. Office Products Technology Solutions Division.
Prior to the completion of the Offering, all of the                 shares of
Paradigm Common Stock owned by U.S. Office Products will be distributed to the stockholders of U.S. Office Products in a spin-off. U.S. Office Products is spinning off Paradigm as part of a Strategic Restructuring Plan in which U.S. Office Products is spinning off the shares of the Spin-Off Companies that will conduct U.S. Office Products' current print management, technology solutions, educational supplies and corporate travel services businesses. At the same time as the Distributions, U.S. Office Products is repurchasing approximately 28% of its issued and outstanding common stock in a tender offer and is selling equity securities to an affiliate (the "Investor") of an investment fund managed by Clayton, Dubilier & Rice, Inc., which will give the Investor a 24.9% equity interest in U.S. Office Products (but no interest in the Spin-Off Companies).

    In connection with the Technology Distribution, Paradigm is entering into a series of agreements with U.S. Office Products and the other Spin-Off Companies to provide mechanisms for an orderly transition and to define certain relationships among Paradigm, U.S. Office Products and the other Spin-Off Companies after the Technology Distribution. These agreements are: a distribution agreement (the "Distribution Agreement") among Paradigm, U.S. Office Products and the other Spin-Off Companies: a tax allocation agreement (the "Tax Allocation Agreement") among Paradigm, U.S. Office Products and the other Spin-Off Companies; an employee benefits agreement (the "Employee Benefits Agreement") among Paradigm, U.S. Office Products and the other Spin-Off Companies; and a tax indemnification agreement (the "Tax Indemnification Agreement") among Paradigm and the other Spin-Off Companies.

    The terms of the Distribution Agreement, Tax Allocation Agreement, Tax Indemnification Agreement, and Employee Benefits Agreement have not yet been finally determined. Those terms will be agreed to while Paradigm is a wholly-owned subsidiary of U.S. Office Products. In addition, the agreement between U.S. Office Products and the Investor relating to the Investor's investment in U.S. Office Products (the "Investment Agreement") specifies certain terms of these agreements and provides that they are subject to the Investor's reasonable approval. Therefore, they will not be the result of arms'-length negotiations between independent parties.

    Although the terms of the Distribution Agreement, Tax Allocation Agreement, Tax Indemnification Agreement and Employee Benefits Agreement have not been finally determined, Paradigm currently expects that the terms will include those described below. There can be no assurance that the terms of the Distribution Agreement, Tax Allocation Agreement, Tax Indemnification Agreement, and Employee Benefits Agreement will not be less favorable to the stockholders of Paradigm than the terms set out below.

DISTRIBUTION AGREEMENT

    TRANSFER OF SUBSIDIARIES AND ASSETS. The Distribution Agreement is expected to provide for the transfer from U.S. Office Products to Paradigm of substantially all of the equity interests in the U.S. Office Products subsidiaries that are presently engaged in Paradigm's business as well as the transfer in certain instances of other assets related to the business of Paradigm. It is also expected to provide that the recovery on any claims under applicable acquisition agreements that U.S. Office Products may have against the persons who sold businesses to U.S. Office Products that will become part of Paradigm in connection with the Technology Distribution (the "Paradigm Acquisition Indemnity Claims") will be allocated among U.S. Office Products, Paradigm, and the other Spin-Off Companies under a formula to be determined. In addition, to the extent that Paradigm Acquisition Indemnity Claims are secured by the pledge of stock of U.S. Office Products, Paradigm, and the other Spin-Off Companies that are owned by persons who sold businesses to U.S. Office Products that will become part of Paradigm (and no previous claims have been made against such shares), the pledged shares will be used, subject to final resolution of the claim, to reimburse U.S. Office Products, Paradigm, and the other Spin-Off Companies for their respective damages and expenses in accordance with the relative allocation of recovery rights, which will be determined prior to the Technology Distribution.

    DEBT. The Distribution Agreement is expected to provide that Paradigm will have, at the time of the Technology Distribution, $5.0 million of debt plus the amount of any additional debt incurred after the date of the Investment Agreement by U.S. Office Products or Paradigm in connection with the acquisition of entities that will become subsidiaries of Paradigm in connection with the Distributions.

    ASSUMPTION OF LIABILITIES. The Distribution Agreement is expected to allocate and provide for the assumption of financial responsibility for certain liabilities (other than taxes and employee benefits matters, which will be governed by separate agreements) among U.S. Office Products, Paradigm and the other Spin-Off Companies. Paradigm will be responsible for (i) any liabilities arising out of or in connection with the businesses conducted by Paradigm and/or its subsidiaries, (ii) its liabilities under the Distribution Agreement, Tax Allocation Agreement, Employee Benefits Agreement, Tax Indemnification Agreement and related agreements, (iii) its liabilities for the debt described above, (iv) certain securities liabilities, and (v) any liabilities of U.S. Office Products relating to earn-out or bonus payments owed by U.S. Office Products in respect of Paradigm or its subsidiaries. In addition, the Distribution Agreement is expected to provide for sharing of certain liabilities among some or all of the parties. Each of U.S. Office Products, Paradigm and the other Spin-Off Companies will bear a portion, on a basis to be determined, of (i) any liabilities of U.S. Office Products under the securities laws arising from events prior to the Distributions (other than claims relating solely to a specific Spin-Off Company or relating specifically to the continuing businesses of U.S. Office Products),
(ii) U.S. Office Products' general corporate liabilities (other than debt, except for that specifically allocated to the Spin-Off Companies) incurred prior to the Distributions (I.E., liabilities not related to the conduct of a particular distributed or retained subsidiary's business), and (iii) transactions costs (including legal, accounting, investment banking and financial advisory) and other fees incurred by U.S. Office Products in connection with the Strategic Restructuring Plan. U.S. Office Products estimates that legal, financial advisory, investment banking, financing, accounting, printing, mailing, and other expenses (including the fees of U.S. Office Products' and the Spin-Off Companies' transfer agents) of the Strategic Restructuring Plan, including the Distributions, will total approximately
$         .

    The Distribution Agreement is expected to provide that each party will indemnify and hold all of the other parties harmless from any and all liabilities for which the former assumed liability under the Distribution Agreement. All indemnity payments will be subject to adjustment upward or downward to take account of tax costs or tax benefits as well as insurance proceeds. If there are any claims made under U.S. Office Products' existing insurance policies, the amount of any deductible or retention will be allocated by U.S. Office Products among the claimants in a fair and reasonable manner.

    OTHER PROVISIONS. The Distribution Agreement is expected to have other customary provisions including provisions relating to mutual release, access to information, witness services, confidentiality and alternative dispute resolution.

TAX ALLOCATION AGREEMENT AND TAX INDEMNIFICATION AGREEMENT

    The Tax Allocation Agreement will provide that each Spin-Off Company will be responsible for its respective share of U.S. Office Products' consolidated tax liability for the years that each such corporation was included in U.S. Office Products' consolidated U.S. federal income tax return. The Tax Allocation Agreement also will provide for sharing, where appropriate, of state, local and foreign taxes attributable to periods prior to the Distributions.

    The Tax Allocation Agreement will further provide that the Spin-Off Companies will jointly and severally indemnify U.S. Office Products for any Distribution Taxes assessed against U.S. Office Products if an Adverse Tax Act of any of the Spin-Off Companies materially contributes to a final determination that any or all of the Distributions are taxable. Paradigm will also enter into the Tax Indemnification Agreement with the other Spin-Off Companies under which the Spin-Off Company that is responsible for the Adverse Tax Act will indemnify the other Spin-Off Companies for any liability to U.S. Office Products under the Tax Allocation Agreement. As a consequence, Paradigm will be liable for any Distribution Taxes resulting from any Adverse Tax Act by Paradigm and liable (subject to indemnification by the other Spin-Off Companies) for any Distribution Taxes resulting from an Adverse Tax Act by the other Spin-Off Companies. If there is a final determination that any or all of the Distributions are taxable and it is determined that there has not been an Adverse Tax Act by either U.S. Office Products or any of the Spin-Off Companies, each of U.S. Office Products and the Spin-Off Companies will be liable for its pro rata portion of such Distribution Taxes based on the value of each company's common stock after the Distributions. As a result, Paradigm could become liable for a pro rata portion of any Distribution Taxes with respect to not only the Technology Distribution but also any of the other Distributions.

    U.S. Office Products and the Company will receive an opinion of Wilmer, Cutler & Pickering, counsel to U.S. Office Products and the Company, that for U.S. federal income tax purposes the Technology Distribution should qualify as a tax-free spin-off under Section 355 of the Code, and should not be taxable under
Section 355(e) of the Code. The opinion of counsel will be based on certain assumptions and the accuracy of factual representations made by U.S. Office Products and Paradigm. Neither U.S. Office Products nor Paradigm is aware of any present facts or circumstances which should cause such representations and assumptions to be untrue. However, the opinion of counsel is not binding on either the IRS or the courts. A ruling has not been, and will not be, sought from the IRS with respect to the U.S. federal income tax consequences of the Technology Distribution and it is possible that the IRS may take the position that the Technology Distribution does not qualify as a tax-free spin-off or is taxable under Section 355(e).

EMPLOYEE BENEFITS AGREEMENT

    In connection with the Distributions, U.S. Office Products expects to enter into the Employee Benefits Agreement with Paradigm and the other Spin-Off Companies to provide for an orderly transition of benefits coverage between U.S. Office Products and the Spin-Off Companies. Pursuant to this agreement, Paradigm will retain or assume liability for employment-related claims and severance for persons currently or previously employed by Paradigm, while U.S. Office Products and the other Spin-Off Companies and their respective post-Distribution subsidiaries will retain or assume responsibility for their respective current and previous employees. The proposed Employee Benefits Agreement reflects U.S. Office Products' expectation that Paradigm and the other Spin-Off Companies will establish 401(k) plans for their respective employees effective as of, or shortly after, the Distribution Date, and that U.S. Office Products will transfer 401(k) accounts to those plans as soon as practicable. The proposed agreement also provides for the spinning off of portions of the U.S. Office Products' cafeteria plan that relate to employees of Paradigm and the other Spin-Off Companies and having those spun-off plans assume responsibilities for claims submitted on or after the Distributions.

                                USE OF PROCEEDS

    The net proceeds to Paradigm from the sale of     shares offered by the
Company hereby, based on an assumed initial public offering price of $ per share (after deducting the estimated underwriting discount and offering
expenses), are estimated to be $    if the Underwriters' over-allotment option
is exercised in full.

    Paradigm intends to use such net proceeds to fund future acquisitions and for general corporate purposes. See "The Spin-Offs From U.S. Office Products." Paradigm has from time to time acquired businesses and is engaged in preliminary discussions with third parties concerning possible acquisitions by Paradigm. Paradigm is not a party to any agreement with respect to any acquisition and no acquisition is currently probable. There can be no assurance that in the future Paradigm will come to any agreement with respect to any acquisition, as to the terms of any acquisition, or that any acquisition would ultimately be consummated. Any acquisition might use a significant portion of the net proceeds of this Offering. See "Risk Factors--Dependence Upon Acquisitions for Future Growth."

                                DIVIDEND POLICY

    Paradigm does not anticipate declaring and paying cash dividends on the Common Stock in the foreseeable future. The decision whether to apply any legally available funds to the payment of dividends on the Common Stock will be made by the Paradigm Board of Directors from time to time in the exercise of its business judgment, taking into account Paradigm's financial condition, results of operations, existing and proposed commitments for use of Paradigm's funds and other relevant factors. Paradigm's ability to pay dividends may be restricted from time to time by financial covenants in its credit agreements.

                                    DILUTION

    The pro forma net tangible book value of the Company as of            , 1998
was approximately $      , or $    per share of Paradigm Common Stock. Pro forma
net tangible book value per share is equal to the Company's total pro forma tangible assets less its total pro forma liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale by the
Company of       shares of Common Stock offered hereby at an assumed initial
public offering price of $      per share and the application of the estimated
net proceeds therefrom as described under "Use of Proceeds," the pro forma net
tangible book value of the Company at            , 1998, would have been
approximately $      , or approximately $      per share. This represents an
immediate increase of $      per share in the pro forma net tangible book value
to existing stockholders and an immediate dilution of $      per share in pro
forma net tangible book value to new investors purchasing Common Stock in the Offering. The following table illustrates the per share dilution to new investors.

Assumed initial public offering price per share.............             $
  Pro forma net tangible book value per share before the
  Offering..................................................  $
  Increase per share attributable to new investors..........
                                                              ---------
Pro forma net tangible book value after the Offering........
                                                                         ---------
Dilution per share to new investors.........................             $
                                                                         ---------
                                                                         ---------

    The foregoing computations assume no exercise of stock options to acquire shares of Common Stock exercisable upon consummation of the Technology Distribution. To the extent that shares of Common Stock are issued upon exercise of these options, the effect would be to increase the dilution to new investors. See "Management--1998 Stock Incentive Plan."

                                 CAPITALIZATION

    The following table sets forth the capitalization of Paradigm as of October 25, 1997 (i) on an actual basis, (ii) on a pro forma basis to reflect the Technology Distribution and the allocation of $5.0 million of debt by U.S. Office Products as described in "The Spin-Offs From U.S. Office Products," and
(iii) on a pro forma, as adjusted basis to give effect to the sale by the Company of the shares of Common Stock offered hereby and after deduction of estimated offering expenses and underwriting discounts and commissions and the application of the estimated net proceeds therefrom. See "Use of Proceeds." This table should be read in conjunction with "Management's Discussion and Analysis of Financial Position and Results of Operations," the historical consolidated financial statements and the pro forma combined financial statements of Paradigm, and the related notes to each thereof, included elsewhere in this Prospectus.

                                                                                        OCTOBER 25, 1997
                                                                              -------------------------------------
                                                                                                        PRO FORMA
                                                                               ACTUAL     PRO FORMA    AS ADJUSTED
                                                                              ---------  -----------  -------------
                                                                                         (IN THOUSANDS)

Short-term debt.............................................................  $   1,306   $   1,306
                                                                              ---------  -----------       ------
                                                                              ---------  -----------       ------
Long-term debt..............................................................  $   1,527   $   3,694
Long-term payable to U.S. Office Products...................................      7,224
Stockholder's Equity:
    Divisional Equity.......................................................     72,069
    Preferred Stock, $0.001 par value.......................................
            shares authorized, no shares outstanding........................
    Common Stock, $0.001 par value,     shares authorized, no shares actual,
        shares pro forma,   shares pro forma, as adjusted (1)...............                     96
    Additional paid-in capital..............................................                 65,652
    Retained Earnings.......................................................     15,463      15,463
                                                                              ---------  -----------       ------
      Total Stockholders' Equity............................................     87,532      81,211
                                                                              ---------  -----------       ------
        Total Capitalization................................................  $  96,283   $  84,905     $
                                                                              ---------  -----------       ------
                                                                              ---------  -----------       ------

------------------------

(1) Excludes options to acquire shares of Common Stock exercisable upon consummation of the Technology Distribution. See "Management--1998 Stock Incentive Plan."

                            SELECTED FINANCIAL DATA

    The historical Statement of Income Data for the fiscal years ended March 31, 1995 and 1996 and April 26, 1997 and the Balance Sheet Data at April 30, 1996 and April 26, 1997 have been derived from Paradigm's consolidated financial statements that have been audited and are included elsewhere in this Prospectus. The historical Statement of Income Data for the fiscal years ended March 31, 1993 and 1994 and the Balance Sheet Data at March 31, 1993, 1994 and 1995 have been derived from unaudited consolidated financial statements that are not included elsewhere in this Prospectus or incorporated herein by reference. The Selected Financial Data for the six months ended October 26, 1996 and October 25, 1997 (except pro forma amounts) have been derived from unaudited consolidated financial statements that appear elsewhere in this Prospectus. These unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, contain all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for the periods presented.

    The pro forma financial data gives effect, as applicable, to the Technology Distribution and the purchase acquisitions completed by Paradigm between May 1, 1996 and March 5, 1998 as if all such transactions had been consummated on May 1, 1996. In addition, the pro forma information is based on available information and certain assumptions and adjustments.

    The Selected Financial Data provided herein should be read in conjunction with the historical financial statements, including the notes thereto, the pro forma financial information, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" that appear elsewhere in this Prospectus.

                          SELECTED FINANCIAL DATA (1)
                     (In thousands, except per share data)

                                                                           FISCAL YEAR ENDED        SIX MONTHS ENDED
                                                                               APRIL 26,        ------------------------
                                                                          --------------------
                                     FISCAL YEAR ENDED MARCH 31,                        PRO
                              ------------------------------------------               FORMA    OCTOBER 26,  OCTOBER 25,
                                1993       1994       1995       1996       1997     1997 (2)      1996         1997
                              ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
STATEMENT OF INCOME DATA:
Revenues....................  $  46,152  $  58,979  $  88,999  $ 114,055  $ 136,278  $ 228,912   $  66,161    $  79,605
Cost of revenues............     34,121     43,630     65,858     84,113    102,129    169,150      50,571       60,840
                              ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
Gross profit................     12,031     15,349     23,141     29,942     34,149     59,762      15,590       18,765
Selling, general and
  administrative expenses...     10,139     11,218     14,942     20,510     21,525     40,848      10,011       12,329
Non-recurring acquisition
  costs.....................                                                  2,274                  1,105
                              ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
Operating income............      1,892      4,131      8,199      9,432     10,350     18,914       4,474        6,436
Interest expense............        412        297        331        420        324        400         226           50
Interest income.............        (75)       (54)      (118)      (416)      (168)                  (128)        (267)
Other (income) expense......        (77)       (75)      (111)      (964)       (53)      (579)        (58)          11
                              ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
Income before provision for
  income taxes..............      1,632      3,963      8,097     10,392     10,247     19,093       4,434        6,642
Provision for income taxes
  (3).......................        210        232        401        750      3,524      8,401         502        2,657
                              ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
Net income..................  $   1,422  $   3,731  $   7,696  $   9,642  $   6,723  $  10,692   $   3,932    $   3,985
                              ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
                              ---------  ---------  ---------  ---------  ---------  ---------  -----------  -----------
Pro forma net income per
  share.....................                                                         $    0.11
                                                                                     ---------
                                                                                     ---------
Weighted average shares
  outstanding (4)...........                                                            95,963

OTHER DATA:
  EBITDA

                                  PRO          PRO
                                 FORMA        FORMA
                              OCTOBER 26,  OCTOBER 25,
                               1996 (2)     1997 (2)
                              -----------  -----------
STATEMENT OF INCOME DATA:
Revenues....................   $ 113,600    $ 128,167
Cost of revenues............      84,818       94,576
                              -----------  -----------
Gross profit................      28,782       33,591
Selling, general and
  administrative expenses...      19,332       21,450
Non-recurring acquisition
  costs.....................
                              -----------  -----------
Operating income............       9,450       12,141
Interest expense............         200          200
Interest income.............
Other (income) expense......        (329)        (226)
                              -----------  -----------
Income before provision for
  income taxes..............       9,579       12,167
Provision for income taxes
  (3).......................       4,215        5,353
                              -----------  -----------
Net income..................   $   5,364    $   6,814
                              -----------  -----------
                              -----------  -----------
Pro forma net income per
  share.....................   $    0.06    $    0.07
                              -----------  -----------
                              -----------  -----------
Weighted average shares
  outstanding (4)...........      95,963       95,963
OTHER DATA:
  EBITDA

                                                                                                    OCTOBER 25, 1997
                                                                                                ------------------------
                                               MARCH 31,
                                   ---------------------------------   APRIL 30,    APRIL 26,
                                     1993        1994        1995        1996         1997       ACTUAL    PRO FORMA (5)
                                   ---------  -----------  ---------  -----------  -----------  ---------  -------------
BALANCE SHEET DATA:
Working capital..................  $   4,253   $   5,623   $  10,669   $   8,664    $  13,268   $  29,535    $  18,157
Total assets.....................     14,890      16,423      28,106      33,945       37,311     137,901      126,523
Long-term debt, less current
  portion........................        461         461       1,524         799          167       1,527        3,694
Long-term payable to U.S. Office
  Products.......................                                                       4,786       7,224
Stockholder's equity.............      5,382       6,745      11,062      10,497       11,626      87,532       81,211

                                     PRO FORMA
                                        AS
                                    ADJUSTED(6)
                                   -------------
BALANCE SHEET DATA:
Working capital..................
Total assets.....................
Long-term debt, less current
  portion........................
Long-term payable to U.S. Office
  Products.......................
Stockholder's equity.............

------------------------

(1) The historical financial information of the Pooled Companies has been combined on a historical cost basis in accordance with GAAP to present this financial data as if the Pooled Companies had always been members of the same operating group. The financial information of the Purchased Companies is included from the dates of their respective acquisitions. The pro forma financial data reflect acquisitions completed by Paradigm through March 5, 1998.

(2) Gives effect to the Technology Distribution and the purchase acquisitions completed by Paradigm since May 1, 1996 as if all such transactions had been consummated on May 1, 1996. The pro forma statement of income data are not necessarily indicative of the operating results that would have been achieved had these events actually then occurred and should not be construed as representative of future operating results.

(3) Certain Pooled Companies were organized as subchapter S corporations prior to the closing of their acquisitions by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. Accordingly, the specific Pooled Companies provided no federal income tax expense prior to these acquisitions by the Company.

(4) For calculation of the pro forma weighted average shares outstanding for the fiscal year ended April 26, 1997 and for the six months ended October 25, 1997 and October 26, 1996, see Note 2(h) of Notes to Pro Forma Combined Financial Statements included herein. The pro forma balance sheet data are not necessarily indicative of the financial position that would have been achieved had these events actually then occurred and should not be construed as representative of future financial position.

(5) Gives effect to the Technology Distribution as if it had been made on October 25, 1997. The pro forma balance sheet data are not necessarily indicative of the financial position that would have been achieved had the Technology Distribution actually then occurred and should not be construed as representative of future financial position.

(6) Adjusted to give effect to the sale by the Company of       shares of Common
    Stock offered hereby at the assumed initial public offering price and the anticipated application of the estimated net proceeds therefrom. See "Use of Proceeds."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. WHEN USED HEREIN, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS," AND "BUSINESS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    Paradigm's consolidated financial statements give retroactive effect to the five business combinations accounted for under the pooling-of-interests method during the period from October 1996 through April 1997 (the "Pooled Companies") and include the results of five companies acquired during the six months ended October 25, 1997 in business combinations accounted for under the purchase method (the "Purchased Companies") from their respective acquisition dates. Prior to their respective dates of acquisition by U.S. Office Products, the Pooled Companies reported results for years ending on March 31 and December 31. Upon acquisition by U.S. Office Products and effective for the fiscal year ended April 26, 1997 ("fiscal 1997"), the Pooled Companies changed their year-ends from March 31 and December 31 to conform to U.S. Office Products' fiscal year, which ends on the last Saturday in April. In the following discussion, "fiscal 1995" and "fiscal 1996" refer to the Company's fiscal years ended March 31, 1995 and 1996, respectively.

    Paradigm was initially formed in October 1996 with the acquisition of Bay State by U.S. Office Products. Since that time, under the leadership of Paradigm's current Chief Executive Officer, James E. Claypoole, nine complementary regional IT solutions companies were acquired. These companies are: (i) Aztec; (ii) Compel; (iii) Digital Network Associates; (iv) Entra; (v) Fortran; (vi) Mahon; (vii) Office Equipment Service; (viii) Professional Computer Solutions; and (ix) Professional Network Services.

    Paradigm generates revenues principally from (i) fees for services rendered to customers (including consulting and engineering services, systems and network implementation services, software development and implementation services, information technology support and operational services, and telephony design and integration services) and (ii) sales of products to customers within these business sectors (including telephony systems and network and systems hardware and software).

    The following discussion should be read in conjunction with Paradigm's consolidated financial statements and related notes thereto and pro forma financial statements and related notes thereto appearing elsewhere in this Prospectus.

RESULTS OF OPERATIONS

    The following table sets forth various items as a percentage of revenues for the fiscal years ended March 31, 1995, 1996 and April 26, 1997 and for the six months ended October 26, 1996 and October 25, 1997, as well as for the fiscal year ended April 26, 1997 and for the six months ended October 26, 1996 and

October 25, 1997 on a pro forma basis reflecting the Technology Distribution and the results of the Purchased Companies as if such transactions had occurred on May 1, 1996.

                                                FISCAL YEAR ENDED                               FOR THE SIX MONTHS ENDED
                             --------------------------------------------------------  -------------------------------------------
                                                                          PRO FORMA                                    PRO FORMA
                               MARCH 31,      MARCH 31,     APRIL 26,     APRIL 26,     OCTOBER 26,    OCTOBER 25,    OCTOBER 26,
                                 1995           1996          1997          1997           1996           1997           1996
                             -------------  -------------  -----------  -------------  -------------  -------------  -------------
Revenues...................        100.0%         100.0%        100.0%        100.0%         100.0%         100.0%         100.0%
Cost of revenues...........         74.0           73.7          74.9          73.9           76.4           76.4           74.7
                                   -----          -----         -----         -----          -----          -----          -----
    Gross profit...........         26.0           26.3          25.1          26.1           23.6           23.6           25.3
Selling, general and
  administrative
  expenses.................         16.8           18.0          15.8          17.8           15.1           15.5           17.0
Non-recurring acquisition
  costs....................                                       1.7                          1.7
                                   -----          -----         -----         -----          -----          -----          -----
    Operating income.......          9.2            8.3           7.6           8.3            6.8            8.1            8.3
Interest (income) expense,
  net......................          0.2                          0.1           0.2            0.1           (0.2)           0.2
Other income...............         (0.1)          (0.8)                       (0.2)                                        (0.3)
                                   -----          -----         -----         -----          -----          -----          -----
Income before provision for
  income taxes.............          9.1            9.1           7.5           8.3            6.7            8.3            8.4
Provision for income
  taxes....................          0.5            0.6           2.6           3.6            0.8            3.3            3.7
                                   -----          -----         -----         -----          -----          -----          -----
Net income.................          8.6%           8.5%          4.9%          4.7%           5.9%           5.0%           4.7%
                                   -----          -----         -----         -----          -----          -----          -----
                                   -----          -----         -----         -----          -----          -----          -----


                               PRO FORMA
                              OCTOBER 25,
                                 1997
                             -------------
Revenues...................        100.0%
Cost of revenues...........         73.8
                                   -----
    Gross profit...........         26.2
Selling, general and
  administrative
  expenses.................         16.7
Non-recurring acquisition
  costs....................
                                   -----
    Operating income.......          9.5
Interest (income) expense,
  net......................          0.2
Other income...............         (0.2)
                                   -----
Income before provision for
  income taxes.............          9.5
Provision for income
  taxes....................          4.2
                                   -----
Net income.................          5.3%
                                   -----
                                   -----

PRO FORMA COMBINED RESULTS OF OPERATIONS

    SIX MONTHS ENDED OCTOBER 25, 1997 COMPARED TO SIX MONTHS ENDED OCTOBER 26,
     1996

    Pro forma revenues increased 12.8%, from $113.6 million for the six months ended October 26, 1996 to $128.2 million for the six months ended October 25, 1997. This increase was primarily due to internal growth in the consulting and engineering services sector, the systems and network integration sector, and the telephony integration services sector of the business resulting from the expansion of Paradigm's customer base.

    Pro forma gross profit increased 16.7%, from $28.8 million, or 25.3% of pro forma revenues, for the six months ended October 26, 1996, to $33.6 million, or 26.2% of pro forma revenues for the six months ended October 25, 1997. This increase in gross profit as a percentage of revenues was primarily due to increased sales in the consulting and engineering services sector and telephony integration services sector during the six months ended October 25, 1997.

    Pro forma selling, general and administrative expenses increased 11.0%, from $19.3 million, or 17.0% of pro forma revenues, for the six months ended October 26, 1996, to $21.5 million, or 16.7% of pro forma revenues for the six months ended October 25, 1997. This decrease in selling, general and administrative expenses as a percentage of revenues was primarily due to lower operating costs during the six months ended October 25, 1997.

    Provision for income taxes has been estimated using an effective income tax rate of 44.0%. The high effective tax rate, compared to the federal statutory rate of 35.0%, was primarily due to nondeductible goodwill amortization.

CONSOLIDATED RESULTS OF OPERATIONS

    SIX MONTHS ENDED OCTOBER 25, 1997 COMPARED TO SIX MONTHS ENDED OCTOBER 26,
     1996

    Consolidated revenues increased 20.3%, from $66.2 million for the six months ended October 26, 1996, to $79.6 million for the six months ended October 25, 1997. This increase was primarily due to internal growth in the consulting and engineering services sector, the systems and network integration sector, and the telephony integration services sector of the business resulting from the expansion of Paradigm's customer base. In addition, revenues of Purchased Companies acquired at the end of the six months ended October 25, 1997 contributed to the increase in revenues.

    Gross profit increased 20.4%, from $15.6 million, or 23.6% of revenues, for the six months ended October 26, 1996 to $18.8 million, or 23.6% of revenues, for the six months ended October 25, 1997.

    Selling, general and administrative expenses increased 23.2%, from $10.0 million, or 15.1% of revenues, for the six months ended October 26, 1996 to $12.3 million, or 15.5% of revenues, for the six months ended October 25, 1997. The increase in selling, general and administrative expenses as a percentage of revenues was primarily due to increases in corporate overhead at one of the operating companies of Paradigm.

    Paradigm incurred non-recurring acquisition costs of $1.1 million for the six months ended October 26, 1996 in conjunction with two business combinations accounted for under the pooling-of-interests method. These non-recurring acquisition costs included accounting, legal and investment banking fees, real estate and environmental assessments and appraisals, various regulatory fees and recognition of transaction related obligations. Generally accepted accounting principles ("GAAP") require Paradigm to expense all acquisition costs (both those paid by Paradigm and those paid by the sellers of the acquired companies) related to business combinations accounted for under the pooling-of-interests method. Paradigm does not anticipate incurring any additional such costs for the next two years since, as a result of the Technology Distribution, Paradigm is precluded from completing acquisitions under the pooling-of-interests method for two years from the Distribution Date.

    Interest expense, net of interest income, decreased $315,000, from net interest expense of $98,000 for the six months ended October 26, 1996, to $217,000 of net interest income for the six months ended October 25, 1997. The decrease was due primarily to an increase in cash flows from operations during the six months ended October 25, 1997.

    Provision for income taxes increased from $502,000 for the six months ended October 26, 1996 to $2.7 million for the six months ended October 25, 1997, reflecting effective income tax rates of 11.3% and 40.0%, respectively. The low effective income tax rate for the six months ended October 26, 1996, compared to the federal statutory rate of 35.0% plus state taxes, is the result of certain companies included in the results, which were acquired in business combinations accounted for under the pooling-of-interests method, not being subject to federal income taxes on a corporate level as they had elected to be treated as subchapter S corporations prior to being acquired by Paradigm.

    YEAR ENDED APRIL 26, 1997 COMPARED TO YEAR ENDED MARCH 31, 1996

    Consolidated revenues increased 19.5%, from $114.1 million in fiscal 1996 to $136.3 million in fiscal 1997. This increase was primarily due to internal growth in the consulting and engineering services sector, the systems and network integration sector, and the software development and integration services sector of the business resulting from the expansion of Paradigm's customer base.

    Gross profit increased 14.1%, from $29.9 million, or 26.3% of revenues, in fiscal 1996 to $34.1 million, or 25.1% of revenues, in fiscal 1997. The decrease in gross profit as a percentage of revenues was due primarily to an increase in technical professional costs during fiscal 1997 as the demand for technical professionals exceeded the available personnel in the job market.

    Selling, general and administrative expenses increased 4.9%, from $20.5 million, or 18.0% of revenues, in fiscal 1996 to $21.5 million, or 15.8% of revenues, in fiscal 1997. The decrease in selling, general and administrative expenses as a percentage of revenues was due primarily to operating efficiencies employed at Paradigm and Paradigm's ability to increase its revenue base without a corresponding increase in fixed operating costs.

    Paradigm incurred non-recurring acquisition costs of $2.3 million in fiscal 1997 in conjunction with five business combinations accounted for under the pooling-of-interests method.

    Interest expense, net of interest income, increased $152,000, from $4,000 in fiscal 1996 to $156,000 in fiscal 1997. The net increase was due primarily to the reduction in interest income related to short-term investments at one of the Pooled Companies. The proceeds from the short-term investments were used to fund other working capital needs.

    Other income decreased $911,000, from $964,000 in fiscal 1996 to other income of $53,000 in fiscal 1997. In fiscal 1996, other income consisted primarily of a gain on the sale of a non-core line of business at one of the Pooled Companies prior to its acquisition by Paradigm.

    Provision for income taxes increased from $750,000 in fiscal 1996 to $3.5 million in fiscal 1997, reflecting effective income tax rates of 7.2% and 34.4%, respectively. The low effective income tax rate for fiscal 1996, compared to the federal statutory rate of 35.0% plus state taxes, is the result of certain companies included in the results, which were acquired in business combinations accounted for under the pooling-of-interests method, not being subject to federal income taxes on a corporate level as they had elected to be treated as subchapter S corporations prior to being acquired by Paradigm.

    YEAR ENDED MARCH 31, 1996 COMPARED TO YEAR ENDED MARCH 31, 1995

    Consolidated revenues increased 28.2%, from $89.0 million in fiscal 1995, to $114.1 million in fiscal 1996. This increase was primarily due to internal growth in the consulting and engineering services sector, the systems and network integration sector, and the software development, and integration services sector of the business resulting from the expansion of Paradigm's customer base.

    Gross profit increased 29.4%, from $23.1 million, or 26.0% of revenues, in fiscal 1995 to $29.9 million, or 26.3% of revenues, in fiscal 1996. The increase in gross profit as a percentage of revenues was due primarily to increased sales in the consulting and engineering services sector and the telephony integration services sector of Paradigm's business.

    Selling, general and administrative expenses increased 37.3%, from $14.9 million, or 16.8% of revenues, in fiscal 1995 to $20.5 million, or 18.0% of revenues, in fiscal 1996. The increase in selling, general and administrative expenses as a percentage of revenues was due primarily to bonuses that were paid to the shareholders of one of the Pooled Companies after the completion of the sale of a non-core line of business and bonuses paid to the shareholders of other Pooled Companies for subchapter S corporation tax payments.

    Interest expense, net of interest income, decreased $209,000, from $213,000 in fiscal 1995 to $4,000 in fiscal 1996. The net decrease was due primarily to an increase in interest income at one of the Pooled Companies which invested excess cash from operations in short-term investments.

    Other income increased $853,000, from $111,000 in fiscal 1995, to $964,000 in fiscal 1996. In fiscal 1996, other income consisted primarily of a gain on the sale of a non-core line of business at one of the Pooled Companies prior to its acquisition by Paradigm.

    Provision for income taxes increased from $401,000 in fiscal 1995 to $750,000 in fiscal 1996, reflecting effective income tax rates of 5.0% and 7.2%, respectively. The low effective income tax rates for fiscal 1995 and fiscal 1996, compared to the federal statutory rate of 35.0% plus state taxes, are the result of certain companies included in the results, which were acquired in business combinations accounted for under the pooling-of-interests method, not being subject to federal income taxes on a corporate level as they had elected to be treated as subchapter S corporations prior to being acquired by Paradigm.

LIQUIDITY AND CAPITAL RESOURCES

    At October 25, 1997, Paradigm had cash of $579,000 and working capital of $29.5 million. Paradigm's capitalization, defined as the sum of long-term debt, long-term payables to U.S. Office Products and stockholder's equity, at October 25, 1997 was approximately $96.3 million. On a pro forma basis at October 25, 1997, Paradigm had working capital of $18.2 million and capitalization of $84.9 million.

    During the six months ended October 25, 1997, net cash provided by operating activities was $10.9 million. Net cash used in investing activities was $978,000, which consisted primarily of $838,000 used for additions to property and equipment. Net cash used in financing activities was $10.4 million, including $7.1 million that was paid to U.S. Office Products as part of U.S. Office Products' centralized cash management process, $1.3 million in dividends paid by one of the Pooled Companies and the repayment of $1.1 million in short-term debt. After the Technology Distribution such cash paid to U.S. Office Products would be retained but Paradigm will need to use its own cash resources for acquisitions and other cash requirements.

    During the six months ended October 26, 1996, net cash provided by operating activities was $3.9 million. Net cash used in investing activities was $2.1 million, which consisted primarily of a tax deposit at one of the Pooled Companies of $1.3 million and $518,000 used for additions to property and equipment. Net cash used in financing activities was $2.2 million, which resulted primarily from $2.2 million in dividends paid by certain Pooled Companies.

    During fiscal 1997, net cash provided by operating activities was $6.3 million. Net cash used in investing activities was $3.9 million, which consisted primarily of $1.8 million in payments of non-recurring acquisition costs in conjunction with the acquisitions of certain Pooled Companies and a tax deposit at one of the Pooled Companies of $1.3 million. Net cash used in financing activities of $6.8 million resulted from the repayment of $5.5 million in short-term debt and $4.3 million in dividends paid by certain of the Pooled Companies. These cash outflows were partially offset by $3.6 million in advances from U.S. Office Products.

    During fiscal 1996, net cash provided by operating activities was $4.3 million. Net cash provided by investing activities was $306,000 consisting of $1.3 million in proceeds from the sale of a non-core line of business at one of the Pooled Companies which was partially offset by $552,000 used for additions to property and equipment and $421,000 paid in deposits. Net cash used in financing activities was $3.0 million which resulted from $7.4 million in dividends paid by certain of the Pooled Companies, partially offset by borrowings of $3.7 million and $1.2 million in short-term and long-term debt, respectively.

    During fiscal 1995, net cash provided by operating activities was $6.1 million. Net cash used in investing activities was $959,000, which primarily resulted from $888,000 used in additions to property and equipment. Net cash used in financing activities was $1.7 million, which primarily consisted of $3.1 million in dividends paid by certain of the Pooled Companies partially offset by $2.1 million in additional long-term borrowings.

    Paradigm's anticipated capital expenditures budget for the next twelve months is approximately $4.0 million. The largest items include $1.5 million for Year 2000 compliance, and other amounts for infrastructure improvements (including computer equipment and service vehicles).

    Paradigm expects that the Distribution Agreement with U.S. Office Products will call for the allocation of $5.0 million of debt by U.S. Office Products resulting in incremental debt of $6.3 million at October 25, 1997, which will be reflected in the financial statements as a reduction in stockholder's equity. Paradigm is currently engaged in discussions with potential lenders toward obtaining a $200.0 million credit facility for a term of five years, to be used for working capital and acquisitions (the "Credit Facility"). The Credit Facility is expected to contain financial and other covenants, including maintenance of certain financial tests and ratios, limitations on capital expenditures and restrictions on the incurrence of debt or liens, the sale of assets, the payment of dividends, transactions with affiliates and other transactions. Paradigm expects that the Credit Facility will be adequate to fund working capital and capital expenditure needs. Paradigm expects that a portion of the Credit Facility will also be available to fund the cash portion of future acquisitions subject to the maintenance of bank covenants.

    As a result of the provisions of Section 355 of the Internal Revenue Code, the Company may be subject to constraints in its ability to issue additional shares of Common Stock in certain transactions for two years following the date of the Technology Distribution. In particular, if 50% or more, by vote or value, of the capital stock of Paradigm is acquired by one or more persons acting pursuant to a plan or series of transactions that includes the Technology Distribution, Paradigm will suffer significant tax liability. Paradigm will evaluate any significant future issuance of capital stock to avoid the imposition of such tax liability. See "Risk Factors--Possible Limitations on Issuance of Common Stock."

    The Company anticipates that its current cash on hand, cash flow from operations, the net proceeds from the Offering and additional financing available under the Credit Facility will be sufficient to meet the Company's liquidity requirements for its operations through the end of fiscal 1999. However, the Company intends to pursue acquisitions which are expected to be funded through a combination of cash and shares of Common Stock. There can be no assurances that additional sources of financing will not be required during the next 12 months or thereafter.

VARIABILITY OF QUARTERLY OPERATING RESULTS

    The Company has experienced and may in the future continue to experience fluctuations in its quarterly operating results. Factors that may cause the Company's quarterly operating results to vary include the number of active client projects, the requirements of client projects, the termination of major client projects, the loss of major clients, the timing of new client engagements, and the timing of personnel cost increases. Certain of these factors may also affect the Company's personnel utilization rates which may cause further variation in quarterly operating results. The timing of revenues is difficult to forecast because the Company's sales cycle is relatively long and the Company's services are impacted by both the financial condition and management decisions of its clients and general economic conditions. Because a high percentage of the Company's expenses are relatively fixed at the beginning of any period and the Company's general policy is to not adjust its staffing levels based upon what it views as short-term circumstances, a variation in the timing of the initiation or the completion of client assignments, particularly at or near the end of any quarter, can cause significant variations in operating results from quarter to quarter and could result in losses for any particular period. In addition, many of the Company's engagements are, and may be in the future, terminable by its clients without penalty. A termination of a major project could require the Company to maintain under-utilized employees, resulting in a higher than expected percentage of unassigned professionals, or to terminate the employment of excess personnel. Due to all of the foregoing factors, there can be no assurance that the Company's results of operations will not be below the expectations of investors for any given fiscal period.

    The following table sets forth certain unaudited quarterly financial data for fiscal 1996 and fiscal 1997 (in thousands). The information has been derived from unaudited consolidated financial statements that, in the opinion of management, reflect adjustments consisting only of normal recurring accruals necessary for a fair presentation of such quarterly information.

                                                                              FISCAL YEAR ENDED MARCH 31, 1996
                                                                   ------------------------------------------------------
                                                                     FIRST     SECOND      THIRD     FOURTH      TOTAL
                                                                   ---------  ---------  ---------  ---------  ----------
Revenues.........................................................  $  30,536  $  27,653  $  27,173  $  28,693  $  114,055
Gross profit.....................................................      9,490      7,462      6,249      6,741      29,942
Operating income (loss)..........................................      5,296      3,036      1,222       (122)      9,432


                                                                              FISCAL YEAR ENDED APRIL 26, 1997
                                                                   ------------------------------------------------------
                                                                     FIRST     SECOND      THIRD     FOURTH      TOTAL
                                                                   ---------  ---------  ---------  ---------  ----------
Revenues.........................................................  $  34,263  $  31,898  $  35,133  $  34,984  $  136,278
Gross profit.....................................................      7,982      7,608      9,655      8,904      34,149
Operating income(1)..............................................      2,695      1,779      3,056      2,820      10,350

------------------------

(1) Reflects a one-time charge of $1,105, $366, and $803 for the second, third, and fourth quarters, respectively, for non-recurring acquisition costs.

INFLATION

    Paradigm does not believe that inflation has had a material impact on its results of operations during fiscal 1995, fiscal 1996 or fiscal 1997.

NEW ACCOUNTING PRONOUNCEMENTS

    EARNINGS PER SHARE. In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997; earlier application is not permitted. SFAS No. 128 requires restatement of all prior period EPS data presented. Paradigm intends to adopt SFAS No. 128 in the fiscal year ended April 25, 1998.

    REPORTING COMPREHENSIVE INCOME. In June 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general purpose financial statements. SFAS No. 130 requires that all items required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Paradigm intends to adopt SFAS No. 130 in the fiscal year ended April 24, 1999.

YEAR 2000 ISSUE

    Many existing computer programs were designed and developed without considering the impact of the upcoming change in the century and consequently use only two digits to identify a year in the date field. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000 (the "Year 2000 Issue"). The Company has reviewed the potential impact of the Year 2000 Issue on its business, operations and financial condition and has concluded that it will not be material.

                                    BUSINESS

    THE FOLLOWING DISCUSSION OF THE COMPANY'S BUSINESS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. WHEN USED HEREIN, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS," AND "BUSINESS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THE PROSPECTUS.

OVERVIEW

    Paradigm is a single-source provider of a broad range of IT business solutions. Paradigm currently consists of ten companies who have been in business for an average of over 15 years, with a history of superior client service. These companies offer complementary IT solutions, which allow Paradigm to be a "one-stop" IT solutions provider in the Northeast region of the United States while providing personalized services to its clients on a regional and local basis. Paradigm's clients include middle market and Fortune 1000 companies in a wide range of industries (including communications, health care, financial services, government, manufacturing, pharmaceuticals, professional services, and technology). In 1997, Paradigm, which employs over 1,000 people (approximately 65% of whom are technical professionals), provided services to over 2,000 customers. For the fiscal year ended April 26, 1997, Paradigm had pro forma revenues of $228.9 million and pro forma net income of $10.7 million.

    Paradigm's broad range of complementary IT business solutions includes: (i) consulting and engineering services; (ii) systems and network design and implementation services; (iii) software development and implementation services;
(iv) IT support and operational services; and (v) telephony design and integration services. Paradigm is currently providing this broad range of services in the Northeast region of the United States, and certain of these services in other regions of the United States. Paradigm intends to extend its comprehensive services offerings to the other regions of the United States. Paradigm is dedicated to delivering IT services and support for all the major technology needs of its clients, which include a variety of operating systems (NT, Unix, VMS, Netware, SunOS, Digital Open VMS, and OS/2) on a variety of hardware platforms (Intel, Sun, HP, and Digital). In addition, Paradigm supports its clients' hardware and software needs related to the World Wide Web and high-end telephony systems.

    Paradigm's objective is to service its clients' strategic business needs by becoming their sole IT solutions provider. Paradigm intends to grow through a combination of targeted strategic acquisitions and internal growth. Paradigm's acquisition strategy is to extend its range of services to the regions outside of the Northeast by acquiring existing, profitable businesses, rather than start-up operations. Paradigm's internal growth strategies include (i) capitalizing on existing cross-selling opportunities and (ii) expanding its IT solutions offerings. Paradigm plans to encourage and manage cross-selling through a company-developed proprietary software communication tool that will permit it to review and manage sales leads generated at any level of Paradigm's operations, reinforced by compensation incentives.

    Paradigm was initially formed in October 1996 with the acquisition of Bay State by U.S. Office Products. Since that time, under the leadership of Paradigm's current Chief Executive Officer, James E. Claypoole, nine complementary regional IT solutions companies have been acquired. A brief description of Paradigm's constituent operating companies follows.

AZTEC INTERNATIONAL

    Founded in 1983, Aztec is a leading provider of cost-effective service for telecommunications equipment. With facilities strategically positioned across the United States, Aztec is able to provide OEM rework, secondary telecommunications equipment sales, and repair for key systems, telephone PBX, telephones and printed circuit boards. Aztec holds the distinction of being among the few organizations in the tele-service industry that is trained for and has been awarded ISO-9002 Certification. Aztec is headquartered in South Norwalk, Connecticut, and as of December 31, 1997, had 91 employees.

BAY STATE COMPUTER GROUP

    Founded in 1984, Bay State is a leading enterprise service provider, offering solutions to both mid-size and large corporate entities. As a full-service, multi-platform design and implementation company, Bay State provides the engineering expertise to design, configure, implement, manage and support a wide variety of enterprise IT environments. Bay State's areas of expertise include strategic design and process re-engineering, Internet/intranet development, IT infrastructure, connectivity and security services, performance management, and engineering outsourcing for both short- and long-term technology projects. Bay State is headquartered in Boston, Massachusetts and as of December 31, 1997, had 175 employees.

COMPEL CORPORATION

    Founded in 1979, Compel designs and installs full-service communication networks, providing a broad spectrum of solutions to handle data, voice, and video. Using a staff of Registered Communications Distribution Designers, Compel integrates fiber optics into customer networks. Compel's expertise ranges from developing enterprise criteria, documenting topology, and providing implementation, to evaluating performance. Compel is headquartered in Silver Springs, California, and as of December 31, 1997, had 321 employees.

DIGITAL NETWORK ASSOCIATES

    Founded in 1986, Digital Network Associates designs, installs, and supports complex enterprise IT solutions. Digital Network Associates' solutions encompass strategic planning, network design, project management, training, customer support, and engineering services. Digital Network Associates also provides application development in client/server, wireless client/server, groupware collaboration, and multimedia applications. Digital Network Associates is headquartered in New York City, and as of December 31, 1997, had 45 employees.

ENTRA COMPUTER CORP.

    Founded in 1984, Entra's professional programmers develop specialized, integrated applications for a variety of vertical industries, integrating software for customers using popular programming languages and database software. Entra also has a large engineering staff who design and integrate enterprises as well as a dedicated division of Computer Aided Design engineers, and a team that provides training for operating systems and applications. Entra is headquartered in Youngstown, Ohio, and as of December 31, 1997, had 49 employees.

FORTRAN

    Founded in 1983 by telecommunications engineers, Fortran has experience with the attributes of a wide variety of telecommunications systems, and uses this experience to develop failsafe systems for specific client environments ranging from simple turnkey systems to complex voice data communications systems. Fortran designs and integrates telecommunications systems and solutions to meet the individual needs and requirements of its clients. Fortran engineers have expertise in Integrated Services Digital Networks ("ISDN"), and in integrating LAN, data and voice communications, video conferencing, voicemail and voice processing into the ISDN of the future. Fortran is headquartered in Newington, Virginia, and as of December 31, 1997, had 58 employees.

MAHON

    Founded in 1979, Mahon develops turnkey data, voice and video integrated solutions. Mahon designs, installs, and maintains enterprise, telephone/voice processing systems, and video conferencing systems. Mahon maintains a large staff of Registered Communications Distribution Designers who provide custom solutions for complete voice, data and video infrastructures that scale to individual customer requirements. Mahon also has expertise in telephony applications, including automatic call distribution, unified messaging, and interactive voice response. Mahon is headquartered in Boston, Massachusetts, and as of December 31, 1997, had 97 employees.

OFFICE EQUIPMENT SERVICE

    Founded in 1972, Office Equipment Service provides enterprise services, including document management solutions and technical support. Office Equipment Service provides consultations to evaluate customer needs using a variety of diagnostic methods and tools, ranging from user surveys to sophisticated enterprise-monitoring devices that pinpoint areas for improvement. Office Equipment Service is headquartered in Memphis, Tennessee, and as of December 31, 1997, had 89 employees.

PROFESSIONAL COMPUTER SOLUTIONS

    Founded in 1985, Professional Computer Solutions is a leading software development and consulting firm specializing in groupware and messaging systems, data warehousing, Web-based development, n-tier client/server, and application rightsizing. Professional Computer Solutions provides failsafe solutions to clients' business needs, delivering complete enterprise designs with application development and post-implementation support to ensure that clients realize all of the system's benefits. Professional Computer Solutions is headquartered in Englewood, New Jersey, and as of December 31, 1997, had 80 employees.

PROFESSIONAL NETWORK SERVICES

    Founded in 1989, Professional Network Services provides comprehensive enterprise solutions and helps organizations evaluate constantly-changing technologies. Professional Network Services designs infrastructure, defines service level objectives, and develops appropriate enterprise management practices to support service levels. Professional Network Services also provides video-conferencing and technical support to customers. Professional Network Services is headquartered in Trumbull, Connecticut, and as of December 31, 1997, had 62 employees.

MARKET AND INDUSTRY OVERVIEW

    Since the mid-1980's, dramatic changes have occurred in the delivery of IT solutions to end users. With the development of the personal computer, computing power has migrated from centralized mainframes using proprietary software applications to decentralized, scalable architectures and Web-enabled systems integrating personal computers, client/server networking technology, and fourth-generation object-oriented programs. Attendant to this major expansion of distributive data processing are corresponding cultural changes in the corporate delivery of IT services. No longer is information processed, controlled, and disseminated by a single central corporate data processing function. The arrival of distributive data processing has reduced the extent to which IT manufacturers directly relate to end users. The IT fulfillment process has shifted from manufacturers to third-party IT providers such as Paradigm.

    Businesses increasingly turn to outside organizations such as Paradigm for efficient design, development, and implementation of IT systems. According to industry sources, the United States market for outsourced IT services is expected to grow from approximately $13 billion in 1996 to approximately $24 billion in 2001. Due in part to the rapid pace of technological change coupled with the scarcity of skilled IT professionals, business solutions frequently are too sophisticated and complex for a company to undertake itself. Moreover, Paradigm believes the cost of developing complex business solutions in-house has generally exceeded the internal resources of the business. In addition, the increased use of outside IT solutions firms is being driven by competitive pressures requiring rapid implementation of new systems and the adverse effects of selecting inappropriate or outdated technology. Additionally, many companies have made a strategic decision to focus on their core competencies, minimize their fixed costs, and reduce their workforce, thereby preventing them from investing in large IT staffs.

    The business community increasingly demands multifunctional networks that can simultaneously support any combination of voice, data, and video services accessible from wireline and wireless terminal devices. For example, telecommunications service providers are beginning to offer multifunctional services, such as ISDN, which allows for the dynamic allocation of bandwidth between any combination of voice, data, and video, and individual call routing. Paradigm believes that traditionally distinct telecommunications networks and data networks increasingly will be built on the same technical platforms.

    Data communication solutions have also become standard commodity solutions where hubs and routers are now available to solve the complex problems of enterprise-wide information flow. These products were developed by a multitude of new small IT manufacturers. No longer do a few large computer manufacturers have a stranglehold on data communication system configuration and deployment. Today, an optimal IT business solution can be designed and implemented by small, agile business solution providers who have the professional expertise to bring together products and services from a multitude of vendors.

    More recent technological developments have introduced applications that capitalize on "cyberspace" and create additional opportunities for business solution companies to provide: (i) programming and consulting services for Web-enabled applications that allow them to be accessed by customers, employees, and trading partners using low-cost Internet/intranet technology; (ii) consulting and design services for Internet-specific products, such as firewalls, Internet security systems, and network management; and (iii) integrated voice and data systems that provide networks replacing existing separate telephone systems and cable plants.

    Demand for IT services has grown significantly and the nature of the IT services industry has changed. According to Dataquest, the domestic market for IT professional services (consulting, systems integration, applications development, and outsourcing services) was approximately $73 billion in 1996 and is estimated to grow to approximately $148 billion by the year 2001. Consulting, development, and integration markets are experiencing record growth, with revenue growth for the top 20 consulting, development and integration companies averaging 25% between 1995 and 1996, according to Dataquest. Furthermore, the IT service industry is highly-fragmented, with a small number of large national service providers and a large number of small- and medium-sized providers, typically regional in scope. Recently, the industry has experienced an increase in consolidation activity that Paradigm believes is driven in part by corporate demands for single-source IT providers.

    Paradigm believes it is well positioned to capitalize on these developments by providing focused IT expertise in a cost-effective manner to existing and potential clients, and by identifying and acquiring complementary businesses in this industry.

BUSINESS STRATEGY

    Paradigm's objective is to service its clients' strategic business needs by becoming their sole IT solutions provider. By fostering a long-term relationship with the customer and providing a superior level of service, Paradigm will seek to expand its current market presence and reputation. Paradigm intends to grow through a combination of targeted strategic acquisitions and internal growth.

GROWTH BY ACQUISITION.

    Paradigm's acquisition strategy is to identify profitable, well-managed companies that provide services that complement the services already provided by Paradigm, and facilitate Paradigm's expansion throughout the United States. Paradigm's acquisition program will have as its goals the extension of the IT business solutions offerings that it already has in place in the Northeast region of the United States and the expansion of its cross-selling opportunities. Paradigm will seek to expand its geographic scope by acquiring existing, profitable businesses, rather than through start-up operations. Given the highly fragmented nature of the IT services and solutions industry, Paradigm believes significant acquisition opportunities exist. Paradigm intends to retain the distinctive skills of the companies it acquires so as to avoid diluting the focus and market identity of such acquired companies.

    In furtherance of its acquisition strategy, Paradigm routinely reviews, and conducts investigations of, potential acquisitions of technology solutions businesses. When Paradigm believes a favorable opportunity exists, it enters into discussions with the owners of such businesses regarding the possibility of an acquisition by Paradigm. As of the date of this Prospectus, Paradigm currently does not have any agreements for pending acquisitions and no acquisitions are probable.

INTERNAL GROWTH.

    CAPITALIZING ON EXISTING CROSS-SELLING OPPORTUNITIES. Paradigm's operating companies are each regional IT solutions providers that provide complementary IT solutions. Because each of these companies has extensive project management experience and client relationships, each has familiarity with the needs of their particular clients that can be shared with other operating companies. Similarly, clients value having a "one-stop shopping" relationship with a technology solutions provider who is familiar with their technical environment. Accordingly, Paradigm believes that its existing long-term client relationships provide substantial cross-selling opportunities. Paradigm plans to encourage and manage cross-selling through a Company-developed proprietary software communication tool that will permit it to review and manage sales leads generated at any level of Paradigm's operations, reinforced by compensation incentives.

    EXPANDING IT SOLUTIONS OFFERINGS. Paradigm has historically derived a greater portion of its revenues from IT projects involving consulting and engineering services. Paradigm plans to continue to focus on these services, which are described below under "--The Paradigm Solution, Consulting and engineering services." Paradigm has contractual strategic alliances with IBM, Sun Microsystems, Hewlett Packard, Compaq, Digital, and over fifty other manufacturers of IT equipment. As a result, Paradigm can recommend the best IT business solutions for its clients without being restricted by narrow product offerings, providing Paradigm the opportunity to grow its consulting and engineering business.

    Paradigm also believes that it has significant opportunities to expand its software development and implementation services, which are described below under "The Paradigm Solution--Software development and implementation services." This business has historically accounted for a smaller portion of Paradigm's revenues, and Paradigm believes that it has the expertise to extend these services to other regions in the United States where the Company does not currently offer them.

THE PARADIGM SOLUTION

    Paradigm offers its clients a single source for IT business solutions and services. Paradigm seeks to foster a relationship with the client that will allow Paradigm to become its clients' "one-stop shop" for total IT business solutions. The five sectors of Paradigm's business and the services provided within each sector are:

                      CONSULTING AND ENGINEERING SERVICES

    Business Process Reengineering

    IT needs analysis

    Technology infrastructure planning and design

    Systems architecture development

    Decision support planning and analysis

    Year 2000 planning and consulting

    Solution design and development

    Paradigm's technical and sales professionals deliver these IT business solutions through the client's chief information officer or chief financial officer. In providing these consulting and engineering services, Paradigm establishes long-term relationships with its clients that it believes will offer future opportunities to expand the level of service and support required to meet clients' needs.

             SYSTEMS AND NETWORK DESIGN AND IMPLEMENTATION SERVICES

    LAN and WAN client/server design and
    integration

    Internet/intranet infrastructure design and integration

    Voice and data communication infrastructure

    Communication network solutions involving hubs, routers, and switches

    Capacity planning

    Network performance management

    Connectivity and security services

    Paradigm delivers enterprise-wide turnkey IT business solutions by combining its business knowledge with technical expertise concerning hardware, software, and support capabilities to achieve the client's goals. These solutions address client needs for high bandwidth applications, from transaction processing to Internet commerce.

    Paradigm designs, develops, and installs full application-ready, distributed client/server computing platforms and integrates them into existing IT infrastructures. Capabilities include project planning, technology integration and installation that maximizes system performance and delivery of computing solutions in the most cost-effective way, assuring flexible, open systems capable of integrating into tomorrow's new technologies.

                SOFTWARE DEVELOPMENT AND IMPLEMENTATION SERVICES

    Custom client/server software design and development

    Internet/intranet software solutions design and development

    Customization of packaged application
    business software

    Data warehousing design and development

    Object-oriented design and development

    Reseller of leading fourth-generation
    database tools and applications

    Reseller of document management and
    imaging software

    Paradigm designs systems that allow groups of various sizes in multiple locations to collaborate across business lines and functions. It uses data warehousing tools and technology processes to give clients decision support information, sales and marketing intelligence systems, and other strategic knowledge tools. Paradigm's Internet services help clients exploit the full potential of information processing on both the global Internet and on corporate intranets. Paradigm is a certified reseller and supporter of products of the leading software manufacturers, including Microsoft, Oracle, Sybase, and Borland, incorporating the latest technology and techniques. Paradigm emphasizes keeping up with the rapid change of technology by employing highly-qualified strategists and technologists, forming alliances with key tool and database vendors, participating in beta programs for new products, and by participating in and attending major technical conferences.

            INFORMATION TECHNOLOGY SUPPORT AND OPERATIONAL SERVICES

    Outsourcing of IT professional services

    Outsourcing of IT product procurement

    Engineering and network management
    services

    Facility infrastructure cabling and installation

    Warranty support

    Help desk support

    Hardware and software maintenance and
    support

    Paradigm provides both short- and long-term temporary technical expertise to address a wide range of network operation and project needs, including LAN and WAN management, systems management, and system administration.

                   TELEPHONY DESIGN AND INTEGRATION SERVICES

    Design and integrate telecommunications systems

    Design and integrate ISDN networks

    Telephone PBX and key-system procurement and installation

    Voicemail systems installation

    Voice response units installation

    Warranty support

    Paradigm seeks to maintain current knowledge of the attributes of all telecommunications systems, and to use this knowledge to develop systems for specific client environments--from simple key systems to complex voice/data communications systems.

    Paradigm recognizes the importance of global ISDN communication, and has the ability to integrate LAN, data and voice communications, video conferencing, voicemail and voice processing into the ISDN of the future.

    The following graphic shows the IT business solutions offered by each of Paradigm's ten operating companies: Aztec, Bay State, Compel, Digital Network Associates ("DNA"), Entra, Fortran, Mahon, Office Equipment Service ("OES"), Professional Computer Solutions ("PCSI") and Professional Network Services, Inc. ("PNS"):

                                     [LOGO]

OPERATIONS

    DECENTRALIZED MANAGEMENT. Each of Paradigm's operating companies currently manages its own business on a decentralized basis, with management direction and oversight provided by the President and Chief Executive Officer of Paradigm, the Chief Operating Officer, and with functional support from U.S. Office Products. Paradigm intends to continue to operate with a decentralized management structure that it believes will enable it to deliver superior client service and a motivating environment for its operating companies, and that will minimize corporate-level overhead. Paradigm anticipates that finance, accounting, legal, management information systems, treasury, employee benefits, and certain purchasing arrangements will be managed or provided on a centralized basis. In addition, Paradigm's senior management will be responsible for implementing the Company's internal growth and acquisition strategies. In particular, senior management will be assigned responsibility for expanding cross-selling opportunities among the operating companies.

    Each of the present operating companies and any subsequently acquired businesses will manage the professional services and technical support of their respective businesses in a manner consistent with their traditional local practices and as dictated by client needs. Depending on its size and the services it provides, each operating company will employ its own senior technical and sales professionals, including project managers, engineers, technicians and developers, marketing personnel, and recruiters and administrative personnel. Paradigm will seek to identify and implement opportunities to consolidate overlapping functions and achieve cost savings, if consistent with the client-service objectives of the operating companies. As Paradigm grows through acquisitions, especially into other geographic regions, it may consider establishing regional divisions to consolidate and improve administrative support functions.

    SALES AND MARKETING. Paradigm will focus its sales and marketing efforts on companies with complex computing and communications requirements located throughout the United States. To develop its clients, who will be principally the chief information officers and chief financial officers of corporations, Paradigm will use a combination of sales engineering and consulting sales services, including trade shows, professional seminars and radio advertisements. As of December 31, 1997, Paradigm employed 133 sales people across the country.

    RETENTION OF SKILLED TECHNICAL AND SALES PROFESSIONALS. Paradigm believes that it must be able to attract and retain skilled technical and sales professionals to achieve its business goals. To maximize the long-term retention of these professionals, Paradigm intends to put in place an aggressive performance-based employee retention program. The program is expected to include: stock options; a professional education policy; a progressive human resources program; and other benefits designed to enhance long-term employee retention.

COMPETITION

    The IT solutions market includes a large number of participants, is subject to rapid changes, and is highly competitive. The Company competes with, and faces potential competition for client assignments and experienced personnel from, a number of companies that have significantly greater financial, technical and marketing resources, generate greater revenues than does the Company, and have greater name recognition. The Company believes that the principal competitive factors in the segment of the industry in which the Company competes include scope of services, service delivery approach, technical and industry expertise, perceived value, objectivity and results orientation. The Company believes that its ability to compete also depends in part on a number of competitive factors outside of its control, including the ability of its competitors to hire, retain and motivate senior project managers, the price at which others offer comparable services and the extent of its competitors' responsiveness to customer needs. There can be no assurance that the Company will be able to compete successfully with its competitors in the future.

    Paradigm's principal competitors include Lucent Technologies Inc., Bell Atlantic Corporation, Sapient Corporation, Cambridge Technology Partners (Massachusetts), Inc., Digital Equipment Corporation, and International Business Machines Corporation.

LEGAL PROCEEDINGS

    Paradigm is involved from time to time in legal proceedings arising in the ordinary course of business. There are currently no material legal proceedings pending to which Paradigm is a party or to which any of its property is subject.

EMPLOYEES

    As of January 1, 1998, Paradigm employed 1,067 persons, of whom approximately 692 were technical professionals. Most of Paradigm's employees work in professional (including sales), admistrative, and technical positions. 297 of Paradigm's employees are represented by a labor union or subject to a collective bargaining agreement. Paradigm believes that its employee relations are generally good.

PROPERTIES

    Paradigm's headquarters are located in Boston, Massachusetts. In addition to its headquarters, Paradigm leases office and warehouse space in a number of locations across the United States. Paradigm does not believe that any of these locations are material to its operations. The leases expire at various times between 1998 and 2004.

                                   MANAGEMENT

DIRECTORS, OFFICERS, AND KEY EMPLOYEES

    Following the Offering, it is anticipated that the directors, officers, and key employees of Paradigm will be as follows:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
James E. Claypoole...................................          64   Chairman of the Board, Chief Executive Officer,
                                                                    President and Director*
Ira Cohen............................................          44   Chief Operating Officer*
Elizabeth M. Claypoole...............................          32   Vice President, Treasurer, and Secretary*
Jonathan J. Ledecky..................................          40   Director**
Phillip Arturi.......................................          40   President of Professional Network Services
Larry Glaser.........................................          38   President of Fortran
Kelby Knoedler.......................................          47   President of Entra
James Mahon..........................................          50   President of Mahon
Darren Metz..........................................          35   President of Office Equipment Service
Jack Meehan..........................................          48   President of Aztec
Robert McClory.......................................          53   President of Compel
Benjamin Tandowski...................................          50   President of Professional Computer Solutions

------------------------

*   Executive Officer

** Mr. Ledecky is expected to join the Paradigm Board promptly following the Technology Distribution.

    JAMES E. CLAYPOOLE has served as Chief Executive Officer, Director and President of Paradigm since February, 1998. He founded and has served as President of Bay State Computer Group, an operating company of Paradigm, since 1984 and as Chairman of U.S. Office Products' Technology Solutions division since 1996. For the past 15 years, Mr. Claypoole has served as a member of the board of directors of the Digital Dealers Association and was its President from 1992 to 1994. He was Chairman of the Digital Dealers Association in 1995. Mr. Claypoole has also served on a variety of manufacturers' councils. Mr. Claypoole is the father of Elizabeth M. Claypoole.

    IRA COHEN has served as Chief Operating Officer of Paradigm since March 2, 1998. Mr. Cohen founded Copley Management Associates, a technology management consulting company, in 1979. In 1984, Mr. Cohen merged Copley Management Associates with DataTrend to form Copley Systems, Inc. In 1993, after selling Copley Systems, Inc. (which had grown from $2 million in annual revenue to $104 million in annual revenue over the preceding nine years), Mr. Cohen was employed by CIC Systems as Chief Operating Officer of its Copley Division from 1993 through 1996. Mr. Cohen's non-compete agreement with CIC Systems has expired.

    ELIZABETH M. CLAYPOOLE has served as Vice President, Treasurer, and Secretary of Paradigm since February, 1998. She has been Vice President and Chief Financial Officer of Bay State since 1990. Ms. Claypoole was previously employed by the accounting firm of Deloitte & Touche LLP. Ms Claypoole is a certified public accountant and is a member of the American Institute of Certified Public Accountants. Ms. Claypoole is the daughter of James E. Claypoole.

    JONATHAN J. LEDECKY will serve as a Director of Paradigm and the other Spin-Off Companies as of the Distribution Date. Mr. Ledecky founded U.S. Office Products in October 1994, will serve as Chairman of the Board until the Distribution Date, and served as its Chief Executive Officer until November 1997. He founded Consolidation Capital Corporation in February 1997 and serves as its Chairman and Chief Executive Officer. Mr. Ledecky has also served as non-executive Chairman of the Board of USA Floral Products, Inc. since April 1997 and as Non-Executive Chairman of the Board of UniCapital Corporation, since October 1997. Mr. Ledecky served from 1989 to 1991 as the President of The Legacy Fund, Inc., a wholly owned subsidiary of Steelcase Inc., the nation's largest manufacturer of office furniture products. Prior to his tenure at The Legacy Fund, Inc., Mr. Ledecky was a partner at Adler and Company and Senior Vice President at Allied Capital Corporation, an investment management company.

    PHILLIP ARTURI, PRESIDENT OF PROFESSIONAL NETWORK SERVICES, has 17 years of experience in LAN/WAN infrastructure design, application engineering, and systems integration. Prior to establishing Professional Network Services in 1989, Mr. Arturi implemented distributed processing solutions at GTE, and served Caldor as MIS manager.

    LARRY GLASER, PRESIDENT OF FORTRAN, established Fortran in the late 1970's as a service and repair organization for telecommunications equipment. He has been President of Fortran since that date.

    KELBY KNOEDLER, PRESIDENT OF ENTRA, established Entra in 1984 after selling his ownership-interest in CADO Business Systems of Ohio, which he founded in 1978. Since 1984, he has been the General Manager and President of Entra. He was previously employed with Burroughs Corporation.

    JAMES MAHON, PRESIDENT OF MAHON, has over 26 years of diverse experience in the communications industry. Mr. Mahon was a founder and past president of Computer Telephone Corporation, which went public in 1985. Mr. Mahon, who has also held corporate-level positions at Rolm and Executone, founded Mahon in 1989 and has been President of Mahon since that date.

    DARREN METZ, PRESIDENT OF OFFICE EQUIPMENT SERVICE, has been the President of Office Equipment Service since 1986. He holds a B.A. in computer science from the University of Tennessee, and an M.B.A. from the University of Memphis.

    JACK MEEHAN, PRESIDENT OF AZTEC, founded Aztec in 1984 and has been its President and Chief Executive Officer since that date. Previously, Mr. Meehan was employed by New York Telephone Company and by Tie/communications.

    ROBERT M. MCCLORY, PRESIDENT OF COMPEL, founded Compel in 1972 and has been its President since that date. From 1972 to 1979, he was General Manager of Parsons Electric Company, a general contractor in Los Angeles, California. He is a Registered Communications Distribution Designer.

    BENJAMIN TANDOWSKI, PRESIDENT OF PROFESSIONAL COMPUTER SOLUTIONS, founded Professional Computer Solutions in 1984 and has been its President since that date. Previously, Mr. Tandowski was employed by Exxon Research and Union Carbide Chemical and Plastics Division. He holds a Ph. D. in mechanical engineering from the City University of New York, where he was a National Science Fellow.

ADDITIONAL DIRECTORS; COMMITTEES

    Prior to the Offering, Paradigm expects to elect three additional directors, at least two of whom will be independent directors. Directors are elected for one year terms and hold office until their successors have been elected and qualified or until such director's earlier resignation or removal, though the Paradigm Board may adopt a classified board before the Offering. Executive officers are elected annually and hold office until the next meeting of stockholders or until such executive officer's earlier resignation or removal.

    The Paradigm Board is expected to create an Audit Committee effective as of the Offering. The Audit Committee will be charged with reviewing Paradigm's annual audit and meeting with Paradigm's independent accountants to review Paradigm's internal control and financial management practices.

    The Paradigm Board is expected to create a Compensation Committee effective as of the Offering Date. The Compensation Committee will be charged with making recommendations to the Paradigm Board regarding compensation of Paradigm's executive officers and administering any stock option plan Paradigm may adopt.

EXECUTIVE COMPENSATION

    The following table sets forth information with respect to the compensation paid by Paradigm for services rendered during the year ended April 26, 1997 to the Chief Executive Officer and the other highly compensated executive officers of Paradigm (the "Named Officers").

SUMMARY COMPENSATION TABLE

                                                            ANNUAL COMPENSATION     LONG TERM
                                                           ---------------------  COMPENSATION     ALL OTHER
NAME AND PRINCIPAL POSITION                                  SALARY      BONUS     OPTIONS(#)    COMPENSATION
---------------------------------------------------------  ----------  ---------  -------------  -------------

James E. Claypoole.......................................  $  245,000(1) $  50,000                 $  54,360(2)
  Chief Executive Officer,
  President and Director
Ira Cohen................................................  $  200,000(3)
  Chief Operating Officer

Elizabeth M. Claypoole...................................  $  142,500(1)               7,500(4)
  Vice President, Treasurer, and Secretary

------------------------

(1) The salaries for the named executives include six months of salary prior to Bay State Computer Group being acquired by U.S. Office Products. Mr. Claypoole's salary was increased from $190,000 to $300,000 and Ms. Claypoole's salary was increased from $125,000 to $160,000 upon the acquisition of Bay State Computer Group by U.S. Office Products. Mr. Claypoole's salary was increased to $315,000 in November 1997.

(2) Includes life insurance premiums of $42,360 paid by Bay State on life insurance policies for which Mr. Claypoole's estate is the beneficiary and payment of automobile expenses of $12,000.

(3) Mr. Cohen was hired by Paradigm on March 2, 1998. His salary is expected to be $200,000 during his first year with Paradigm.

(4) Options to purchase U.S. Office Products Common Stock.

OPTIONS GRANTED IN FISCAL YEAR 1997

    The following table sets forth certain information regarding options to acquire U.S. Office Products Common Stock granted to the Named Officers during the year ended April 26, 1997. All options were granted by U.S. Office Products as options to acquire U.S. Office Products Common Stock and are expected to be replaced with options to acquire Paradigm Common Stock in connection with the Technology Distribution. See "The Spin-Offs From U.S. Office Products." Upon consummation of the Technology Distribution, the number of stock options granted to officers, directors, and employees of

Paradigm and their exercise price will be determined according to a formula agreed to by U.S. Office Products and Paradigm prior to this Offering.

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF
                                                                                                 STOCK PRICE
                                                   PERCENT OF                                  APPRECIATION FOR
                                                  TOTAL OPTIONS    EXERCISE                     OPTION TERM(3)
                                    OPTIONS        GRANTED IN        PRICE     EXPIRATION   ----------------------
NAME                             GRANTED (#)(1)  FISCAL YEAR(2)     ($/SH)        DATE        5%($)       10%($)
-------------------------------  --------------  ---------------  -----------  -----------  ----------  ----------

James E. Claypoole (4).........        --              --             --           --           --          --
Elizabeth M. Claypoole (5).....         7,500             4.0%     $   17.83     11/8/2006  $   84,099  $  213,123

------------------------

(1) The options granted are non-qualified stock options which are exercisable at the market price on the date of grant generally beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares and which expire ten years from the date of grant.

(2) Total options granted means all options granted to all employees of the Technology Solutions division of U.S. Office Products.

(3) The dollar amounts under these columns are the results of calculations at assumed annual rates of stock appreciation of 5% and 10%. These assumed rates of growth were selected by the SEC for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of stock prices. No gain to the optionees is possible without an increase in stock prices, which will benefit all stockholders.

(4) After the fiscal year ended April 26, 1997, James Claypoole was granted 45,000 options at an exercise price of $15.17, which expire on April 28, 2007.

(5) After the fiscal year ended April 26, 1997, Elizabeth Claypoole was granted 6,000 options at an exercise price of $15.17, which expire on April 28, 2007.

AGGREGATED OPTIONS FISCAL YEAR ENDED APRIL 26, 1997 AND FISCAL YEAR-END 1997
  OPTION VALUES

    The following table sets forth certain information regarding unexercised options held by the Named Officers at April 26, 1997. No options were exercised by the Named Officers during the fiscal year ended April 26, 1997. As described above, all options were granted by U.S. Office Products as options to acquire U.S. Office Products Common Stock and are expected to be replaced with options to acquire shares of Paradigm Common Stock in connection with the Technology Distribution. See "The Spin-Offs From U.S. Office Products." Upon consummation of the Technology Distribution, the number of stock options granted to officers, directors, and employees of Paradigm and their exercise price will be determined according to a formula set by the Board of Directors or Compensation Committee of U.S. Office Products prior to this Offering.

                                                        NUMBER OF SECURITIES
                                                             UNDERLYING             VALUE OF UNEXERCISED IN-THE-
                                                        UNEXERCISED OPTIONS       MONEY(3) OPTIONS AT FISCAL YEAR
                                                        IN THE MONEY OPTIONS                 END($)(4)
                     SHARES ACQUIRED                     AT APRIL 26, 1997              AT APRIL 26, 1997(1)
                       ON EXERCISE        VALUE      --------------------------  ----------------------------------
NAME                     (#)(1)       REALIZED($)(2) EXERCISABLE  UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
-------------------  ---------------  -------------  -----------  -------------  ---------------  -----------------

James E.
  Claypoole........            --              --            --            --              --                --
Elizabeth M.
  Claypoole........            --              --      -- 1,875         5,625              --                --

------------------------

(1) Represents the number of shares received upon exercise or, if no shares were received, the number of shares with respect to which options were exercised.

(2) The value of exercised options represents the difference between the exercise price of such options and the closing market price of the U.S. Office Products Common Stock on the date of exercise.

(3) Options are "in-the-money" if the closing market price of U.S. Office Products Common Stock exceeds the exercise price of the options.

(4) The value of unexercised options represents the difference between the exercise price of such options and $15.08, the closing market price of U.S. Office Products Common Stock at April 26, 1997.

1998 STOCK INCENTIVE PLAN

    Prior to consummation of the Offering, the Company anticipates establishing a 1998 stock incentive plan.

DIRECTOR COMPENSATION AND OTHER ARRANGEMENTS

    Jonathan J. Ledecky entered into an agreement ("the Ledecky Services Agreement") with U.S. Office Products on January 13, 1998, to become effective on the Distribution Date and contingent on the consummation of the Distributions. The Ledecky Services Agreement will expire on September 30, 1998 if none of the Distributions has occurred by that date. If the Ledecky Services Agreement becomes effective, it will replace his November 4, 1997 employment agreement with U.S. Office Products.

    The Ledecky Services Agreement governs Mr. Ledecky's continuing obligations to U.S. Office Products and also provides certain benefits and obligations with respect to Paradigm and the other Spin-Off Companies. Under the Ledecky Services Agreement, Mr. Ledecky will remain an employee of U.S. Office Products, at an annual salary of $48,000, through June 30, 2001, with the contract terminable only if he violates the non-competition provision of the agreement.

    The Ledecky Services Agreement provides for non-competition and non-solicitation restrictions until the fourth anniversary of the Distribution Date. These provisions generally restrict Mr. Ledecky from, among other things, investing in or working for or on behalf of any business selling any products or services in direct competition with U.S. Office Products, Paradigm, or the other Spin-Off Companies (collectively, the "U.S. Office Products Companies"), within 100 miles of any location where any of the U.S. Office Products Companies conducts business. (For this purpose, "products or services" are those in effect as of January 13, 1998.) The Ledecky Services Agreement prohibits Mr. Ledecky from calling upon managerial employees of Paradigm and the other Spin-Off Companies to hire them away and from calling upon customers of Paradigm and the other Spin-Off Companies to solicit or sell products or services in direct competition with Paradigm and the other Spin-Off Companies. Mr. Ledecky is also barred from hiring away for Consolidation Capital Corporation any person then or in the preceding one year employed

Paradigm, or the other Spin-Off Companies. The Ledecky Services Agreement includes Mr. Ledecky's agreement that four years is a reasonable period of time for this provision and that U.S. Office Products will assign to Paradigm and the other Spin-Off Companies the ability to enforce the non-competition provisions described above as to their own businesses.

    Under the Ledecky Services Agreement, the U.S. Office Products Board has agreed that Mr. Ledecky will receive a stock option for Paradigm Common Stock from Paradigm as of the Distribution Date. The U.S. Office Products Board intends the option to be compensation for Mr. Ledecky's services to Paradigm as a director, and certain services as an employee. The option will cover up to 7.5% of the outstanding Paradigm Common Stock determined as of the Distribution Date, with no anti-dilution provisions in the event of issuance of additional shares of Paradigm Common Stock (other than with respect to stock splits or reverse stock splits). The option will have a per share exercise price equal to the price of the first trade (the "Initial Trading Price") on the day Paradigm Common Stock is first publicly traded (the "First Trade Date").

    It is expected that Mr. Ledecky's option will become fully exercisable as to two-thirds of the shares it covers 12 months after the Distribution Date. The remainder of the option will become exercisable as follows: (i) as of the 18-month anniversary of the First Trade Date if the average closing trading price over the 15 business days preceding that anniversary date exceeds the Initial Trading Price (with the prices adjusted for stock splits or reverse stock splits or other corporate events that cause Paradigm to adjust substantially all outstanding options) by at least 25% or (ii) as of the sixth anniversary of the First Trade Date if the clause (i) condition is not met and Mr. Ledecky is still employed by Paradigm at that anniversary. Option exercisability will accelerate if Mr. Ledecky dies before the option expires or if and to the extent that Paradigm accelerates the exercise schedule of options for substantially all management option holders. All unexercised portions of the option will expire ten years after its date of grant or, if applicable, as of the date Mr. Ledecky violates his non-competition agreement with Paradigm.

EMPLOYMENT CONTRACTS AND RELATED MATTERS

    In October 1996, Bay State entered into an employment agreement with James
E. Claypoole, its Chief Executive Officer and President. The employment agreement provides for an initial three-year term and successive one-year extensions at the option of Bay State. Pursuant to this agreement, Mr. Claypoole is entitled to receive a minimum annual salary of $300,000, incentive bonuses as determined by the Board of Directors of Bay State and all perquisites and benefits customarily provided by Bay State to its employees. In the event that Mr. Claypoole's employment is terminated for any reason other than cause, Mr. Claypoole's employment agreement provides that Mr. Claypoole is entitled to receive his base salary and benefits for the longer of (i) three months from the date of termination, or (ii) the remaining time under the initial term of the employment agreement. The employment agreement also prohibits Mr. Claypoole from engaging in certain activities deemed competitive with Bay State or its affiliates during the duration of his employment with Bay State and for the longer of (i) a period of two years thereafter, or (ii) as long as Mr. Claypoole continues to receive severance payments from Bay State.

    In October 1996, Bay State entered into an employment agreement with Elizabeth M. Claypoole, its Vice President, Treasurer, and Secretary. The employment agreement provides for an initial three-year term and successive one-year extensions at the option of Bay State. Pursuant to this agreement, Ms. Claypoole is entitled to receive a minimum annual salary of $160,000, incentive bonuses as determined by the President of Bay State and all perquisites and benefits customarily provided by Bay State to its employees. In the event that Ms. Claypoole's employment is terminated for any reason other than cause, Ms. Claypoole's employment agreement provides that Ms. Claypoole is entitled to receive her base salary and benefits for the longer of (i) three months from the date of termination, or (ii) the remaining time under the initial term of the employment agreement. The employment agreement also prohibits Ms. Claypoole from engaging in certain activities deemed competitive with Bay State or its affiliates during the duration of her employment with Bay State and for the longer of (i) a period of two years thereafter, or (ii) as long as Ms. Claypoole continues to receive severance payments from Bay State.

    On March 2, 1998, Paradigm hired Ira Cohen as its Chief Operating Officer. Paradigm expects to enter into an employment agreement with Mr. Cohen prior to the Offering.

    Effective as of the Distribution Date, Bay State will assign Mr. and Ms. Claypooles' employment agreements to Paradigm.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Paradigm Board intends to create a Compensation Committee effective prior to the Distribution Date. The Compensation Committee will be charged with determining or making recommendations to the Paradigm Board regarding the compensation of executive officers of Paradigm and administering any stock option plan Paradigm may adopt.

    Until a Compensation Committee of the Paradigm Board is created, decisions regarding the compensation of executive officers of Paradigm will be made by the Paradigm Board. No member of the Paradigm Board has ever been an officer of Paradigm or any of its subsidiaries, except that Mr. Ledecky was the Chief Executive Officer of U.S. Office Products until November 5, 1997 and will be Chairman of U.S. Office Products until the Distribution Date, and Mr. Claypoole has been Chairman of U.S. Office Products' Technology Solutions division.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On October 15, 1996, U.S. Office Products acquired Bay State, which will be a wholly-owned subsidiary of Paradigm following the Technology Distribution, from James E. Claypoole, Paradigm's Chairman of the Board, Chief Executive Officer, and President, and Thomas J. Foley, Executive Vice President of Bay State, for 906,576 shares of U.S. Office Products Common Stock valued at $20.74 per share. In connection with the acquisition, Bay State also entered into an employment agreement with Mr. Claypoole at an annual base salary of $300,000 and an employment agreement with Elizabeth M. Claypoole, Paradigm's Vice President, Treasurer and Secretary, at an annual base salary of $160,000. See "Management--Employment Contracts and Related Matters."

    For a discussion of matters related to the spin-off of Paradigm from U.S. Office Products, see "The Spin-Offs from U.S. Office Products."

    For a discussion of transactions between Paradigm and Mr. Ledecky, see "Management--Director Compensation and Other Arrangements."

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth the number and percentage of outstanding shares of Common Stock that are expected to be beneficially owned as of the date of this Prospectus (assuming no exercise of the Underwriters' over-allotment option) and as adjusted to reflect the sale of the shares of Common Stock offered hereby and the Technology Distribution by (i) all persons known by Paradigm to own beneficially more than 5% of the Common Stock, (ii) each director and each Named Officer who is a stockholder, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the business address of each of the following is 52 Roland Street, Boston, Massachusetts 02129.

                                                                                                        PERCENT
                                                                                                ------------------------
                                                                                                 PRIOR TO       AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER                                                 NUMBER      OFFERING     OFFERING
--------------------------------------------------------------------------------  ------------  -----------  -----------
James E. Claypoole (1)..........................................................                                  *
Jonathan J. Ledecky.............................................................
Elizabeth M. Claypoole (2)......................................................                                  *
All current executive officers and directors as a group (five persons)..........
5% STOCKHOLDERS:
FMR Corp (3)....................................................................
  Devonshire Street
  Boston, MA 02109
Massachusetts Financial Services Company (3)....................................
  500 Boylston Street
  Boston, MA 02116

------------------------

*   Less than 1%.

(1) Includes     shares which may be acquired upon exercise of options
    exercisable within 60 days following the Offering.

(2) Includes     shares which may be acquired upon exercise of options
    exercisable within 60 days following the Offering.

(3) Based upon a Schedule 13G filed with the Securities and Exchange Commission (the "Commission") with respect to U.S. Office Products Common Stock.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL MATTERS

    At the time of the Offering, Paradigm's authorized capital stock is expected
to consist of       shares of Common Stock, par value $.001 per share, and
      shares of preferred stock, par value $.001 per share (the "Preferred Stock"). At the time of the Offering, Paradigm is expected to have outstanding
approximately       shares of Common Stock and no shares of Preferred Stock. Set forth below is a summary of the terms of Paradigm's authorized capital stock.

COMMON STOCK

    The holders of Common Stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors.

    Subject to the rights of any then outstanding shares of Preferred Stock, the holders of Paradigm Common Stock are entitled to such dividends as may be declared in the discretion of the Paradigm Board out of funds legally available therefore. See "Dividend Policy." The holders of Common Stock are entitled to share ratably in the net assets of Paradigm upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase shares of stock of Paradigm. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of Paradigm. All of the shares of Common Stock to be sold pursuant to the Offering will be fully paid and nonassessable.

PREFERRED STOCK

    The Preferred Stock may be issued from time to time by the Paradigm Board as shares of one or more classes or series. Subject to the provisions of Paradigm's Certificate of Incorporation and limitations prescribed by law, the Paradigm Board is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights, and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the stockholders. Paradigm has no current plans to issue any shares of Preferred Stock of any class or series.

    One of the effects of undesignated Preferred Stock may be to enable the Paradigm Board to render more difficult or to discourage an attempt to obtain control of Paradigm by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of Paradigm's management. The issuance of shares of the Preferred Stock pursuant to the Paradigm Board's authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by Paradigm may rank prior to Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for Common Stock or may otherwise adversely affect the market price of Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

    Paradigm is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is: (i) the owner of 15% or more of the outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation if such affiliate or associate was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

    A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or bylaws, by action of its stockholders, to exempt itself from coverage, provided that such bylaws or certificate of incorporation amendment shall not become effective until 12 months after the date it is adopted. Paradigm has not adopted such an amendment to its Certificate of Incorporation or Bylaws.

LIMITATION ON DIRECTORS' LIABILITIES AND INDEMNIFICATION

    Pursuant to Paradigm's Certificate of Incorporation and under Delaware law, directors of Paradigm are not liable to Paradigm or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit. The Company's by-laws provide that the Company will, to the fullest extent permitted under Delaware law, indemnify its officers and directors against any damages arising out of their actions as officers or directors of the Company.

TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar for Common Stock will be       .

                        SHARES ELIGIBLE FOR FUTURE SALE

    Sales of substantial amounts of the Common Stock in the public market following this Offering and the Technology Distribution could have an adverse effect on the market price of the Common Stock. Upon completion of this Offering
and the Technology Distribution, Paradigm will have       shares of Common Stock
outstanding. The    shares of Common Stock offered by the Company hereby (and
any shares sold pursuant to the exercise of the Underwriters' over-allotment option) will be freely tradeable without restriction. shares of Common Stock of the Company issued upon consummation of the Technology Distribution will be freely tradeable after the Technology Distribution and shares of Common Stock issued upon consummation of the Technology Distribution will be "restricted securities" subject to Rule 144 promulgated under the Securities Act. Beginning 180 days after the date of this Prospectus, additional shares of Common Stock will become eligible for sale upon expiration of the Lock-Up Agreements with the Representatives of the Underwriters.

    In general, under Rule 144 as currently in effect, a stockholder (or stockholders whose shares are aggregated) who has beneficially owned shares constituting "restricted securities" (generally defined as securities acquired from the Company or an affiliate of the Company in a non-public transaction) for at least one year, is entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) 1% of the outstanding Common
Stock (approximately       shares of Common Stock immediately after this
Offering or       shares if the Underwriters' over-allotment option is exercised in full) or (ii) the average weekly trading volume in the Common Stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of such sale is filed pursuant to Rule 144. Sales under Rule 144 are also subject to certain provisions regarding the manner of sale, notice requirements, and the availability of current public information about the Company. A stockholder (or stockholders whose shares are aggregated) who is not an affiliate of the Company for at least 90 days prior to a sale and who has beneficially owned "restricted securities" for at least two years is entitled to sell such shares under Rule 144 without regard to the limitations described above.

    The Company intends to register the    shares of Common Stock reserved for
issuance pursuant to its stock incentive plan as soon as practicable following
the date of this Prospectus. Options to acquire    shares of Common Stock will
be exercisable upon consummation of the Technology Distribution. Following this Offering and the Technology Distribution, in view of the large number of shares freely-tradeable and available for immediate sale, the market for the Company's Common Stock could be highly volatile, which could adversely affect the trading price of the Common Stock.

                                  UNDERWRITING

    The underwriters named below (the "Underwriters"), acting through their representatives. BancAmerica Robertson Stephens, Volpe Brown Whelan & Company, LLC and Friedman, Billings, Ramsey & Co., Inc. (the "Representatives"), have severally agreed, subject to the terms and conditions of an underwriting agreement among the Company and the Underwriters (the "Underwriting Agreement"), to purchase the number of shares of Common Stock set forth opposite their respective names below. The Underwriters are committed to purchase and pay for all of such shares if any are purchased.

                                                                                     NUMBER
                                   UNDERWRITER                                     OF SHARES
---------------------------------------------------------------------------------  ----------
BancAmerica Robertson Stephens...................................................
Volpe Brown Whelan & Company, LLC................................................
Friedman, Billings, Ramsey & Co., Inc............................................
                                                                                   ----------
      Total......................................................................
                                                                                   ----------
                                                                                   ----------

    The Representatives have advised the Company that they propose to offer the shares of Common Stock to the public at the offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a
concession of not in excess of $      per share, of which $      may be
reallowed to other dealers. After the initial public Offering, the public offering price, concession and reallowance to dealers may be reduced by the Representatives. No such reduction shall affect the amount of proceeds to be received by the Company as set forth on the cover page of this Prospectus.

    The Company has granted to the Underwriters an option exercisable during the 30-day period after the date of this Prospectus, to purchase up to additional shares of Common Stock at the same prices per share as the Company
will receive for the       shares that the Underwriters have agreed to purchase
from the Company. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage of such additional shares that the number of shares of Common Stock to be purchased by it shown in the above table represents as a percentage
of the       shares offered hereby. If purchased, such additional shares will be
sold by the Underwriters on the same terms as those on which the       shares
are being sold.

    The Underwriting Agreement contains covenants of indemnity between the Underwriters and the Company against certain civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement.

    Pursuant to the terms of the Lock-Up Agreements, the holders of
approximately       shares of the Common Stock have agreed with the
Representatives that for a period of 180 days after the date of this Prospectus (the "Lock-Up Period"), that, subject to certain limited exceptions, they will not sell or otherwise dispose of shares of Common Stock, including shares issuable under options or warrants exercisable during the Lock-Up Period, any options or warrants to purchase shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock owned directly by such holders or with respect to which they have the power of disposition without the prior written consent of BancAmerica Robertson Stephens. However, BancAmerica Robertson Stephens may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements. There are no agreements between the Representatives and any of the Company's stockholders providing consent by the Representatives to the sale of shares prior to the expiration of the Lock-Up Period. The Company has agreed that during the Lock-Up Period, the Company will not, subject to certain exceptions, without the prior written consent of BancAmerica Robertson Stephens,
(i) consent to the disposition of any shares held by stockholders prior to the expiration of the Lock-Up Period or (ii) issue, sell, contract to sell or otherwise dispose of, any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock, other than the Company's sale of shares in this Offering, the issuance of Common Stock upon the exercise of outstanding options and warrants and the Company's issuance of options and stock under the existing stock option and stock purchase plans. See "Shares Eligible for Future Sale."

    The Representatives have advised the Company that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

    Prior to this Offering, there has been no public market for the Common Stock of the Company. Consequently, the initial public offering price for the Common Stock offered hereby was determined through negotiations between the Company and the Representatives. Among the factors to be considered in such negotiations will be prevailing market conditions, certain financial information of the Company, market valuations of other companies that the Company and the Representatives believe to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant.

    Certain persons participating in this Offering may engage in transactions, including syndicate covering transactions or the imposition of penalty bids, which may involve the purchase of Common Stock on the Nasdaq National Market or otherwise. Such transactions may stabilize or maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

    The Representatives have advised the Company that, pursuant to Regulation M under the Securities Act, certain persons participating in the Offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Common Stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the Common Stock on behalf of the Underwriters for the purpose of fixing or maintaining the price of the Common Stock. A "syndicate covering transaction" is the bid for or the purchase of the Common Stock on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with the Offering. A "penalty bid" is an arrangement permitting the Representatives to reclaim the selling concession otherwise accruing to an Underwriter or syndicate member in connection with the Offering if the Common Stock originally sold by such Underwriter or syndicate member is purchased by the Representatives in a syndicate covering transaction and has therefore not been effectively placed by such Underwriter or syndicate member. The Representatives have advised the Company that such transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

                            VALIDITY OF COMMON STOCK

    The validity of the Common Stock offered hereby will be passed upon for the Company by Wilmer, Cutler & Pickering, Washington, D.C. Certain legal matters in connection with the Common Stock will be passed upon for the Underwriters by Winston & Strawn, Chicago, Illinois.

                                    EXPERTS

    The financial statements included in this Prospectus (except as they relate to the unaudited interim periods) have been audited by various independent accounts. The companies and periods covered by these audits are indicated in the individual accountants' reports. Such financial statements have been so included in reliance on the reports of the various independent accountants given on the authority of such firms as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission, a registration statement on Form S-1 pursuant to the Securities Act with respect to the Common Stock offered hereby (the "Registration Statement"). This prospectus (the "Prospectus") does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus concerning the provisions of any document filed with the Registration Statement as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed as an exhibit to the Registration Statement. For further information about the Company and the Common Stock offered hereby, reference is made to the Registration Statement and to the financial statements, schedules and exhibits filed as a part thereof.

    Upon completion of the Offering, the Company will be subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof and the reports and other information filed by the Company with the Commission in accordance with the Exchange Act may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at its New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and its Chicago Regional Officer, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and the address of such site is http://www.sec.gov.

                     INDEX TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED FINANCIAL INFORMATION,
          FINANCIAL STATEMENTS, AND CONSOLIDATED FINANCIAL STATEMENTS

                                                                                            PAGE
                                                                                       ---------
PARADIGM CONCEPTS, INC.
  Introduction to Pro Forma Financial Information                                            F-2
  Pro Forma Combined Balance Sheet as of October 25, 1997 (unaudited)                        F-3
  Pro Forma Combined Statement of Income for the six months ended October 25, 1997
    (unaudited)                                                                              F-4
  Pro Forma Combined Statement of Income for the six months ended October 26, 1996
    (unaudited)                                                                              F-5
  Pro Forma Combined Statement of Income for the fiscal year ended April 26, 1997
    (unaudited)                                                                              F-6
  Note to Pro Forma Combined Financial Statements                                            F-7
  Report of Price Waterhouse LLP, Independent Accountants                                    F-8
  Report of Rubin, Koehmstedt and Nadler, Independent Auditors                               F-9
  Consolidated Balance Sheet as of April 30, 1996, April 25, 1997 and October 25,
    1997 (unaudited)                                                                        F-10
  Consolidated Statement of Income for the years ended March 31, 1995 and 1996, the fiscal year ended April 26, 1997 and the six months ended October 26, 1996
    (unaudited) and October 25, 1997 (unaudited)                                            F-11
  Consolidated Statement of Stockholder's Equity for the years ended March 31, 1995 and 1996, the fiscal year ended April 26, 1997 and the six months ended October
    25, 1997 (unaudited)                                                                    F-12
  Consolidated Statement of Cash Flows for the years ended March 31, 1995 and 1996, the fiscal year ended April 26, 1997 and the six months ended October 26, 1996
    (unaudited) and October 25, 1997 (unaudited)                                            F-13
  Notes to Consolidated Financial Statements                                                F-15

AZTEC EAST, INC. AND AFFILIATES
  Report of B.N. Kozin Company, Independent Accountants                                     F-26
  Balance Sheet as of December 31, 1995 and 1996 and September 30, 1997 (unaudited)         F-27
  Statement of Operations for the years ended December 31, 1995 and 1996 and the nine
    months ended September 30, 1996 (unaudited) and 1997 (unaudited)                        F-28
  Statement of Shareholders' Equity for the years ended December 31, 1995 and 1996
    and the nine months ended September 30, 1997 (unaudited)                                F-29
  Statement of Cash Flows for the years ended December 31, 1995 and 1996 and the nine
    months ended September 30, 1996 (unaudited) and 1997 (unaudited)                        F-30
  Notes to Financial Statements                                                             F-31

COMPEL CORPORATION
  Report of Price Waterhouse LLP, Independent Accountants                                   F-34
  Balance Sheet as of December 31, 1995 and 1996 and September 30, 1997 (unaudited)         F-35
  Statement of Income for the years ended December 31, 1994, 1995 and 1996 and the
    nine months ended September 30, 1996 (unaudited) and 1997 (unaudited)                   F-36
  Statement of Stockholders' Equity for the years ended December 31, 1994, 1995 and
    1996 and the nine months ended September 30, 1997 (unaudited)                           F-37
  Statement of Cash Flows for the years ended December 31, 1994, 1995 and 1996 and
    the nine months ended September 30, 1996 (unaudited) and 1997 (unaudited)               F-38
  Notes to Financial Statements                                                             F-39

                              UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

    The unaudited pro forma financial statements give effect to the spin-off of Paradigm Concepts, Inc. (the "Company"), formerly the Technology Solutions division of U.S. Office Products Company ("U.S. Office Products"), through the distribution of shares of the Company to U.S. Office Products stockholders (the "Distribution") and to acquisitions completed through March 5, 1998.

    The pro forma combined balance sheet gives effect to the Technology Distribution as if such transaction had occurred as of the Company's most recent balance sheet date, October 25, 1997.

    The pro forma combined statements of income for the fiscal year ended April 26, 1997 and the six month periods ended October 25, 1997 and October 26, 1996 give effect to the Technology Distribution and the acquisitions of Compel Corporation, Aztec East, Inc. and Affiliates ("Aztec East, Inc.") and three other individually insignificant companies in business combinations accounted for under the purchase method which have been completed during the fiscal year ending April 25, 1998 (the "Fiscal 1998 Purchase Acquisitions"), as if all such transactions had occurred on May 1, 1996.

    The pro forma combined statement of income for the year ended April 26, 1997 includes the audited financial information of the Company for the year ended April 26, 1997 and the unaudited financial information of the Fiscal 1998 Purchase Acquisitions for the period from May 1, 1996 through April 26, 1997.

    The pro forma combined statements of income for the six months ended October 25, 1997 includes the unaudited financial information of the Company for the six months ended October 25, 1997 and the unaudited financial information of the Fiscal 1998 Purchase Acquisitions for the period from April 27, 1997 through the earlier of their respective dates of acquisition or October 25, 1997.

    The pro forma combined statement of income for the six months ended October 26, 1996 includes the unaudited financial information of the Company and the Fiscal 1998 Purchase Acquisitions for the period from May 1, 1996 through October 26, 1996.

    The historical financial statements of the Company give retroactive effect to the results of the five companies acquired by the Company during the fiscal year ended April 26, 1997 in business combinations accounted for under the pooling-of-interests method of accounting.

    The historical financial statements of the Company also reflect an allocated portion of general and administrative costs incurred by U.S. Office Products. The allocated costs include expenses such as: certain corporate executives' salaries, accounting and legal fees, departmental costs for accounting, finance, legal, purchasing, marketing and human resources, as well as other general overhead costs. These corporate overhead costs have been allocated to the Company using one of several factors, dependent on the nature of the costs being allocated, including, revenues, number and size of acquisitions and number of employees.

    The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent what the Company's financial position or results of operations would have been had the transactions which are the subject of pro forma adjustments occurred on those dates, as assumed, and are not necessarily representative of the Company's financial position or results of operations in any future period. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

                            PARADIGM CONCEPTS, INC.

                        PRO FORMA COMBINED BALANCE SHEET

                                OCTOBER 25, 1997

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                          PARADIGM
                                                                          CONCEPTS,     PRO FORMA   PRO FORMA
                                                                            INC.       ADJUSTMENTS   COMBINED
                                                                        -------------  -----------  ----------
ASSETS
Current assets:
  Cash and cash equivalents...........................................   $       579    $    (579)(a) $
  Accounts receivable, net............................................        42,406                    42,406
  Inventories.........................................................        10,169                    10,169
  Receivable from U.S. Office Products................................        10,799      (10,799)(a)
  Prepaid and other current assets....................................         6,343                     6,343
                                                                        -------------  -----------  ----------
      Total current assets............................................        70,296      (11,378)      58,918

Property and equipment, net...........................................         4,968                     4,968
Goodwill, net.........................................................        62,204                    62,204
Other assets..........................................................           433                       433
                                                                        -------------  -----------  ----------
      Total assets....................................................   $   137,901    $ (11,378)  $  126,523
                                                                        -------------  -----------  ----------
                                                                        -------------  -----------  ----------

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Short-term debt.....................................................   $     1,306    $           $    1,306
  Accounts payable....................................................        24,612                    24,612
  Accrued compensation................................................         4,799                     4,799
  Other accrued liabilities...........................................        10,044                    10,044
                                                                        -------------  -----------  ----------
      Total current liabilities.......................................        40,761                    40,761

Long-term debt........................................................         1,527        2,167(a)      3,694
Long-term payable to U.S. Office Products.............................         7,224       (7,224)(a)
Deferred income taxes.................................................           857                       857
                                                                        -------------  -----------  ----------
      Total liabilities...............................................        50,369       (5,057)      45,312
                                                                        -------------  -----------  ----------

Stockholder's equity:
  Divisional equity...................................................        72,069       (6,321)(a)     65,748
  Retained earnings...................................................        15,463                    15,463
                                                                        -------------  -----------  ----------
      Total stockholder's equity......................................        87,532       (6,321)      81,211
                                                                        -------------  -----------  ----------
      Total liabilities and stockholder's equity......................   $   137,901    $ (11,378)  $  126,523
                                                                        -------------  -----------  ----------
                                                                        -------------  -----------  ----------

       See accompanying notes to pro forma combined financial statements.

                            PARADIGM CONCEPTS, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                   FOR THE SIX MONTHS ENDED OCTOBER 25, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                               FISCAL 1998
                                        PARADIGM                               INDIVIDUALLY
                                        CONCEPTS,       AZTEC       COMPEL     INSIGNIFICANT  PRO FORMA  PRO FORMA
                                          INC.       EAST, INC.   CORPORATION  ACQUISITIONS ADJUSTMENTS   COMBINED
                                      -------------  -----------  -----------  -----------  -----------  ----------
Revenues............................    $  79,605     $   9,808    $  20,545    $  18,209    $           $  128,167
Cost of revenues....................       60,840         6,056       14,452       13,228                    94,576
                                      -------------  -----------  -----------  -----------  -----------  ----------
      Gross profit..................       18,765         3,752        6,093        4,981                    33,591

Selling, general and administrative
  expenses..........................       12,292         2,407        2,914        3,311         (312)(b)     20,612
Amortization expense................           37            12                                    789(d)        838
                                      -------------  -----------  -----------  -----------  -----------  ----------
      Operating income..............        6,436         1,333        3,179        1,670         (477)      12,141

Other (income) expense:
  Interest expense..................           50            87           71          127         (135)(f)        200
  Interest income...................         (267)          (39)         (20)                      326(f)
  Other.............................           11          (117)         (30)         (90)                     (226)
                                      -------------  -----------  -----------  -----------  -----------  ----------
Income before provision for income
  taxes.............................        6,642         1,402        3,158        1,633         (668)      12,167
Provision for income taxes..........        2,657            55           49          339        2,253(g)      5,353
                                      -------------  -----------  -----------  -----------  -----------  ----------
Net income..........................    $   3,985     $   1,347    $   3,109    $   1,294    $  (2,921)  $    6,814
                                      -------------  -----------  -----------  -----------  -----------  ----------
                                      -------------  -----------  -----------  -----------  -----------  ----------
Weighted average shares
  outstanding.......................                                                                         95,963(h)
Net income per share................                                                                     $     0.07
                                                                                                         ----------
                                                                                                         ----------

       See accompanying notes to pro forma combined financial statements.

                            PARADIGM CONCEPTS, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                   FOR THE SIX MONTHS ENDED OCTOBER 26, 1996

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                               FISCAL 1998
                                        PARADIGM                               INDIVIDUALLY
                                        CONCEPTS,       AZTEC       COMPEL     INSIGNIFICANT  PRO FORMA  PRO FORMA
                                          INC.       EAST, INC.   CORPORATION  ACQUISITIONS ADJUSTMENTS   COMBINED
                                      -------------  -----------  -----------  -----------  -----------  ----------
Revenues............................    $  66,161     $  12,906    $  16,832    $  17,701    $           $  113,600
Cost of revenues....................       50,571         8,843       12,525       12,879                    84,818
                                      -------------  -----------  -----------  -----------  -----------  ----------
      Gross profit..................       15,590         4,063        4,307        4,822                    28,782

Selling, general and administrative
  expenses..........................       10,011         3,156        2,378        3,887       (1,460)(b)     18,507
                                                                                                   535(c)
Amortization expense................                         10                                    815(d)        825
Non-recurring acquisition costs.....        1,105                                               (1,105)(e)
                                      -------------  -----------  -----------  -----------  -----------  ----------
      Operating income..............        4,474           897        1,929          935        1,215        9,450

Other (income) expense:
  Interest expense..................          226            80           85          104         (295)(f)        200
  Interest income...................         (128)          (60)         (10)                      198(f)
  Other.............................          (58)         (153)         (50)         (68)                     (329)
                                      -------------  -----------  -----------  -----------  -----------  ----------
Income before provision for income
  taxes.............................        4,434         1,030        1,904          899        1,312        9,579
Provision for income taxes..........          502            42           38          220        3,413(g)      4,215
                                      -------------  -----------  -----------  -----------  -----------  ----------
Net income..........................    $   3,932     $     988    $   1,866    $     679    $  (2,101)  $    5,364
                                      -------------  -----------  -----------  -----------  -----------  ----------
                                      -------------  -----------  -----------  -----------  -----------  ----------
Weighted average shares
  outstanding.......................                                                                         95,963(h)
Net income per share................                                                                     $     0.06
                                                                                                         ----------
                                                                                                         ----------

       See accompanying notes to pro forma combined financial statements.

                            PARADIGM CONCEPTS, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME

                    FOR THE FISCAL YEAR ENDED APRIL 26, 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                   FISCAL 1998
                                            PARADIGM                               INDIVIDUALLY
                                            CONCEPTS,       AZTEC       COMPEL     INSIGNIFICANT  PRO FORMA  PRO FORMA
                                              INC.        EAST INC.   CORPORATION  ACQUISITIONS ADJUSTMENTS   COMBINED
                                          -------------  -----------  -----------  -----------  -----------  ----------
Revenues................................   $   136,278    $  23,626    $  33,630    $  35,378    $           $  228,912
Cost of revenues........................       102,129       15,553       25,407       26,061                   169,150
                                          -------------  -----------  -----------  -----------  -----------  ----------
      Gross profit......................        34,149        8,073        8,223        9,317                    59,762

Selling, general and administrative
  expenses..............................        21,525        6,063        4,961        8,138       (2,172)(b)     39,197
                                                                                                       682(c)
Amortization expense....................                         22                                  1,629(d)      1,651
Non-recurring acquisition costs.........         2,274                                              (2,274)(e)
                                          -------------  -----------  -----------  -----------  -----------  ----------
      Operating income..................        10,350        1,988        3,262        1,179        2,135       18,914

Other (income) expense:
  Interest expense......................           324          174          124          210         (432)(f)        400
  Interest income.......................          (168)        (111)         (27)          (3)         309(f)
Other...................................           (53)        (323)         (67)        (136)                     (579)
                                          -------------  -----------  -----------  -----------  -----------  ----------
Income before provision for income
  taxes.................................        10,247        2,248        3,232        1,108        2,258       19,093
Provision for income taxes..............         3,524          173           39          245        4,420(g)      8,401
                                          -------------  -----------  -----------  -----------  -----------  ----------
Net income..............................   $     6,723    $   2,075    $   3,193    $     863    $  (2,162)  $   10,692
                                          -------------  -----------  -----------  -----------  -----------  ----------
                                          -------------  -----------  -----------  -----------  -----------  ----------
Weighted average shares outstanding.....                                                                         95,963(h)
Net income per share....................                                                                     $     0.11
                                                                                                             ----------
                                                                                                             ----------

       See accompanying notes to pro forma combined financial statements.

                            PARADIGM CONCEPTS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                    (DOLLARS AND SHARE AMOUNTS IN THOUSANDS)

1. BALANCE SHEET

(a) Represents payment of debt with available cash, the forgiveness of the receivable from U.S. Office Products and the allocation of a total of $5,000 of debt to the Company at the date of the Distribution. The forgiveness of the receivable and the incremental debt allocated to the Company have been reflected as a reduction of capital of $6,321.

2. STATEMENT OF INCOME

(b) Adjustment to reflect reductions in executive compensation as a result of the elimination of certain executive positions and the renegotiations of executive compensation agreements resulting from certain acquisitions.

(c) Adjustment to reflect additional corporate overhead during the period prior to the formation of the Technology Solutions division by U.S. Office Products as if the division had been formed at May 1, 1996.

(d) Adjustment to reflect the increase in amortization expense relating to goodwill recorded in purchase accounting related to the Fiscal 1998 Purchase Acquisitions for the periods prior to the respective dates of acquisition. The Company has recorded goodwill amortization in the historical financial statements from the respective dates of acquisition forward. The goodwill is being amortized over periods ranging from 25-40 years.

(e) Adjustment to reflect the reduction in non-recurring acquisition costs related to pooling-of-interests business combinations of $2,274 for the fiscal year ended April 26, 1997 and $1,105 for the six months ended October 26, 1996.

(f) Adjustment to reflect the increase in interest expense and reduction in interest income resulting from the forgiveness of the receivable from U.S. Office Products and the net allocation of $6,321 of debt by U.S. Office Products.

(g) Adjustment to calculate the provision for income taxes on the combined pro forma results at an effective income tax rate of approximately 44%. The difference between the effective tax rate of 44% and the statutory tax rate of 35% relates primarily to state income taxes and non-deductible goodwill.

(h) The weighted average shares outstanding used to calculate pro forma earnings per share is based upon 95,963 shares of common stock outstanding for the periods. This is based upon the most current number of shares of common stock of U.S. Office Products outstanding of 133,000 less 37,037 shares expected to be repurchased by U.S. Office Products in the Tender Offer, and assumes a distribution ratio of one share of Paradigm Common Stock for each share of U.S. Office Products Common Stock. The actual distribution ratio will be determined prior to effectiveness of the Registration Statement of which this Prospectus is a part, and is expected to be less than one share of Paradigm Common Stock for every one share of U.S. Office Products Common Stock.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  of Paradigm Concepts, Inc.

    In our opinion, based upon our audits and the report of other auditors, the accompanying consolidated balance sheet and the related consolidated statements of income, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Paradigm Concepts, Inc. ("Paradigm") and its subsidiaries at April 30, 1996 and April 26, 1997, and the results of their operations and their cash flows for the fiscal years ended March 31, 1995, March 31, 1996 and April 26, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Paradigm's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Fortran Corp., a wholly-owned subsidiary, which statements reflect total revenues of $20,243,000 and $20,775,000 for the fiscal years ended March 31, 1995 and 1996, respectively. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Fortran Corp., is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Minneapolis, Minnesota
February 4, 1998

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors
  Fortran Corp.
  Newington, Virginia

    We have audited the accompanying balance sheet of Fortran Corp. as of March 31, 1996, and 1995 and the related statements of earnings, changes in stockholders' equity, and cash flows for the years ended March 31, 1996, 1995, and 1994 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to and above present fairly, in all material respects, the financial position of Fortran Corp. as of March 31, 1996, and 1995 and the results of its operations and its cash flows for three years ended March 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.

    As described in Note 9 to the financial statements, on August 21, 1996, the Company entered into a letter of intent to exchange all of its issued and outstanding shares of common stock for shares of U.S. Office Products Company common stock.

RUBIN, KOEHMSTEDT AND NADLER

Springfield, Virginia

June 7, 1996, except for Note 9,
as to which the date is
October 24, 1996

                            PARADIGM CONCEPTS, INC.

                           CONSOLIDATED BALANCE SHEET

                                 (IN THOUSANDS)

                                                                 APRIL 30,  APRIL 26,  OCTOBER 25,
                            ASSETS                                 1996       1997        1997
                                                                 ---------  ---------  -----------
                                                                                       (UNAUDITED)
Current assets:
  Cash and cash equivalents....................................  $   5,609  $   1,106   $     579
  Accounts receivable, less allowance for doubtful accounts of
    $123, $351 and $790, respectively..........................     19,966     22,342      42,406
  Inventories..................................................      4,451      3,904      10,169
  Receivable from U.S. Office Products.........................                 1,216      10,799
  Prepaid expenses and other current assets....................      1,287      4,575       6,343
                                                                 ---------  ---------  -----------
      Total current assets.....................................     31,313     33,143      70,296

Property and equipment, net....................................      1,755      2,163       4,968
Goodwill, net..................................................                            62,204
Other assets...................................................        877      2,005         433
                                                                 ---------  ---------  -----------
      Total assets.............................................  $  33,945  $  37,311   $ 137,901
                                                                 ---------  ---------  -----------
                                                                 ---------  ---------  -----------


             LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Short-term debt..............................................  $   5,580  $      76   $   1,306
  Accounts payable.............................................     10,805     11,803      24,612
  Accrued compensation.........................................      1,857      1,651       4,799
  Other accrued liabilities....................................      4,407      6,345      10,044
                                                                 ---------  ---------  -----------
      Total current liabilities................................     22,649     19,875      40,761

Long-term debt.................................................        799        167       1,527
Long-term payable to U.S. Office Products......................                 4,786       7,224
Deferred income taxes..........................................                   857         857
                                                                 ---------  ---------  -----------
      Total liabilities........................................     23,448     25,685      50,369
                                                                 ---------  ---------  -----------

Commitments and contingencies

Stockholder's equity:
  Divisional equity............................................        148        148      72,069
  Retained earnings............................................     10,349     11,478      15,463
                                                                 ---------  ---------  -----------
      Total stockholder's equity...............................     10,497     11,626      87,532
                                                                 ---------  ---------  -----------
      Total liabilities and stockholder's equity...............  $  33,945  $  37,311   $ 137,901
                                                                 ---------  ---------  -----------
                                                                 ---------  ---------  -----------

          See accompanying notes to consolidated financial statements.

                            PARADIGM CONCEPTS, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                 (IN THOUSANDS)

                                                                                                  FOR THE SIX
                                                           FOR THE FISCAL YEAR ENDED              MONTHS ENDED
                                                      ------------------------------------  ------------------------
                                                       MARCH 31,    MARCH 31,   APRIL 26,   OCTOBER 26,  OCTOBER 25,
                                                         1995         1996         1997        1996         1997
                                                      -----------  -----------  ----------  -----------  -----------

                                                                                                  (UNAUDITED)
Revenues:
  Products..........................................   $  74,645    $  97,567   $  111,746   $  54,569    $  64,541
  Services..........................................      14,354       16,488       24,532      11,592       15,064
                                                      -----------  -----------  ----------  -----------  -----------
    Total revenues..................................      88,999      114,055      136,278      66,161       79,605
                                                      -----------  -----------  ----------  -----------  -----------
Cost of revenues:
  Products..........................................      58,351       76,640       91,148      45,521       53,426
  Services..........................................       7,507        7,473       10,981       5,050        7,414
                                                      -----------  -----------  ----------  -----------  -----------
    Total cost of revenues..........................      65,858       84,113      102,129      50,571       60,840
                                                      -----------  -----------  ----------  -----------  -----------
    Gross profit....................................      23,141       29,942       34,149      15,590       18,765
Selling, general and administrative expenses........      14,942       20,510       21,525      10,011       12,329
Non-recurring acquisition costs.....................                                 2,274       1,105
                                                      -----------  -----------  ----------  -----------  -----------
    Operating income................................       8,199        9,432       10,350       4,474        6,436
Other (income) expense:
  Interest expense..................................         331          420          324         226           50
  Interest income...................................        (118)        (416)        (168)       (128)        (267)
  Other.............................................        (111)        (964)         (53)        (58)          11
                                                      -----------  -----------  ----------  -----------  -----------
Income before provision for income taxes............       8,097       10,392       10,247       4,434        6,642
Provision for income taxes..........................         401          750        3,524         502        2,657
                                                      -----------  -----------  ----------  -----------  -----------
Net income..........................................   $   7,696    $   9,642   $    6,723   $   3,932    $   3,985
                                                      -----------  -----------  ----------  -----------  -----------
                                                      -----------  -----------  ----------  -----------  -----------

Unaudited pro forma net income (see Note 9).........   $   5,081    $   6,441   $    4,592   $   3,010    $   3,985
                                                      -----------  -----------  ----------  -----------  -----------
                                                      -----------  -----------  ----------  -----------  -----------

          See accompanying notes to consolidated financial statements.

                            PARADIGM CONCEPTS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

                                 (IN THOUSANDS)

                                                                                                          TOTAL
                                                                              DIVISIONAL   RETAINED   STOCKHOLDER'S
                                                                                EQUITY     EARNINGS      EQUITY
                                                                              -----------  ---------  -------------
Balance at March 31, 1994...................................................   $     440   $   6,305    $   6,745
  Transactions of Pooled Companies:
    Capital distribution....................................................        (292)                    (292)
    Cash dividends..........................................................                  (3,087)      (3,087)
  Net income................................................................                   7,696        7,696
                                                                              -----------  ---------  -------------
Balance at March 31, 1995...................................................         148      10,914       11,062
  Cash dividends at Pooled Companies........................................                  (7,389)      (7,389)
  Adjustments to conform the fiscal year-ends of Pooled Companies...........                  (2,818)      (2,818)
  Net income................................................................                   9,642        9,642
                                                                              -----------  ---------  -------------
Balance at April 30, 1996...................................................         148      10,349       10,497
  Cash dividends paid and declared at Pooled Companies......................                  (5,594)      (5,594)
  Net income................................................................                   6,723        6,723
                                                                              -----------  ---------  -------------
Balance at April 26, 1997...................................................         148      11,478       11,626
Unaudited data:
  Issuance of U.S. Office Products common stock in conjunction with
    acquisitions............................................................      71,921                   71,921
  Net income................................................................                   3,985        3,985
                                                                              -----------  ---------  -------------
Balance at October 25, 1997 (unaudited).....................................   $  72,069   $  15,463    $  87,532
                                                                              -----------  ---------  -------------
                                                                              -----------  ---------  -------------

          See accompanying notes to consolidated financial statements.

                            PARADIGM CONCEPTS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                     FOR THE SIX
                                                              FOR THE FISCAL YEAR ENDED              MONTHS ENDED
                                                        -------------------------------------  ------------------------
                                                         MARCH 31,    MARCH 31,    APRIL 26,   OCTOBER 26,  OCTOBER 25,
                                                           1995         1996         1997         1996         1997
                                                        -----------  -----------  -----------  -----------  -----------

                                                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income..........................................   $   7,696    $   9,642    $   6,723    $   3,932    $   3,985
  Adjustment to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization expense.............         454          494          541          217          416
    Non-recurring acquisition costs...................                                 2,274        1,105
    Gain on sale of division at Pooled Company........                     (761)
    Deferred taxes....................................                      (66)         645
    Changes in current assets and liabilities (net of
      assets acquired and liabilities assumed in
      business combinations accounted for under the
      purchase method):
      Accounts receivable.............................      (5,963)      (5,441)      (2,376)      (1,889)      (3,607)
      Inventory.......................................      (2,162)         595          547        1,324          237
      Prepaid expenses and other current assets.......         140         (585)      (3,120)         198        2,588
      Accounts payable................................       4,272         (475)         997       (1,532)       4,159
      Accrued liabilities.............................       1,652          867           20          563        3,084
                                                        -----------  -----------  -----------  -----------  -----------
        Net cash provided by operating activities.....       6,089        4,270        6,251        3,918       10,862
                                                        -----------  -----------  -----------  -----------  -----------
Cash flows from investing activities:
  Additions to property and equipment, net of
    disposals.........................................        (888)        (552)        (949)        (518)        (838)
  Payments of non-recurring acquisition costs.........                                (1,814)        (317)        (460)
  Deposits............................................         (83)        (421)      (1,312)      (1,287)
  Cash received in sale of division at Pooled
    Company...........................................                    1,275
  Cash received in acquisitions.......................                                                             320
  Other...............................................          12            4          161
                                                        -----------  -----------  -----------  -----------  -----------
        Net cash provided by (used in) investing
          activities..................................        (959)         306       (3,914)      (2,122)        (978)
                                                        -----------  -----------  -----------  -----------  -----------
Cash flows from financing activities:
  Proceeds from (payments of) short-term debt, net....        (491)       3,683       (5,504)      (1,299)      (1,103)
  Proceeds from issuance of long-term debt............       2,126        1,196          305           17
  Payments of long-term debt..........................                     (698)        (937)         (32)        (843)
  Payments of dividends at Pooled Companies...........      (3,087)      (7,389)      (4,274)      (2,243)      (1,320)
  Advances from (payments to) U.S. Office Products
    Company...........................................                                 3,570        1,400       (7,145)
  Capital distributed to stockholders of Pooled
    Company...........................................        (292)
  Net change in cash due to conforming fiscal year-
    ends of certain Pooled Companies..................                      176
                                                        -----------  -----------  -----------  -----------  -----------
        Net cash used in financing activities.........      (1,744)      (3,032)      (6,840)      (2,157)     (10,411)
                                                        -----------  -----------  -----------  -----------  -----------

Net increase (decrease) in cash and cash equivalents..       3,386        1,544       (4,503)        (361)        (527)
Cash and cash equivalents at beginning of period......         679        4,065        5,609        5,609        1,106
                                                        -----------  -----------  -----------  -----------  -----------
Cash and cash equivalents at end of period............   $   4,065    $   5,609    $   1,106    $   5,248    $     579
                                                        -----------  -----------  -----------  -----------  -----------
                                                        -----------  -----------  -----------  -----------  -----------

                            PARADIGM CONCEPTS, INC.

                                 (IN THOUSANDS)

                                                                                                           FOR THE SIX
                                                                FOR THE FISCAL YEAR ENDED                  MONTHS ENDED
                                                        -----------------------------------------  ----------------------------
                                                          MARCH 31,      MARCH 31,     APRIL 26,    OCTOBER 26,    OCTOBER 25,
                                                            1995           1996          1997          1996           1997
                                                        -------------  -------------  -----------  -------------  -------------

                                                                                                           (UNAUDITED)
Supplemental disclosures of cash flow information:
  Interest paid.......................................    $     335      $     526     $     282     $     139      $      64
  Income taxes paid...................................    $     422      $     452     $   2,460     $     491      $     704

    The Company issued common stock in connection with certain business combinations during the six months ended October 25, 1997. The fair values of the assets and liabilities of the acquired companies at the dates of the acquisitions are presented as follows:

                                                                                                  FOR THE SIX
                                                            FOR THE FISCAL YEAR ENDED             MONTHS ENDED
                                                       -----------------------------------  ------------------------
                                                       APRIL 30,   APRIL 30,    APRIL 26,   OCTOBER 26,  OCTOBER 25,
                                                          1995        1996        1997         1996         1997
                                                       ----------  ----------  -----------  -----------  -----------

                                                                                                  (UNAUDITED)
Accounts receivable..................................  $           $            $            $            $  16,457
Inventories..........................................                                                         6,503
Prepaid expenses and other current assets............                                                         2,608
Property and equipment...............................                                                         2,347
Goodwill.............................................                                                        62,241
Other assets.........................................                                                           174
Short-term debt......................................                                                        (2,332)
Accounts payable.....................................                                                        (8,651)
Accrued liabilities..................................                                                        (5,543)
Long-term debt.......................................                                                        (2,203)
                                                       ----------  ----------  -----------  -----------  -----------
    Net assets acquired..............................  $           $            $            $            $  71,601
                                                       ----------  ----------  -----------  -----------  -----------
                                                       ----------  ----------  -----------  -----------  -----------
The acquisitions were funded as follows:
Common stock.........................................  $           $            $            $            $  71,921
Cash received........................................                                                          (320)
                                                       ----------  ----------  -----------  -----------  -----------
    Total............................................  $           $            $            $            $  71,601
                                                       ----------  ----------  -----------  -----------  -----------
                                                       ----------  ----------  -----------  -----------  -----------

          See accompanying notes to consolidated financial statements.

                            PARADIGM CONCEPTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars In Thousands)

1. BACKGROUND

    Paradigm Concepts, Inc. (the "Company") is a Delaware corporation which is a wholly-owned subsidiary of U.S. Office Products Company ("U.S. Office Products"). On January 13, 1998, U.S. Office Products announced its intention to spin-off its Technology Solutions division as an independent publicly owned company. This transaction is expected to be effected through the distribution of shares of the Company to U.S. Office Products shareholders effective on or about April 25, 1998 (the "Distribution"). Prior to the Distribution, U.S. Office Products plans to contribute its equity interests in certain wholly-owned subsidiaries associated with U.S. Office Products' Technology Solutions division to the Company. U.S. Office Products and the Company will enter into a number of agreements to facilitate the Distribution and the transition of the Company to an independent business enterprise.

    The Technology Solutions division was created by U.S. Office Products in January 1997 and completed five business combinations accounted for under the pooling-of-interests method during the period from October 1996 to April 1997 ("the Pooled Companies"). As a result of these business combinations being accounted for under the pooling-of-interests method, the results of the Company prior to the completion of such business combinations represent the combined results of the Pooled Companies operating as separate autonomous entities.

2. BASIS OF PRESENTATION

    The consolidated financial statements reflect the assets, liabilities, divisional equity, revenues and expenses that were directly related to the Company as it was operated within U.S. Office Products. In cases involving assets and liabilities not specifically identifiable to any particular business of U.S. Office Products, only those assets and liabilities expected to be transferred to the Company prior to the Distribution were included in the Company's separate consolidated balance sheet. With the exception of interest expense, the Company's statement of income includes all of the related costs of doing business including an allocation of certain general corporate expenses of U.S. Office Products which were not directly related to these businesses including certain corporate executives' salaries, accounting and legal fees, departmental costs for accounting, finance, legal, purchasing, marketing, human resources as well as other general overhead costs. These allocations were based on a variety of factors, dependent upon the nature of the costs being allocated, including revenues, number and size of acquisitions and number of employees. Management believes these allocations were made on a reasonable basis.

    U.S. Office Products uses a centralized approach to cash management and the financing of its operations. As a result, minimal amounts of cash and cash equivalents and an agreed upon amount of debt will be allocated to the Company at the time of the Distribution. The consolidated statement of income does not include an allocation of interest expense on all debt allocated to the Company. See Note 8 for further discussion of interest expense.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and

                            PARADIGM CONCEPTS, INC.

                             (Dollars In Thousands)

the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CHANGE IN FISCAL YEAR

    Prior to their respective dates of acquisition by U.S. Office Products, the Pooled Companies reported results on years ending on March 31 and December 31. Upon acquisition by U.S. Office Products and effective for the fiscal year ended April 26, 1997 ("fiscal 1997"), the Pooled Companies changed their year-ends from March 31 and December 31 to conform to U.S. Office Products' fiscal year, which ends on the last Saturday in April.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts are eliminated in consolidation.

    CASH AND CASH EQUIVALENTS

    The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss.

    INVENTORIES

    Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis and consist primarily of products held for sale.

    PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives range from 25 to 40 years for buildings and its components and 3 to 15 years for furniture, fixtures and equipment. Property and equipment leased under capital leases is being amortized over the lesser of its useful life or its lease terms.

    GOODWILL

    Goodwill represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Substantially all goodwill is amortized on a straight line basis over estimated useful lives of 25-40 years. Management periodically evaluates the recoverability of goodwill, which would be adjusted for a permanent decline in value, if any, by comparing anticipated undiscounted future cash flows from operations to net book value.

                            PARADIGM CONCEPTS, INC.

                             (Dollars In Thousands)

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximate fair value.

    INCOME TAXES

    As a division of U.S. Office Products, the Company does not file separate federal income tax returns but rather is included in the federal income tax returns filed by U.S. Office Products and its subsidiaries from the respective dates that the entities within the Company were acquired by U.S. Office Products. For purposes of the consolidated financial statements, the Company's allocated share of U.S. Office Products' income tax provision was based on the "separate return" method. Certain companies acquired in pooling-of-interests transactions elected to be taxed as Subchapter S corporations, and accordingly, no federal income taxes were recorded by those companies for periods prior to their acquisition by U.S. Office Products.

    REVENUE RECOGNITION

    Product revenue is recognized upon the delivery of products to customers as no additional obligations to the customers exist. Returns of the Company's product are considered immaterial. Service revenue is recognized as the services are performed and is derived from professional services which are generally provided to clients on a "time and expenses" basis. Payments received in advance of services performed are recorded as deferred revenue. The Company also performs a limited number of fixed-price engagements under which revenue is recognized using the percentage-of-completion method (based on the ratio of costs incurred to total estimated costs). Provision for estimated losses on engagement is made during the period in which the loss becomes probable and can be reasonably estimated. To date, such losses have been insignificant. The Company reports revenue net of reimbursable expenses which are billed to and collected from clients.

    The American Institute of Public Accountants has approved a new Statement of Position ("SOP"), SOP 97-2 which will supersede SOP 91-1, "Software Revenue Recognition." Management has assessed this new statement and believes that its adoption will not have a material effect on the timing of the Company's revenue recognition or cause changes to its revenue recognition policies.

    NON-RECURRING ACQUISITION COSTS

    Non-recurring acquisition costs represent acquisition costs incurred by the Company in business combinations accounted for under the pooling-of-interests method. These costs include accounting, legal, and investment banking fees, real estate and environmental assessments and appraisals, various regulatory fees and recognition of transaction related obligations.

    NEW ACCOUNTING PRONOUNCEMENTS

    In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." This Statement establishes standards for computing and presenting earnings per share ("EPS"). SFAS 128 simplifies the standards for computing EPS and makes the presentation comparable to international EPS standards by replacing the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement. Basic EPS excludes dilution and is computed by dividing income

                            PARADIGM CONCEPTS, INC.

                             (Dollars In Thousands)

available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Company intends to adopt SFAS No. 128 in the fiscal year ended April 25, 1998. The implementation of SFAS No. 128 is not expected to have a material effect on the Company's earnings per share as determined under current accounting rules. Historical earnings per share has not been presented as such amounts are not deemed meaningful due to the significant change in the Company's capital structure that will occur on the consummation of the Distribution.

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. SFAS No. 130 requires that all items required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. The Company intends to adopt SFAS No. 130 in the fiscal year ended April 24, 1999.

    UNAUDITED INTERIM FINANCIAL DATA

    In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of October 25, 1997 and the results of operations and of cash flows for the six months ended October 26, 1996 and October 25, 1997, as presented in the accompanying unaudited consolidated financial data.

4. BUSINESS COMBINATIONS

    POOLING-OF-INTERESTS METHOD

    In fiscal 1997, the Company issued U.S. Office Products common stock to acquire the Pooled Companies. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented. All of the Pooled Companies previously reported on fiscal years ending other than April 30, 1996 and April 26, 1997. Upon completion of the acquisitions of the Pooled Companies, their year-ends were changed to U.S. Office Products' year-end of the last Saturday in April.

    Commencing on May 1, 1996, the year-ends of the Pooled Companies were changed to April 26, 1997, resulting in an adjustment to retained earnings of $(2,818) during the fiscal year ended April 30, 1996. This adjustment consisted of revenues, costs and expenses, and dividends of $17,294, $15,026 and $5,086, respectively, during the period of time between the Pooled Companies most recently completed year-end and April 30, 1996.

                            PARADIGM CONCEPTS, INC.

                             (Dollars In Thousands)

    The following presents the separate results, in each of the periods presented, of the Company (excluding the results of Pooled Companies prior to the dates on which they were acquired), and the Pooled Companies up to the dates on which they were acquired:

                                                                              PARADIGM
                                                                              CONCEPTS,      POOLED
                                                                                INC.        COMPANIES    COMBINED
                                                                            -------------  -----------  ----------
For the fiscal year ended March 31, 1995
  Revenues................................................................    $             $  88,999   $   88,999
  Net income..............................................................    $             $   7,696   $    7,696
For the fiscal year ended March 31, 1996
  Revenues................................................................    $             $ 114,055   $  114,055
  Net income..............................................................    $             $   9,642   $    9,642
For the fiscal year ended April 26, 1997
  Revenues................................................................    $  57,656     $  78,622   $  136,278
  Net income..............................................................    $   2,109     $   4,614   $    6,723
For the six months ended October 26, 1996 (unaudited):
  Revenues................................................................    $   2,868     $  63,293   $   66,161
  Net income..............................................................    $     264     $   3,668   $    3,932
For the six months ended October 25, 1997 (unaudited):
  Revenues................................................................    $  79,605     $           $   79,605
  Net income..............................................................    $   3,985     $           $    3,985

5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

    Prepaid expenses and other current assets consists of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Unbilled percentage-of-completion revenues...............................   $     725    $   2,871
Other....................................................................         562        1,704
                                                                           -----------  -----------
    Total prepaid expenses and other current assets......................   $   1,287    $   4,575
                                                                           -----------  -----------
                                                                           -----------  -----------

6. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                           APRIL 30,  APRIL 26,
                                                                             1996       1997
                                                                           ---------  ---------
Land.....................................................................  $     143  $     143
Buildings................................................................        374        374
Furniture and fixtures...................................................      2,277      3,184
Warehouse equipment......................................................        323        272
Equipment under capital leases...........................................        169        252
Leasehold improvements...................................................        211        155
                                                                           ---------  ---------
                                                                               3,497      4,380
Less: Accumulated depreciation...........................................     (1,742)    (2,217)
                                                                           ---------  ---------
Net property and equipment...............................................  $   1,755  $   2,163
                                                                           ---------  ---------
                                                                           ---------  ---------

                            PARADIGM CONCEPTS, INC.

                             (Dollars In Thousands)

    Depreciation expense for the fiscal years ended March 31, 1995 and 1996 and April 26, 1997 was $454, $494 and $541, respectively.

7. GOODWILL

    Goodwill consists of the following:

                                                                                   OCTOBER 25,
                                                                                      1997
                                                                                   -----------
                                                                                   (UNAUDITED)
Goodwill.........................................................................   $  62,241
Less: Accumulated amortization...................................................         (37)
                                                                                   -----------
  Net goodwill...................................................................   $  62,204
                                                                                   -----------
                                                                                   -----------

    Amortization expense for the six months ended October 25, 1997 was $37.

8. CREDIT FACILITIES

    SHORT-TERM DEBT

    Short-term debt consists of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Credit facility with bank, average interest rate of 8.5% at April 30,
  1996. .................................................................   $   4,080    $
Payable to Pooled Company shareholder....................................       1,208
Current maturities of long-term debt.....................................         292           76
                                                                           -----------         ---
Total short-term debt....................................................   $   5,580    $      76
                                                                           -----------         ---
                                                                           -----------         ---

    LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Notes payable, secured by certain assets of the Company, interest rates
  ranging from 7.8% to 8.4%. ............................................   $   1,002    $     111
Capital lease obligations................................................          89          132
                                                                           -----------  -----------
                                                                                1,091          243
Less: Current maturities of long-term debt...............................        (292)         (76)
                                                                           -----------  -----------
      Total long-term debt...............................................   $     799    $     167
                                                                           -----------  -----------
                                                                           -----------  -----------

                            PARADIGM CONCEPTS, INC.

                             (Dollars In Thousands)

    MATURITIES OF LONG-TERM DEBT

    Maturities on long-term debt, including capital lease obligations, are as follows:

1998................................................................  $      76
1999................................................................        124
2000................................................................         43
                                                                      ---------
    Total maturities of long-term debt                                $     243
                                                                      ---------
                                                                      ---------

    PAYABLE TO U.S. OFFICE PRODUCTS

    The long-term payable to U.S. Office Products primarily represents payments made by U.S. Office Products on behalf of the Company and a reasonable allocation by U.S. Office Products of certain general corporate expenses. No interest has been allocated to the Company on the outstanding payable. An analysis of the activity in this account is as follows:

Balance at April 30, 1996...........................................  $
Payments of long-term debt of Pooled Companies upon acquisition.....      1,710
Payments of acquisition costs.......................................      1,362
Allocated corporate expenses........................................        388
Operating costs paid by U.S. Office Products........................      1,326
                                                                      ---------
Balance at April 26, 1997...........................................  $   4,786
                                                                      ---------
                                                                      ---------

    The average outstanding long-term payable to U.S. Office Products during the fiscal year ended April 26, 1997 was $1,321.

    The Company has earned interest on the receivable from U.S. Office Products at the prime rate in effect at the time. The receivable from U.S. Office Products was generated by the Company primarily as a result of U.S. Office Products sweeping the Company's excess cash through the centralized cash management system, which involves daily advances or sweeps of cash to keep the cash balance at or near zero on a daily basis. U.S. Office Products has not charged the Company interest on the long-term payable to U.S. Office Products. The Company's financial statements include allocations of interest income from U.S. Office Products totaling $146 during the year ended April 26, 1997. If the Company had been charged interest on the long-term payable to U.S. Office Products during fiscal 1997, interest income would have totaled $51.

    The Company expects that the Distribution Agreement with U.S. Office Products will call for an allocation of $5.0 million of debt by U.S. Office Products resulting in incremental debt of approximately $6.3 million at October 25, 1997, which would be reflected in the financial statements as a reduction in stockholder's equity. The Company intends to enter into a credit facility concurrently with the Distribution which will contain certain financial and other covenants, including maintenance of certain financial tests and ratios, limitations on capital expenditures and restrictions on the incurrence of debt or liens, the sale of assets, the payment of dividends, transactions with affiliates and other transactions.

                            PARADIGM CONCEPTS, INC.

                             (Dollars In Thousands)

9. INCOME TAXES

    The provision for income taxes consists of:

                                                                    FOR THE FISCAL YEAR ENDED
                                                              -------------------------------------
                                                               MARCH 31,    MARCH 31,    APRIL 26,
                                                                 1995         1996         1997
                                                              -----------  -----------  -----------
Income taxes currently payable:
  Federal...................................................   $     211    $     485    $   2,102
  State.....................................................         190          331          777
                                                                   -----        -----   -----------
                                                                     401          816        2,879
                                                                   -----        -----   -----------
Deferred income tax expense (benefit).......................                      (66)         645
                                                                   -----        -----   -----------
      Total provision for income taxes......................   $     401    $     750    $   3,524
                                                                   -----        -----   -----------
                                                                   -----        -----   -----------

    Deferred taxes are comprised of the following:

                                                                            APRIL 30,    APRIL 26,
                                                                              1996         1997
                                                                           -----------  -----------
Current deferred tax assets:
  Inventory..............................................................   $      50    $     105
  Allowance for doubtful accounts........................................          16           49
  Accrued liabilities....................................................                      124
                                                                                  ---        -----
      Total current deferred tax assets..................................          66          278
                                                                                  ---        -----
Long-term deferred tax liabilities:
  Property and equipment.................................................                       24
  Other..................................................................                     (881)
                                                                                  ---        -----
      Total long-term deferred tax liabilities...........................                     (857)
                                                                                  ---        -----
      Net deferred tax asset (liability).................................   $      66    $    (579)
                                                                                  ---        -----
                                                                                  ---        -----

    The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                    FOR THE FISCAL YEAR ENDED
                                                              -------------------------------------
                                                               MARCH 31,    MARCH 31,    APRIL 26,
                                                                 1995         1996         1997
                                                              -----------  -----------  -----------
U.S. federal statutory rate.................................        35.0%        35.0%        35.0%
State income taxes, net of federal income tax benefit.......         2.2          3.0          5.9
Subchapter S corporation income not subject to corporate
  level taxation............................................       (32.3)       (30.8)       (20.8)
Nondeductible acquisition costs.............................                                   7.8
Other.......................................................                                   6.5
                                                                   -----        -----        -----
Effective income tax rate...................................         4.9%         7.2%        34.4%
                                                                   -----        -----        -----
                                                                   -----        -----        -----

    Certain Pooled Companies were organized as subchapter S corporations prior to the closing of their acquisitions by the Company and, as a result, the federal tax on their income was the responsibility of their

                            PARADIGM CONCEPTS, INC.

                             (Dollars In Thousands)

individual stockholders. Accordingly, the specific Pooled Companies provided no federal income tax expense prior to their acquisitions by the Company.

    The following unaudited pro forma income tax information is presented in accordance with SFAS 109 as if the specific Pooled Companies had been subject to federal income taxes for the entire periods presented.

                                                                    FOR THE FISCAL YEAR ENDED
                                                              -------------------------------------
                                                               MARCH 31,    MARCH 31,    APRIL 26,
                                                                 1995         1996         1997
                                                              -----------  -----------  -----------
Net income per consolidated statement of income.............   $   7,696    $   9,642    $   6,723
Pro forma income tax provision adjustment...................       2,615        3,201        2,131
                                                              -----------  -----------  -----------
Pro forma net income........................................   $   5,081    $   6,441    $   4,592
                                                              -----------  -----------  -----------
                                                              -----------  -----------  -----------

10. LEASE COMMITMENTS

    The Company leases various types of warehouse and office facilities and equipment, furniture and fixtures under noncancelable lease agreements which expire at various dates. Future minimum lease payments under noncancelable capital and operating leases are as follows:

]]

                                                                             CAPITAL     OPERATING
                                                                             LEASES       LEASES
                                                                           -----------  -----------
1998.....................................................................   $      76    $     653
1999.....................................................................          58          598
2000.....................................................................          19          496
2001.....................................................................                      479
2002.....................................................................                      192
Thereafter...............................................................                      431
                                                                                -----   -----------
Total minimum lease payments.............................................         153    $   2,849
                                                                                        -----------
                                                                                        -----------
Less: Amounts representing interest......................................         (21)
                                                                                -----
Present value of net minimum lease payments..............................   $     132
                                                                                -----
                                                                                -----

    Rent expense for all operating leases for the fiscal years ended March 31, 1995 and 1996 and April 26, 1997 was $724, $778 and $871, respectively.

11. COMMITMENTS AND CONTINGENCIES

    LITIGATION

    The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

    POSTEMPLOYMENT BENEFITS

    The Company has entered into employment agreements with several employees that would result in payments to these employees upon a change of control or certain other events. No amounts have been accrued at April 30, 1996 or April 26, 1997 related to these agreements, as no change of control has occurred.

                            PARADIGM CONCEPTS, INC.

                             (Dollars In Thousands)

    DISTRIBUTION

    On or immediately after the Distribution, the Company expects to have a credit facility in place. The terms of the credit facility are expected to contain customary covenants including financial covenants. The Company plans to use a portion of the proceeds from the credit facility to repay certain amounts payable to U.S. Office Products.

    On or before the date of the Distribution, the Company, U.S. Office Products and the other Spin-Off Companies, will enter into a Distribution Agreement, Tax Allocation Agreement, and Employee Benefits Agreement, and the Spin-Off Companies will enter into the Tax Indemnification Agreement. These agreements are expected to provide, among other things, for U.S. Office Products and the Company to indemnify each other from tax and other liabilities relating to their respective businesses prior to and following the Distribution. Certain of the obligations of the Company and the other Spin-Off Companies to indemnify U.S. Office Products are joint and several. Therefore, if one of the other Spin-Off Companies fails to satisfy its indemnification obligations to U.S. Office Products when such a loss occurs, the Company may be required to reimburse U.S. Office Products for all or a portion of the losses that otherwise would have been allocated to other Spin-Off Companies. In addition, the agreements will allocate liabilities, including general corporate and securities liabilities of U.S. Office Products not specifically related to the technology business, between U.S. Office Products and the Company and the other Spin-Off Companies.

12. EMPLOYEE BENEFIT PLANS

    Effective September 1, 1996, the Company implemented the U.S. Office Products 401(k) Retirement Plan (the "401(k) Plan") which allows employee contributions in accordance with Section 401(k) of the Internal Revenue Code. The Company matches a portion of employee contributions and all full-time employees are eligible to participate in the 401(k) Plan after one year of service.

    Certain subsidiaries of the Company have, or had prior to implementation of the 401(k) Plan, qualified defined contribution benefit plans, which allow for voluntary pre-tax contributions by the employees. The subsidiaries paid all general and administrative expenses of the plans and in some cases made matching contributions on behalf of the employees. For the fiscal years ended March 31, 1995 and 1996 and April 26, 1997, the subsidiaries incurred expenses totaling $314, $367 and $390, respectively, related to these plans.

13. STOCKHOLDERS' EQUITY

    EMPLOYEE STOCK PLANS

    Prior to the Distribution, certain employees of the Company participated in the U.S. Office Products 1994 Long-Term Incentive Plan covering employees of U.S. Office Products. The Company expects to adopt an employee stock option plan at approximately the time of the Distribution. Upon the Distribution, the Company expects to replace the options to purchase shares of common stock of U.S. Office Products held by employees with options to purchase shares of common stock of the Company. At April 26, 1997, there were approximately 580,027 options to purchase shares of U.S. Office Products common stock held by Company employees.

    Under a services agreement entered into with Jonathan J. Ledecky ("the Ledecky Services Agreement"), the Board of Directors of U.S. Office Products has agreed that Jonathan J. Ledecky will receive a stock option for Company Common Stock from the Company as of the date of the Distribution. The U.S. Office Products Board intends the option to be compensation for Mr. Ledecky's services as a director of

                            PARADIGM CONCEPTS, INC.

                             (Dollars In Thousands)

the Company, and certain services as an employee of the Company. The option will cover up to 7.5% of the outstanding Company Common Stock determined as of the date of the Distribution, with no anti-dilution provisions in the event of issuance of additional shares of Common Stock (other than with respect to stock splits or reverse stock splits). The option will have a per share exercise price equal to the price of the first trade on the day the Company's Common Stock is first publicly traded.

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following presents certain unaudited quarterly financial data for the fiscal years ended March 31, 1996 and April 26, 1997 and the fiscal year ending:

                                                                       FISCAL YEAR ENDED MARCH 31, 1996
                                                            ------------------------------------------------------
                                                              FIRST     SECOND      THIRD     FOURTH      TOTAL
                                                            ---------  ---------  ---------  ---------  ----------
Revenues..................................................  $  30,536  $  27,653  $  27,173  $  28,693  $  114,055
Gross profit..............................................      9,490      7,462      6,249      6,741      29,942
Operating income (loss)...................................      5,296      3,036      1,222       (122)      9,432
Net income................................................      5,315      2,936      1,103        288       9,642
Pro forma income (see Note 9).............................      3,550      1,961        737        193       6,441

                                                                       FISCAL YEAR ENDED APRIL 26, 1997
                                                            ------------------------------------------------------
                                                              FIRST     SECOND      THIRD     FOURTH      TOTAL
                                                            ---------  ---------  ---------  ---------  ----------
Revenues..................................................  $  34,263  $  31,898  $  35,133  $  34,984  $  136,278
Gross profit..............................................      7,982      7,608      9,655      8,904      34,149
Operating income..........................................      2,695      1,779      3,056      2,820      10,350
Net income................................................      2,617      1,315      1,708      1,083       6,723
Pro forma income (see Note 9).............................      1,787        898      1,167        740       4,592

15. SUBSEQUENT EVENTS

    On January 13, 1998, U.S. Office Products announced its intention to complete the Distribution described in Note 1. In addition, subsequent to April 26, 1997, the Company has completed five business combinations accounted for under the purchase method in exchange for U.S. Office Products common stock with a market value on their respective dates of acquisition of approximately $71.9 million. The results of operations for the six months ended October 25, 1997 include the results of the acquired companies from their respective dates of acquisition.

    The following presents the unaudited pro forma results of operations of the Company for fiscal 1997 as if the Distribution and acquisitions described above had been consummated as of the beginning of fiscal 1997. The results presented below include certain pro forma adjustments to reflect the amortization of intangible assets, adjustments in executive compensation and the inclusion of a federal income tax provision on all earnings:

                                                                                FISCAL YEAR
                                                                                   ENDED
                                                                               APRIL 26, 1997
                                                                              ----------------
Revenues....................................................................     $  228,912
Net income..................................................................         10,692

    The unaudited pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of fiscal 1997 or the results which may occur in the future.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
Aztec East Inc. and Affiliates

    We have audited the accompanying combined balance sheet of Aztec East Inc. and Affiliates as of December 31, 1996 and 1995 and the related combined statements of operations, of shareholders' equity and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. These standards require that we perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aztec East Inc. and Affiliates as of December 31, 1996 and 1995, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

B.N. KOZIN COMPANY

Melville, New York

June 22, 1997

                         AZTEC EAST INC. AND AFFILIATES

                                 BALANCE SHEET

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                      DECEMBER 31,
                                                                                  --------------------
                                                                                    1995       1996
                                                                                  ---------  ---------
                                                                                                        SEPTEMBER 30,
                                                                                                            1997
                                                                                                        -------------
                                                                                                         (UNAUDITED)
ASSETS
Current assets:
  Cash in banks.................................................................  $     486  $     340    $   1,186
  Accounts receivable, less allowance for uncollectible of $25, $35, and $34,
    respectively................................................................      3,216      3,045        2,502
  Notes receivable..............................................................                   320
  Inventory.....................................................................        619      1,474        1,263
  Prepaid expenses and other current assets.....................................        634        808          801
                                                                                  ---------  ---------       ------
    Total current assets........................................................      4,955      5,987        5,752

Property and equipment, net.....................................................        260        274          202
Intangible assets, net..........................................................                   347          318
Other assets....................................................................         99         99
                                                                                  ---------  ---------       ------
    Total assets................................................................  $   5,314  $   6,707    $   6,272
                                                                                  ---------  ---------       ------
                                                                                  ---------  ---------       ------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................  $   1,199  $   1,817    $     698
  Notes payable--bank...........................................................        900        400          400
  Loans payable--stockholders...................................................        665        605
  Accrued expenses..............................................................        387        460        1,748
  Taxes payable.................................................................         72         84          122
                                                                                  ---------  ---------       ------
    Total current liabilities...................................................      3,223      3,366        2,968

Notes payable--bank.............................................................                 1,366        1,066
                                                                                  ---------  ---------       ------
    Total liabilities...........................................................      3,223      4,732        4,034

Stockholders' equity:
  Capital stock, .01 par value, 100,000 shares authorized, 51,539 issued and
    outstanding.................................................................          1          1            1
  Paid-in capital...............................................................         37         37           37
  Retained earnings.............................................................      2,053      1,937        2,200
                                                                                  ---------  ---------       ------
    Total stockholders' equity..................................................      2,091      1,975        2,238
                                                                                  ---------  ---------       ------
    Total liabilities and stockholders' equity..................................  $   5,314  $   6,707    $   6,272
                                                                                  ---------  ---------       ------
                                                                                  ---------  ---------       ------

                See accompanying notes to financial statements.

                         AZTEC EAST INC. AND AFFILIATES

                            STATEMENT OF OPERATIONS

                                 (IN THOUSANDS)

                                                                             YEAR ENDED        NINE MONTHS ENDED
                                                                            DECEMBER 31,         SEPTEMBER 30,
                                                                        --------------------  --------------------
                                                                          1995       1996       1996       1997
                                                                        ---------  ---------  ---------  ---------

                                                                                                  (UNAUDITED)
Revenues..............................................................  $  22,613  $  23,340  $  17,399  $  15,507
Cost of revenues......................................................     15,927     15,923     11,900      9,425
                                                                        ---------  ---------  ---------  ---------
    Gross profit......................................................      6,686      7,417      5,499      6,082
Selling, general and administrative expenses..........................      4,968      5,732      4,444      4,054
                                                                        ---------  ---------  ---------  ---------
Operating income......................................................      1,718      1,685      1,055      2,028
Other (income) expenses:
  Interest, net.......................................................        (76)        24         23         61
  Other, net..........................................................                             (172)       (86)
                                                                        ---------  ---------  ---------  ---------
                                                                              (76)        24       (149)       (25)
                                                                        ---------  ---------  ---------  ---------
  Income before income taxes..........................................      1,794      1,661      1,204      2,053
Provision for income taxes............................................         84         68         49        122
                                                                        ---------  ---------  ---------  ---------
Net income............................................................  $   1,710  $   1,593  $   1,155  $   1,931
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Unaudited pro forma information (see Note 1):
  Income before provision from income taxes...........................  $   1,794  $   1,661  $   1,204  $   2,053
  Provision for income taxes..........................................        718        664        482        821
                                                                        ---------  ---------  ---------  ---------
  Pro forma net income................................................  $   1,076  $     997  $     722  $   1,232
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

                See accompanying notes to financial statements.

                         AZTEC EAST INC. AND AFFILIATES

                       STATEMENT OF SHAREHOLDERS' EQUITY

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                COMMON STOCK       ADDITIONAL                    TOTAL
                                                           ----------------------    PAID-IN     RETAINED    STOCKHOLDERS'
                                                            SHARES      AMOUNT       CAPITAL     EARNINGS       EQUITY
                                                           ---------  -----------  -----------  -----------  -------------
Balance at December 31, 1994.............................     51,539   $       1    $      37    $   1,742     $   1,780
  Stockholder distributions..............................                                           (1,399)       (1,399)
  Net income.............................................                                            1,710         1,710
                                                           ---------  -----------  -----------  -----------       ------
Balance at December 31, 1995.............................     51,539           1           37        2,053         2,091
  Stockholder distributions..............................                                           (1,709)       (1,709)
  Net income.............................................                                            1,593         1,593
                                                           ---------  -----------  -----------  -----------       ------
Balance at December 31, 1996.............................     51,539           1           37        1,937         1,975
Unaudited data:
  Stockholder distributions..............................                                           (1,668)       (1,668)
  Net income.............................................                                            1,931         1,931
                                                           ---------  -----------  -----------  -----------       ------
Balance at September 30, 1997 (unaudited)................     51,539   $       1    $      37    $   2,200     $   2,238
                                                           ---------  -----------  -----------  -----------       ------
                                                           ---------  -----------  -----------  -----------       ------

                See accompanying notes to financial statements.

                         AZTEC EAST INC. AND AFFILIATES

                            STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                         YEAR ENDED          NINE MONTHS ENDED
                                                                        DECEMBER 31,           SEPTEMBER 30,
                                                                    ---------------------  ----------------------
                                                                      1995        1996        1996        1997
                                                                    ---------  ----------  ----------  ----------

                                                                                                (UNAUDITED)
Cash flows from operating activities:
  Net income......................................................  $   1,710  $    1,593  $    1,155  $    1,931
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.................................        109         165         104         141
    Changes in operating assets and liabilities:
      Accounts receivable, net....................................       (522)        171         334         543
      Inventory...................................................       (221)       (856)       (698)        212
      Prepaid expenses and other current assets...................       (261)       (174)       (489)        327
      Other assets................................................        (30)                   (249)         99
      Intangible assets...........................................                   (361)
      Accounts payable and accrued liabilities....................         64         691         593        (398)
      Income taxes payable........................................         13          12
                                                                    ---------  ----------  ----------  ----------
        Net cash provided by operating activities.................        860       1,241         750       2,855
                                                                    ---------  ----------  ----------  ----------
Cash flow from investing activities:
  Purchases of equipment..........................................       (269)       (165)        (80)        (41)
  Issuance of notes receivable....................................                   (320)
                                                                    ---------  ----------  ----------  ----------
        Net cash used in investing activities.....................       (269)       (485)        (80)        (41)
                                                                    ---------  ----------  ----------  ----------
Cash flow from financing activities:
  Principal payments on long-term debt............................                               (100)       (300)
  Proceeds from long-term debt....................................                              1,567
  Proceeds from notes payable.....................................        900         867
  Payment on short-term debt......................................                               (500)
  Payments on loans payable to stockholders.......................                    (60)
  Proceeds from loan payable to stockholders......................        372
  Distributions to stockholders...................................     (1,399)     (1,709)        114      (1,668)
                                                                    ---------  ----------  ----------  ----------
        Net cash provided by (used in) financing activities.......       (127)       (902)      1,081      (1,968)
                                                                    ---------  ----------  ----------  ----------
Net increase (decrease) in cash and cash equivalents..............        464        (146)      1,751         846
Cash and cash equivalents, beginning of year......................         22         486         486         340
                                                                    ---------  ----------  ----------  ----------
Cash and cash equivalents, end of year............................  $     486  $      340  $    2,237  $    1,186
                                                                    ---------  ----------  ----------  ----------
                                                                    ---------  ----------  ----------  ----------
Supplemental disclosure of cash flow information:
  Cash paid for interest..........................................  $      73  $      218  $      158  $      171
  Cash paid for taxes.............................................  $      84  $       84  $   --      $      121

                See accompanying notes to financial statements.

                         AZTEC EAST INC. AND AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

    Aztec East Inc. and Affiliates ("the Company") is in the business of rework, re-manufacture and repair of electronic and electromechanical equipment and assemblies for the telecommunications industry and other commercial /industrial markets. The Company also performs logistics management functions for their major accounts. As of January 1, 1997, the Company changed its name to Aztec International.

    PROPERTY AND EQUIPMENT

    The Company has elected to recover the cost of assets on the straight-line method with useful lives ranging from 3-5 years.

    INTANGIBLE ASSETS

    The Company has elected to recover the costs of its intangible assets on the straight-line method with an amortization period ranging from 60-180 months.

    INCOME TAXES

    The Company elected sub "S" status; therefore, there is no provision for federal taxes on a corporate level. As of January 1, 1997, the Affiliated Companies have merged and changed their names to Aztec International Inc.

    The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal income taxes for the entire periods presented.

2. INVENTORIES

    Inventories are stated at the lower of cost or market.

3. LEASE COMMITMENTS

    The Company leases its facilities under operating leases expiring at various times through 2006.

1997..............................................................  $ 399,196
1998..............................................................    260,586
1999..............................................................    263,292
2000..............................................................    263,292
2001..............................................................    203,882
2002-2006.........................................................    192,000

4. NOTE RECEIVABLE

    The notes receivable of $320,000 is at an interest rate of 10% and is payable in twelve equal installments.

                         AZTEC EAST INC. AND AFFILIATES

5. PREPAIDS AND OTHER CURRENT ASSETS

    The prepaids and other current assets include $592,467 and $4,496 loaned to Unaffiliated Corporations owned by the stockholders. The loans were at a rate of the average 30 day investment rate and are payable on demand.

6. OTHER ASSETS

    The other receivables include $72,230 loaned to a stockholder in the Company. This is payable over three years with interest based on prime.

7. BUSINESS CONCENTRATIONS

    The Company receives 60% of its sales from one customer who is under contract due to expire in 1998. The Companies have been performing services for this customer on an ongoing basis since 1984.

8. BANK LINE OF CREDIT

    The Company currently has a revolving credit line of $1,000,000 with First Union Bank of Connecticut at an interest rate of .25% above bank's base rate. The Company has collateralized the line with its entire assets. As at December 31, 1996, the Company has nothing outstanding. The credit line is due to expire May 22, 1998.

9. NOTE PAYABLE

    The Company has borrowed $2,000,000 from First Union Bank of Connecticut to finance the Acquisition of Tie Communications Inc., Repair Department. The interest rate on this debt is 2.25% above the Libor Rate and has a term of 60 months payable monthly. The current balance outstanding as of December 31, 1996 was $1,766,667.

10. LOANS PAYABLE--STOCKHOLDERS

    Stockholders' loans are payable on demand and bear 12% interest.

11. 401(K) RETIREMENT PLAN

    In December 1994, the Company established a defined contribution plan (401(k)) for substantially all of its eligible employees. Employees may contribute a percentage of their salary to the plan subject to statutory limits. The Company will match these contributions up to certain limits.

12. STOCK OPTION PLAN

    In August 1996, the Company established an Employee Incentive Stock Option Plan. As of December 31, 1996, none of these options issued have been exercised.

13. UNAUDITED INTERIM FINANCIAL INFORMATION

    The interim financial information for the nine month periods ended September 30, 1996 and 1997 have been prepared from the unaudited financial records of the Company and in the opinion of management, reflect all adjustments, consisting only of normal recurring items, necessary for a fair

                         AZTEC EAST INC. AND AFFILIATES

13. UNAUDITED INTERIM FINANCIAL INFORMATION -CONTINUED presentation of the financial position, results of operations and cash flows for the interim periods presented.

14. SUBSEQUENT EVENT (UNAUDITED)

    The Company and its stockholders have entered into a definitive agreement with U.S. Office Products Company (U.S. Office Products) pursuant to which U.S. Office Products will acquire all outstanding shares of the Company's common stock in exchange for common stock of U.S. Office Products.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Compel Corporation

In our opinion, the accompanying balance sheet and the related statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Compel Corporation at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Minneapolis, Minnesota
January 30, 1998

                               COMPEL CORPORATION

                                 BALANCE SHEET

                                                                              DECEMBER 31,
                                                                       ---------------------------  SEPTEMBER 30,
                                                                           1995          1996           1997
                                                                       ------------  -------------  -------------
                                                                                                     (UNAUDITED)

                               ASSETS

Current assets:
  Cash and cash equivalents..........................................  $    239,667  $     235,703  $     791,618
  Trade accounts receivable, less allowance for doubtful accounts of
    $122, $118 and $212, respectively................................     5,412,655      6,372,103      7,052,999
  Costs in excess of billings on uncompleted contracts...............       728,040      2,008,697      2,126,407
  Inventories........................................................       388,914         96,354
  Prepaid expenses...................................................       230,256        205,755         36,279
  Other current assets...............................................        72,000         68,300        162,056
                                                                       ------------  -------------  -------------
      Total current assets...........................................     7,071,532      8,986,912     10,169,359

Property and equipment, net..........................................     1,300,173      1,200,507      1,269,518
Other assets.........................................................       201,161        166,503         25,178
                                                                       ------------  -------------  -------------
      Total assets...................................................  $  8,572,866  $  10,353,922  $  11,464,055
                                                                       ------------  -------------  -------------
                                                                       ------------  -------------  -------------
                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Line of credit.....................................................  $  1,700,000                 $   1,300,000
  Current portion of long-term debt..................................       458,086  $     130,656        636,636
  Note payable.......................................................       147,931        129,631
  Accounts payable...................................................     1,552,858      3,170,087      2,404,812
  Accrued liabilities................................................       568,460        622,058      1,549,864
  Due to affiliates and stockholders.................................       170,000        845,000
  Billings in excess of costs on uncompleted contracts...............       468,052      1,467,673        803,167
                                                                       ------------  -------------  -------------
      Total current liabilities......................................     5,065,387      6,365,105      6,694,479
Long-term debt, excluding current portion............................       294,037        322,262        214,765
Other long-term liabilities..........................................         6,000          5,300
                                                                       ------------  -------------  -------------
      Total liabilities..............................................     5,365,424      6,692,667      6,909,244
Stockholders' equity:
  Common stock, no par value. 1,000 shares authorized, 282 shares
    issued and outstanding...........................................        14,100         14,100         14,100
  Retained earnings..................................................     3,193,342      3,647,155      4,540,711
                                                                       ------------  -------------  -------------
      Total stockholders' equity.....................................     3,207,442      3,661,255      4,554,811
                                                                       ------------  -------------  -------------
      Total liabilities and stockholders' equity.....................  $  8,572,866  $  10,353,922  $  11,464,055
                                                                       ------------  -------------  -------------
                                                                       ------------  -------------  -------------

                See accompanying notes to financial statements.

                               COMPEL CORPORATION

                              STATEMENT OF INCOME

                                                   FOR THE YEAR ENDED                FOR THE NINE MONTHS ENDED
                                                      DECEMBER 31,                         SEPTEMBER 30,
                                       -------------------------------------------  ----------------------------
                                           1994           1995           1996           1996           1997
                                       -------------  -------------  -------------  -------------  -------------

                                                                                            (UNAUDITED)
Contract revenue.....................  $  21,691,207  $  26,293,606  $  32,537,850  $  23,035,599  $  26,374,678
Contract costs.......................     16,943,984     20,192,713     24,806,202     17,472,934     19,402,422
                                       -------------  -------------  -------------  -------------  -------------
      Gross profit...................      4,747,223      6,100,893      7,731,648      5,562,665      6,972,256
Selling, general and administrative
  expenses...........................      4,142,486      4,468,271      4,740,899      3,607,253      4,159,972
                                       -------------  -------------  -------------  -------------  -------------
      Income from operations.........        604,737      1,632,622      2,990,749      1,955,412      2,812,284
                                       -------------  -------------  -------------  -------------  -------------
Other (income) expense:
  Interest expense...................         93,447        189,849        145,528        124,678         89,498
  Interest income....................        (37,164)       (28,419)       (21,797)       (15,291)       (30,828)
  Other expense (income).............        (22,217)       (10,368)       (80,795)       (72,503)       (31,727)
                                       -------------  -------------  -------------  -------------  -------------
                                              34,066        151,062         42,936         36,884         26,943
                                       -------------  -------------  -------------  -------------  -------------
      Income before provision for
        income taxes.................        570,671      1,481,560      2,947,813      1,918,528      2,785,341
                                       -------------  -------------  -------------  -------------  -------------
Provision for state income taxes.....          6,000         21,000         30,000         38,753         50,785
                                       -------------  -------------  -------------  -------------  -------------
Net income...........................  $     564,671  $   1,460,560  $   2,917,813  $   1,879,775  $   2,734,556
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------
Unaudited pro forma information (see
  Note 1):
  Income before provision for income
    taxes............................  $     570,671  $   1,481,560  $   2,947,813  $   1,918,528  $   2,785,341
  Provision for income taxes.........        228,269        592,624      1,179,125        767,411      1,114,136
                                       -------------  -------------  -------------  -------------  -------------
  Pro forma net income...............  $     342,402  $     888,936  $   1,768,688  $   1,151,117  $   1,671,205
                                       -------------  -------------  -------------  -------------  -------------
                                       -------------  -------------  -------------  -------------  -------------

                See accompanying notes to financial statements.

                               COMPEL CORPORATION
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                        COMMON STOCK                        TOTAL
                                                                   ----------------------    RETAINED    STOCKHOLDERS'
                                                                     SHARES      AMOUNT      EARNINGS       EQUITY
                                                                   -----------  ---------  ------------  ------------
Balance at December 31, 1993.....................................         282   $  14,100  $  3,434,500   $3,448,600

  Stockholder distributions......................................                            (1,114,389)  (1,114,389)
  Net income.....................................................                               564,671      564,671
                                                                          ---   ---------  ------------  ------------

Balance at December 31, 1994.....................................         282      14,100     2,884,782    2,898,882

  Stockholder distributions......................................                            (1,152,000)  (1,152,000)
  Net income.....................................................                             1,460,560    1,460,560
                                                                          ---   ---------  ------------  ------------

Balance at December 31, 1995.....................................         282      14,100     3,193,342    3,207,442

  Stockholder distributions......................................                            (2,464,000)  (2,464,000)
  Net income.....................................................                             2,917,813    2,917,813
                                                                          ---   ---------  ------------  ------------

Balance at December 31, 1996.....................................         282      14,100     3,647,155    3,661,255

Unaudited data:
  Stockholder distributions......................................                            (1,841,000)  (1,841,000)
  Net income.....................................................                             2,734,556    2,734,556
                                                                          ---   ---------  ------------  ------------

Balance at September 30, 1997 (unaudited)........................         282   $  14,100  $  4,540,711   $4,554,811
                                                                          ---   ---------  ------------  ------------
                                                                          ---   ---------  ------------  ------------

                See accompanying notes to financial statements.

                               COMPEL CORPORATION

                            STATEMENT OF CASH FLOWS

                                                            FOR THE YEAR ENDED             FOR THE NINE MONTHS ENDED
                                                               DECEMBER 31,                      SEPTEMBER 30,
                                                 ----------------------------------------  --------------------------
                                                     1994          1995          1996          1996          1997
                                                 ------------  ------------  ------------  ------------  ------------

                                                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net income...................................  $    564,671  $  1,460,560  $  2,917,813  $  1,879,775  $  2,734,556
  Adjustments to reconcile net income:
    Deprecation and amortization expense.......       351,553       370,361       381,904       291,154       271,439
    Gain on sale of property, plant and
      equipment................................       (10,603)       (3,710)      (11,385)      (17,027)      (19,545)
    Changes in current assets and liabilities:
      Accounts receivable......................    (1,128,424)     (369,182)     (959,448)   (1,082,316)     (680,896)
      Costs in excess of billings on
        uncompleted contracts..................       393,233       437,722    (1,280,657)      (54,261)     (117,710)
      Inventory................................                    (388,914)      292,560       292,560        96,354
      Prepaid expenses and other current
        assets.................................       (46,244)      (53,705)       24,501       (82,893)      169,476
      Other assets.............................       (28,394)       93,693        37,658        53,916        42,269
      Accounts payable.........................       458,824       (50,357)    1,617,229       235,900      (765,275)
      Accrued expenses.........................      (107,725)       86,789        53,598       451,668       927,806
      Billings in excess of costs on
        uncompleted contracts..................       262,283      (383,846)      999,621       755,692      (664,506)
                                                 ------------  ------------  ------------  ------------  ------------
        Net cash provided by operating
          activities...........................       709,174     1,199,411     4,073,394     2,724,168     1,993,968
                                                 ------------  ------------  ------------  ------------  ------------
Cash flows from investing activities:
  Additions to property and equipment..........      (209,596)     (382,261)     (204,584)     (245,294)     (449,647)
  Proceeds from sale of equipment..............        25,595        35,850        67,422        46,126       128,742
                                                 ------------  ------------  ------------  ------------  ------------
        Net cash used by investing
          activities...........................      (184,001)     (346,411)     (137,162)     (199,168)     (320,905)
                                                 ------------  ------------  ------------  ------------  ------------
Cash flows from financing activities:
  Net borrowings (payments) on line of
    credit.....................................       500,000       100,000    (1,700,000)   (1,545,000)    1,300,000
  Net borrowings (payments) from affiliates and
    stockholders...............................       155,000       (25,000)      675,000       675,000      (230,380)
  Net borrowings (payments) of notes payable...        18,611        37,122       (18,300)      (13,725)     (129,631)
  Proceeds from issuance of long-term debt.....       125,180       500,000                                    85,009
  Payments on long-term debt...................      (268,247)     (355,412)     (432,896)     (104,477)     (301,146)
  Distributions to stockholders................    (1,114,389)   (1,152,000)   (2,464,000)   (1,416,000)   (1,841,000)
                                                 ------------  ------------  ------------  ------------  ------------
        Net cash used by financing
          activities...........................      (583,845)     (895,290)   (3,940,196)   (2,404,202)   (1,117,148)
                                                 ------------  ------------  ------------  ------------  ------------
Net increase (decrease) in cash and cash
  equivalents..................................       (58,672)      (42,290)       (3,964)      120,798       555,915
Cash and cash equivalents at beginning of
  period.......................................       340,629       281,957       239,667       239,667       235,703
                                                 ------------  ------------  ------------  ------------  ------------
Cash and cash equivalents at end of period.....  $    281,957  $    239,667  $    235,703  $    360,465  $    791,618
                                                 ------------  ------------  ------------  ------------  ------------
                                                 ------------  ------------  ------------  ------------  ------------
Supplemental disclosures:
  Interest paid................................  $     97,525  $    189,849  $    145,528  $    124,678  $     89,498
  Income taxes paid............................  $     80,000  $     16,000  $     20,000  $     15,000  $     18,000

                See accompanying notes to financial statements.

                               COMPEL CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS

    Compel Corporation (the Company), a California corporation, is engaged principally in the design, installation and maintenance of wiring, cabling and equipment related to data processing and communications systems. As a general and electrical contractor, the Company serves a wide variety of commercial customers throughout the western United States from offices in California and Arizona.

    Effective October 24, 1997, the Company and its stockholders entered into a definitive agreement with U.S. Office Products Company (U.S. Office Products) pursuant to which U.S. Office Products acquired all outstanding shares of the Company's common stock in exchange for common stock of U.S. Office Products.

    CONTRACT REVENUE AND COST RECOGNITION

    Revenues from fixed-price contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. Management considers costs to be the best available measure of progress on these contracts.

    A contract is considered complete when all significant costs have been incurred and the installation is operating according to specifications or has been accepted by the customer.

    Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

    CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers cash equivalents to include all short-term investments with original maturities of three months or less.

    INVENTORIES

    Inventories are valued at the lower of cost or net realizable value using the first-in, first-out (FIFO) method.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Property and equipment held under capital leases are stated at the present value of minimum lease payments.

    Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets which range between 6 to 15 years. Property and equipment held under capital leases and leasehold improvements are amortized on the straight-line method over the shorter of the lease term or estimated useful life of the asset.

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 prescribes the accounting treatment for long-lived assets, identifiable intangibles and goodwill related to those assets when there are indications that the carrying values of those assets may not be recoverable. The adoption of SFAS No. 121 in 1996 did not have a material effect on the Company's financial position or results of operations.

                               COMPEL CORPORATION

    FEDERAL INCOME TAXES

    The Company has elected to be treated as an S-Corporation for federal income tax purposes and accordingly, no liability for federal income taxes has been recorded. The Company is subject to franchise taxes in the state of California, which has been appropriately reflected in the financial statements. The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal income taxes for the entire periods presented.

    STATE FRANCHISE TAXES

    State franchise taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Realization of the deferred tax asset is dependent an generating sufficient taxable income in future years. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

    USE OF ESTIMATES

    Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

2. DUE FROM AFFILIATE

    Due from affiliate represents amounts due from an affiliated company bearing interest at prime plus 1% and maturing December 31, 1999. The note is secured by the affiliate's accounts receivable, inventory and property and equipment. The outstanding balances, net of current portion, at December 31, 1995 and 1996 are $180,000 and $120,000, respectively, and are included in other assets.

3. CONTRACTS IN PROGRESS

    Amounts included in the financial statements which relate to contracts in progress at December 31 are as follows:

                                                                        1995          1996
                                                                    ------------  ------------
Costs incurred on uncompleted contracts...........................  $  3,738,534  $  6,093,997
Billings on uncompleted contracts.................................     3,478,546     5,552,973
                                                                    ------------  ------------
                                                                    $    259,988  $    541,024
                                                                    ------------  ------------
                                                                    ------------  ------------

                               COMPEL CORPORATION

3. CONTRACTS IN PROGRESS -CONTINUED
    Amounts billed but not paid by customers under retainage provisions amounted to $24,355 and $114,863 for December 31, 1995 and 1996, respectively, are included in accounts receivable.

                                                                         1995         1996
                                                                      ----------  ------------
Included in the accompanying balance sheet under the following captions:
  Costs in excess of billings on uncompleted contracts..............  $  728,040  $  2,008,697
  Billings in excess of costs on uncompleted contracts..............     468,052     1,467,673
                                                                      ----------  ------------
                                                                      $  259,988  $    541,024
                                                                      ----------  ------------
                                                                      ----------  ------------

4. PROPERTY AND EQUIPMENT

    A summary of property and equipment at December 31, 1995 and 1996 is as follows:

                                                                        1995          1996
                                                                    ------------  ------------
Transportation equipment..........................................  $  1,447,655  $  1,422,210
Machinery and equipment...........................................     1,533,360     1,710,497
Furniture and fixtures............................................       152,429       155,772
Leasehold improvements............................................       118,409       118,409
                                                                    ------------  ------------
                                                                       3,251,853     3,406,888
Less accumulated depreciation and amortization....................    (1,951,680)   (2,206,381)
                                                                    ------------  ------------
Property and equipment, net.......................................  $  1,300,173  $  1,200,507
                                                                    ------------  ------------
                                                                    ------------  ------------

    Property and equipment includes property and equipment held under capital leases of $358,204 and $470,029 and related accumulated amortization of $79,185 and $145,931 at December 31, 1995 and 1996, respectively.

    Depreciation expense recorded for the years ended December 31, 1995 and 1996 was $291,176 and $235,973, respectively.

5. LEASES

    At December 31, 1996, the future minimum lease payments under operating and capital leases are as follows:

                                                                         CAPITAL    OPERATING
                                                                          LEASES      LEASES
                                                                        ----------  ----------
YEAR ENDING DECEMBER 31,
  1997................................................................  $  139,041  $  241,314
  1998................................................................     118,755     231,191
  1999................................................................      75,751      92,876
  2000................................................................      28,755      --
  2001................................................................         793      --
                                                                        ----------  ----------
  Total minimum lease payments........................................     363,095  $  565,381
                                                                                    ----------
                                                                                    ----------
  Less estimated executory costs......................................     (18,106)
                                                                        ----------
  Net minimum lease payments..........................................     344,989
  Less imputed interest...............................................     (43,843)
                                                                        ----------
  Present value of net minimum capital lease payments.................     301,146
  Less current portion of obligations under capital leases............    (108,640)
                                                                        ----------
  Obligations under capital leases, excluding current portion.........  $  192,506
                                                                        ----------
                                                                        ----------

                               COMPEL CORPORATION

5. LEASES -CONTINUED
    During the years ended December 31, 1995 and 1996, the Company incurred rent expense of approximately $263,000 and $279,000, respectively.

6. DUE TO AFFILIATES AND STOCKHOLDERS

    A summary of amounts due to affiliates and stockholders at December 31, 1995 and 1996 is as follows:

                                                                           1995        1996
                                                                        ----------  ----------
Prime rate unsecured note payable to an affiliated company, due on
  demand..............................................................  $   50,000  $  500,000
Prime rate plus 2% unsecured notes payable to an affiliated company,
  due on demand.......................................................      80,000     105,000
Prime rate unsecured notes payable to stockholders, due on demand.....      --         200,000
8.25% unsecured note payable to a relative of a stockholder, due on
  demand..............................................................      40,000      40,000
                                                                        ----------  ----------
                                                                        $  170,000  $  845,000
                                                                        ----------  ----------
                                                                        ----------  ----------

7. NOTES PAYABLE

    Notes payable represents a short-term loan from an insurance company. The unsecured note bears interest at 5.49% and is due on demand.

8. BANK LINE OF CREDIT

    The Company has a $2,000,000 revolving line of credit with a bank. The line of credit allows the Company to borrow up to 70% of eligible accounts receivable. Bank advances on the credit line are payable on demand. The Company is given the option to request advances at the bank's prime rate or 2% over the London Interbank Offered Rate (LIBOR). The credit line is secured by all accounts receivable, inventory, equipment and other assets. The credit line is guaranteed by the stockholders of the Company and an affiliated company up to $1,500,000 each. The line of credit agreement contains certain restrictions and covenants. The Company must maintain certain levels of working capital and net worth and maintain certain financial ratios. The line of credit agreement expires May 31, 1997. At December 31, 1995, $1,700,000 was outstanding. At December 31, 1996, no borrowings were outstanding under this agreement. The line of credit agreement has been extended for 90 days which expires on July 31, 1997.

                               COMPEL CORPORATION

9. LONG-TERM DEBT

    A summary of long-term debt as of December 31, 1995 and 1996 is as follows:

                                                                                             1995         1996
                                                                                          -----------  -----------
Prime rate plus 1.5% note payable with monthly installments of $2,136, due June 2003,
  secured by transportation equipment...................................................  $   150,970  $   139,637
8.9% note payable with monthly installments of $349, due August 1998, secured by
  transportation equipment..............................................................        9,912        6,467
6.9% note payable with monthly installments of $533, due November 1997, secured by
  transportation equipment..............................................................       12,701        5,668
London Interbank Offered Rate (LIBOR) plus 2%, note payable to a bank, with monthly installments of $50,000, plus interest, with the entire outstanding balance due in
  full in February 1996, secured by substantially all assets of the Company.............      300,000      --
Prime rate plus 1% note payable to a bank, payable with monthly installments of $7,333,
  plus interest, due May 1996, secured by substantially all assets of the Company.......       15,791      --
Capital lease obligations...............................................................      262,749      301,146
                                                                                          -----------  -----------
                                                                                              752,123      452,918
Less current portion of long-term debt..................................................     (458,086)    (130,656)
                                                                                          -----------  -----------
Long-term debt, excluding current portion...............................................  $   294,037  $   322,262
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    A summary of long-term debt matures as follows:

1997..............................................................  $  22,016
1998..............................................................     16,251
1999..............................................................     14,968
2000..............................................................     16,535
2001..............................................................     18,267
Thereafter........................................................     63,735
                                                                    ---------
                                                                    $ 151,772
                                                                    ---------
                                                                    ---------

10. COMMITMENTS AND CONTINGENCIES

    BUY/SELL AGREEMENT

    The Company has an agreement with its two stockholders which, upon the death of a stockholder, requires the Company to purchase the shares from the stockholder's estate. The purchase price of such shares has been defined in the Agreement and is covered by life insurance.

    LEGAL PROCEEDINGS

    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                               COMPEL CORPORATION

11. BUSINESS AND CREDIT CONCENTRATIONS

    During the year ended December 31, 1995 and 1996, five and three customers accounted for approximately 31% and 29% of the Company's total revenues, respectively. Accounts receivable from these customers totaled $1,180,459 and $682,268 as of December 31, 1995 and 1996, respectively.

    During the year ended December 31, 1995 and 1996, two vendors accounted for approximately 45% and 43% of the Company's purchases, respectively. Accounts payable to these vendors totaled $337,902 and $767,908 as of December 31, 1995 and 1996, respectively.

12. RELATED PARTY TRANSACTIONS

    The stockholders of the Company own significant ownership in several affiliated companies. The principal business activities of the affiliated companies are to design, install, service and maintain data grade environmental conditioning systems; electrical contracting; and manufacturing data cabinets. The Company purchases materials and services, as well as sells materials and services to these affiliated companies.

    The Company is a guarantor of a line of credit totaling $100,000 and an equipment loan totaling $224,500 for an affiliated company.

    During 1995 and 1996, the Company sold approximately $71,000 and $89,000 in materials and services, charged $106,000 and $441,000 in corporate fees and expenses to affiliated companies, respectively. Additionally, the Company purchased $620,000 and $1,151,000 of materials and services from affiliated companies. Included in trade payables at December 31, 1995 and 1996 is $0 and $149,000, respectively, due to affiliated companies.

13. 401(K) RETIREMENT PLAN

    The Company sponsors a 401(k) retirement plan for the benefit of employees who are 21 years of age, have completed at least one year of service and elect to participate in the plan. The Company's management determines, at its discretion, the Company's annual contribution, if any, to the plan. The Company's annual contributions to the plan, if any, will be expensed in the year they accrue. The Company made no contributions to the plan during 1995 or 1996.

14. UNAUDITED INTERIM FINANCIAL INFORMATION

    The interim financial information for the nine month periods ended September 30, 1996 and 1997 have been prepared from the unaudited financial records of the Company and in the opinion of management, reflect all adjustments, consisting only of normal recurring items, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND TECHNOLOGY DISTRIBUTION

    The following table sets forth the fees and expenses payable by the Company in connection with the issuance and distribution of the securities. All of such expenses except the Securities and Exchange Commission registration fee are estimated:

SEC Registration...................................................  $  14,750
Nasdaq Listing Fee.................................................  $       *
Legal Fees and Expenses............................................  $       *
Accounting Fees and Expenses.......................................  $       *
Printing Fees and Expenses.........................................  $       *
Miscellaneous......................................................  $       *
    Total..........................................................  $       *

------------------------

*   To be supplied by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article Nine of Paradigm's Certificate of Incorporation provides that Paradigm shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

    Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

    Article Eight of Paradigm's Certificate of Incorporation states that directors of Paradigm will not be liable to Paradigm or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Paradigm or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the state of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or
(iv) for any transaction from which the director derived an improper personal benefit.

    Article IV of the Paradigm's Bylaws provides that Paradigm shall indemnify its officers and directors (and those serving at the request of Paradigm as an officer or director of another corporation, partnership, joint venture, trust or other enterprise), and may indemnify its employees and agents (and those serving at the request of Paradigm as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if such officer, director, employee or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In a derivative action, indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such officer, director, employee or agent in the defense or settlement of such action or suit, and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Paradigm unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

    Unless the Paradigm Board of Directors otherwise determines in a specific case, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    See index to exhibits.

ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Washington, District of Columbia on March 6, 1998.

                                          PARADIGM CONCEPTS, INC.

                                          By: /s/ JAMES E. CLAYPOOLE

                                             -----------------------------------

                                              Name: James E. Claypoole
                                             Title:  Chairman of the Board of
                                             Directors,
                                                   President and Chief Executive
                                             Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                       CAPACITY                 DATE
-----------------------------------  -------------------------  ----------------
      /s/ JAMES E. CLAYPOOLE         Chief Executive Officer
-----------------------------------  (Principal Executive
        James E. Claypoole           Officer),                   March 6, 1998
                                     President, and Director

    /s/ ELIZABETH M. CLAYPOOLE
-----------------------------------  Principal Financial and     March 6, 1998
      Elizabeth M. Claypoole         Accounting Officer

                                 EXHIBIT INDEX

EXHIBIT    DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
   3.1*    Certificate of Incorporation
   3.2*    Bylaws
   4.1*    Form of certificate representing shares of Common Stock
  5*       Opinion of Wilmer, Cutler & Pickering as to legality of securities being offered
  8*       Tax opinion of Wilmer, Cutler & Pickering
  10.1*    Form of Distribution Agreement among U.S. Office Products, Workflow Graphics, Inc., Paradigm Concept,
           Inc., TDOP, Inc., and School Specialty, Inc.
  10.2*    Form of Tax Allocation Agreement among U.S. Office Products, Workflow Graphics, Inc., Paradigm Concept,
           Inc., TDOP, Inc., and School Specialty, Inc.
  10.3***  Employment Agreement, dated October 15, 1996, between Bay State Computer Group and James E. Claypoole.
  10.4*    Ledecky Services Agreement
  10.5***  Employment Agreement, dated October 15, 1996, between Bay State Computer Group and Elizabeth M.
           Claypoole
  10.6*    Form of Tax Indemnification Agreement among U.S. Office Products, Workflow Graphics, Inc., Paradigm
           Concept, Inc., TDOP, Inc., and School Specialty, Inc.
  10.7*    Form of Employee Benefits Agreement among U.S. Office Products, Workflow Graphics, Inc., Paradigm
           Concept, Inc., TDOP, Inc., and School Specialty, Inc.
  11 *     Statement re computation of per share earnings
  21 *     Subsidiaries of Registrant
  23.1*    Consent of Wilmer, Cutler & Pickering (contained in Exhibits 5 and 8 hereto)
  23.2     Consent of Price Waterhouse, LLP
  23.3     Consent of Rubin, Koehmstedt and Nadler
  23.4     Consent of B.N. Kozin Company
  23.5     Consent of Jonathan Ledecky to be named as a director
  23.6     Consent of James E. Claypoole to be named as director
  27       Financial data schedule

------------------------

*   To be supplied by amendment.

*** Incorporated by reference to the Registrant's Registration Statement on Form
    S-1, File No. 333-46533.